UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No. )

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ALPHABET INC.

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DEAR STOCKHOLDERS	1600 Amphitheatre Parkway Mountain View, California 94043 (650) 253-0000

We are pleased to invite you to participate in our 2021 Annual Meeting of Stockholders (Annual Meeting) to be held on Wednesday, June 2, 2021 at 9:00 a.m., Pacific Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location.

Alphabet stockholders of Class A or Class B common stock (or their proxy holders) as of the close of business on the record date, April 6, 2021 (Record Date), can participate in and vote at our Annual Meeting by visiting www. virtualshareholdermeeting.com/GOOGL21 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (Notice), voting instruction form, or proxy card. All others may view the Annual Meeting through our Investor Relations YouTube channel at www.youtube.com/c/AlphabetIR.

Further details regarding participation in the Annual Meeting and the business to be conducted are described in the Notice you received in the mail and in this proxy statement. We have also made available a copy of our 2020 Annual Report to Stockholders (Annual Report) with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We are constantly focused on improving the ways people connect with information, and believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting. If you want more information, please see the Questions and Answers section of this proxy statement or visit the 2021 Annual Meeting section of our Investor Relations website at https://abc.xyz/investor/other/annual-meeting/.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

Thank you for your ongoing support of, and continued interest in Alphabet.

Sincerely,

SUNDAR PICHAI	JOHN L. HENNESSY
CHIEF EXECUTIVE	CHAIR OF THE
OFFICER	BOARD OF DIRECTORS

APRIL 23, 2021

LETTER FROM THE CHAIR OF THE BOARD OF DIRECTORS

Dear Fellow Stockholders,

When I last wrote to you all as Chair of the Alphabet Board last year, we had just begun to grasp the profound reality of what life would be like during the COVID-19 pandemic. I stressed how the company we are all invested in was stepping up to a truly global challenge – to help people everywhere stay informed, stay connected, stay in business, and, most important, stay healthy, while also helping to sustain and support our workforce.

Twelve months on, we’re still feeling the pandemic’s effects and will for some time. Despite the challenges, Alphabet has responded in a way we can all be proud of. In addition to the products and services that helped people and businesses, we provided significant funding to support the global COVID-19 response, including distance learning, and economic relief and recovery. We worked in partnership with the technology and medical communities to help with exposure notifications and provide authoritative information about COVID-19 and vaccination to millions of our users.

Looking inward, we’ve also made sure to support our most important resource – our people – as they navigate a new reality. As our offices shifted to a work-from-home posture, we made sure that our hourly workers who were affected by reduced work schedules were compensated for the time they would have worked, along with an emergency sick leave fund. For full-time employees, we expanded our carer’s leave program for those dealing with increased caregiving responsibilities. We’ve broadened our mental healthcare offerings, and we’ve rolled out at-home viral testing kits so that employees can monitor their health and help slow the spread of COVID-19 in their communities.

Throughout the year, we also recognized our responsibility to address racial equity issues with the same focus and urgency. We continued the work of creating the most diverse and inclusive workforce possible – to add more diverse employees, and even more importantly, support them once they get here. This summer, in the wake of widespread racial unrest in the U.S., and in partnership with Black employees, we made new commitments to do our part to increase racial equity, within the company and in the wider world in which we operate and live. Among other commitments, we set a goal to improve leadership representation of underrepresented groups by 30 percent by 2025. We also announced a $175 million+ economic opportunity package to support Black business owners, startup founders, job seekers and developers, in addition to YouTube’s $100 million fund to amplify Black creators and artists.

Beyond that, to ensure a fair workplace, this year the Board agreed on a series of industry-leading principles and improvements that incorporated input from both employees and stockholders, including the creation of a new Diversity, Equity, and Inclusion (DEI) Advisory Council, which comprises internal senior executives and external DEI experts. The Board also now reviews the effectiveness of our sexual harassment and retaliation prevention programs, and proposed changes, on a quarterly basis.

Another area of emphasis and bold commitment by us this past year was in sustainability. Building a sustainable company and contributing to a sustainable future has always been core to our values, a central element of our corporate DNA. We’ve always been a leader in sustainability efforts, and now we are making the most ambitious commitments we have ever made to fighting climate change and supporting the generation of clean energy. In September we announced that, over the next decade, we’re committed to:

•	Becoming the first major company to operate on carbon-free energy 24 hours a day, seven days a week in all of our data centers and campuses worldwide.
•	Investing in manufacturing regions to enable 5 gigawatts of new carbon-free energy, which we expect to spur more than $5 billion in clean energy investments.
•	Helping more than 500 cities and local governments reduce an aggregate of 1 gigaton of carbon emissions annually.

To support both our ongoing efforts and new projects that are environmentally or socially responsible, in 2020 we issued $5.75 billion in sustainability bonds, the largest sustainability or green bond by any company in history. The proceeds from these bonds will fund these efforts and allow investors to join us in building a more sustainable future. We believe that these investments benefit our communities, employees and stakeholders, and are an important means of creating value over the long term.

Finally, we are committed to a governance structure that promotes long-term stockholder value creation and accountability. This past year, the Board implemented a majority voting standard for elections of directors. We’ve also amended the charter of our Audit Committee, now the Audit and Compliance Committee, giving it increased oversight on matters related to strategy and financial reporting, competition, civil and human rights, and sustainability, in addition to its existing oversight responsibilities around data privacy and security. Importantly, we will further focus on driving shared accountability amongst our leadership team for behaviors and outcomes that create lasting, meaningful change. In 2022, we intend to introduce a bonus program for members of Google’s senior executive team that will be determined in part by performance supporting the environmental, social, and governance (ESG) goals that have long been a key part of Alphabet and Google’s work.

By no means is this summary of our work exhaustive. The company has made significant progress in continuing to build products, especially in AI, ethically and responsibly; ensuring the privacy and security of our users; supporting quality publishers and promoting quality content online; and doing it all in a landscape where we compete fairly and give our users the most helpful services that we can. Updates to Meet, Search, Maps and many of our other core products over the past year have helped users navigate uncertainty while staying connected and informed. We’ll continue to make our products even more helpful to people who are working, learning, and gathering together remotely, and businesses working to keep their doors open.

The Board has worked closely with Alphabet’s leadership to build the company we all want, and that our users deserve. The Board is grateful for the faith you have placed in us to lead your company out of the rough parts of the last year, into an exciting future – and throughout the years to come. We hope we have repaid that faith with a company that continues to make you as proud as it does us. Thank you for all that you do. The Board looks forward to working with you all in the better days that surely lie ahead.

Very truly yours,

JOHN L. HENNESSY
CHAIR OF THE BOARD OF
DIRECTORS

WEDNESDAY, JUNE 2, 2021
9:00 a.m., Pacific Time

VIRTUAL MEETING

Alphabet stockholders of Class A or Class B common stock (or their proxy holders) as of the close of business on April 6, 2021 can participate in and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOOGL21 and entering the 16-digit control number included in your Notice, voting instruction form, or proxy card. All others may view the Annual Meeting through our Investor Relations YouTube channel at www.youtube.com/c/AlphabetIR.

ITEMS OF BUSINESS

1.	To elect eleven members of the Board of Directors of Alphabet (the Board of Directors) to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.
2.	To ratify the appointment of Ernst & Young LLP as Alphabet’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
3.	To approve Alphabet’s 2021 Stock Plan.
4.	To consider and vote upon the stockholder proposals set forth in the proxy statement, if properly presented.
5.	To consider such other business as may properly come before the meeting.

By order of the Board of Directors,

Sundar Pichai	John L. Hennessy
Chief Executive Officer	Chair of the
Board of Directors

NOTICE

of 2021 Annual Meeting of Stockholders

ADJOURNMENTS AND POSTPONEMENTS

Any action on the items of business described in this Notice may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

RECORD DATE

You are entitled to vote only if you were a stockholder of Alphabet Class A or Class B common stock as of the close of business on April 6, 2021.

MEETING DETAILS

See Annual Meeting of Stockholders on page 9 of this proxy statement for details.

VOTING

Your vote is very important. Whether or not you plan to participate in the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice you received in the mail, the section titled “Questions and Answers About the Proxy Materials and the Annual Meeting” beginning on page 78 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

April 23, 2021

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:	Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, or other holder of record to see which voting methods are available to you.
Vote in Advance of the Meeting
INTERNET	BY TELEPHONE	BY MAIL
Vote your shares at	Call toll-free number	Sign, date, and return your proxy
www.proxyvote.com.	1-800-690-6903.	card in the enclosed envelope
Have your Notice, voting instruction
form, or proxy card for the 16-digit
control number needed to vote.
Vote Online During the Meeting

INTERNET
See page 80 for details on voting your shares during the Annual Meeting through www.virtualshareholdermeeting.com/GOOGL21

This Notice of 2021 Annual Meeting of Stockholders, proxy statement, and form of proxy card are being distributed and made available on or about April 23, 2021.

In this proxy statement, the words “Alphabet,” the “company,” “we,” “our,” “ours,” “us,” and similar terms refer to Alphabet Inc. and its consolidated subsidiaries, unless the context indicates otherwise, and the word “Google” refers to Google LLC, a wholly owned subsidiary of Alphabet.

ALPHABET • 2021 PROXY STATEMENT	6

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at https://abc.xyz/investor/other/annual-meeting/.

ALPHABET • 2021 PROXY STATEMENT	7

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Alphabet under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (Exchange Act), the sections of this proxy statement titled “Report of the Audit and Compliance Committee of the Board of Directors” (to the extent permitted by the rules of the U.S. Securities and Exchange Commission (SEC)) and “Executive Compensation—Leadership Development and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically stated otherwise in such filing.

The content of any websites named, hyperlinked, or otherwise referenced in this proxy statement are not incorporated by reference into this proxy statement on Schedule 14A or in any other report or document we file with the SEC, and any references to such websites are intended to be inactive textual references only.

ALPHABET • 2021 PROXY STATEMENT	8

2021 PROXY STATEMENT SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER, AND YOU SHOULD READ THE ENTIRE PROXY STATEMENT CAREFULLY BEFORE VOTING.

—	ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Virtual Meeting Access:	Record Date:
9:00 a.m., Pacific Time, on Wednesday, June 2, 2021	Alphabet stockholders (or their proxy holders)
can participate in and vote at our Annual
Meeting by visiting www.
virtualshareholdermeeting.com/GOOGL21
and entering the 16-digit control number
included in the Notice, voting instruction
	form, or proxy card	April 6, 2021

All others may view the Annual Meeting through our Investor Relations YouTube channel at www.youtube.com/c/AlphabetIR.

Voting: Holders of Class A or Class B common stock as of the Record Date are entitled to vote. Each share of Class A common stock is entitled to one (1) vote with respect to each director nominee and one (1) vote with respect to each of the proposals to be voted on. Each share of Class B common stock is entitled to ten (10) votes with respect to each director nominee and ten (10) votes with respect to each of the proposals to be voted on. The holders of the shares of Class A common stock and Class B common stock are voting as a single class on all matters. Holders of Class C capital stock have no voting power as to any items of business that will be voted on at the Annual Meeting.

Participating in the Annual Meeting: Our Annual Meeting will be accessible through the Internet only. We have adopted a virtual format for our Annual Meeting to make participation accessible for stockholders from any geographic location with internet connectivity. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all stockholders regardless of their location.

You are entitled to participate in the Annual Meeting only if you were a holder of Class A or Class B common stock as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/GOOGL21, you must enter the 16-digit control number found in the box marked by the arrow for postal mail recipients of the Notice, voting instruction form, or the proxy card, or within the body of the email for electronic delivery recipients.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 30 minutes before the Annual Meeting on June 2, 2021. If you have difficulty accessing the meeting, please call 1-844-986-0822 (toll free) or 1-303-562-9302 (international). We will have technicians available to assist you.

We will also make the Annual Meeting viewable to anyone interested through our Investor Relations YouTube channel at www.youtube.com/c/AlphabetIR.

ALPHABET • 2021 PROXY STATEMENT	9

—	VOTING MATTERS AND VOTE RECOMMENDATIONS

Proposal		Alphabet Board Voting Recommendation	Page Reference (for more detail)
MANAGEMENT PROPOSALS:
(1)	Election of eleven directors	FOR each nominee	53
(2)	Ratification of the appointment of Ernst & Young LLP as Alphabet’s independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR	54
(3)	Approval of Alphabet’s 2021 Stock Plan	FOR	55
STOCKHOLDER PROPOSALS:
(4)	Stockholder proposal regarding equal shareholder voting	AGAINST	61
(5)	Stockholder proposal regarding the nomination of human rights and/or civil rights expert to the board	AGAINST	63
(6)	Stockholder proposal regarding a report on sustainability metrics	AGAINST	65
(7)	Stockholder proposal regarding a report on takedown requests	AGAINST	67
(8)	Stockholder proposal regarding a report on whistleblower policies and practices	AGAINST	69
(9)	Stockholder proposal regarding a report on charitable contributions	AGAINST	71
(10)	Stockholder proposal regarding a report on risks related to anticompetitive practices	AGAINST	73
(11)	Stockholder proposal regarding a transition to a public benefit corporation	AGAINST	75

Vote in Advance of the Meeting	Vote Online During the Meeting

Vote your shares at www.proxyvote.com. Have your Notice, voting instruction form, or proxy card for the 16-digit control number needed to vote.	See page 80 for details on voting your shares during the Annual Meeting through www.virtualshareholdermeeting. com/GOOGL21

Call toll-free number 1-800-690-6903.

Sign, date, and return the enclosed proxy card or voting instruction form.

ALPHABET • 2021 PROXY STATEMENT	10

—	CORPORATE GOVERNANCE

We are committed to a corporate governance structure that promotes long-term stockholder value creation by providing effective leadership and Board of Directors composition while providing our stockholders with both the opportunity to provide direct feedback and key substantive rights to ensure accountability. Our Board of Directors believes that having a mix of directors with complementary qualifications, expertise, experience, and attributes is essential to meeting its oversight responsibility, representing the best interests of our stockholders, and providing practical insights and diverse perspectives.

Effective Board Oversight

Declassified Board with all members standing for election annually
Majority voting standard for elections of directors
Independent Chair of the Board, separate from Chief Executive Officer role
Fully independent Audit and Compliance Committee, Leadership Development and Compensation Committee, and Nominating and Corporate Governance Committee
Diverse Board in terms of gender, race, experience, skills, and tenure
Regular executive sessions of independent directors
Annual Board and Committee evaluations
Review of each Committee Chair at least every three years
Orientation and continuing education programs for directors
Minimum stock ownership requirements for directors and executive officers

ALPHABET • 2021 PROXY STATEMENT	11

—	EXECUTIVE COMPENSATION

We design our executive officer compensation programs to attract and retain the world’s best talent, support Alphabet’s culture of innovation and performance, and align employee and stockholder interests. We achieve our objectives through compensation that:

Sound Program Design

Provides a competitive total pay opportunity
Consists primarily of stock-based compensation, including performance stock awards with payout based on long-term company performance, aligning executives’ interests with stockholders
Enhances long-term focus through multi-year vesting of stock awards
Does not encourage unnecessary and excessive risk taking

Our leading practices in executive compensation include:

Best Practices in Executive Compensation

Minimum stock ownership requirements
No excessive perquisites (no executive-only club memberships or medical benefits)
No employment contracts or change in control benefits
A policy prohibiting pledging and hedging ownership of Alphabet stock
No executive-only retirement programs

ALPHABET • 2021 PROXY STATEMENT	12

—	2021 DIRECTOR NOMINEES

The following table provides summary information about each director nominee as of April 23, 2021.

	Director				Membership on Standing Committees
Name	Since	Occupation	Experience/Qualification	Independent	ACC	LDCC	NCGC	EC
Larry Page	1998	Co-Founder	Leadership, Technology, Global
Sergey Brin	1998	Co-Founder	Leadership, Technology, Global
Sundar Pichai	2017	Chief Executive Officer, Alphabet and Google	Leadership, Technology, Global
John L. Hennessy†	2004	Former President of Stanford University	Leadership, Education, Technology
Frances H. Arnold	2019	Linus Pauling Professor of Chemical Engineering, Bioengineering and Biochemistry at California Institute of Technology	Leadership, Education, Science
L. John Doerr	1999	General Partner and Chairman of Kleiner Perkins	Leadership, Technology, Finance, Global, Industry
Roger W. Ferguson Jr.	2016	President and Chief Executive Officer of TIAA(1)	Leadership, Finance, Global
Ann Mather	2005	Former Executive Vice President and Chief Financial Officer of Pixar	Leadership, Finance, Global
Alan R. Mulally	2014	Former Chief Executive Officer and President of Ford Motor Company	Leadership, Finance, Global, Industry
K. Ram Shriram	1998	Managing Partner of Sherpalo Ventures	Leadership, Technology, Finance, Global, Industry
Robin L. Washington	2019	Former Executive Vice President and Chief Financial Officer of Gilead Sciences	Leadership, Technology, Finance, Global, Industry

ACC	Audit and Compliance Committee
LDCC	Leadership Development and Compensation Committee
NCGC	Nominating and Corporate Governance Committee
EC	Executive Committee
Committee Chair
Audit Committee Financial Expert
†	Chair of the Board of Directors
(1)	Roger has announced his plan to retire as President and Chief Executive Officer of TIAA effective May 2021

—	AUDITORS

We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Set forth below is summary information with respect to the fees paid or accrued by us for the audit and other services provided by Ernst & Young LLP during 2019 and 2020 (in thousands).

	2019 ($)	2020 ($)
Audit Fees	20,112	21,718
Audit-Related Fees	7,185	6,652
Tax Fees	1,944	988
Other Fees	608	1,871
TOTAL FEES	29,848	31,229

ALPHABET • 2021 PROXY STATEMENT	13

ALPHABET • 2021 PROXY STATEMENT	14

Back to Contents

ALPHABET • 2021 PROXY STATEMENT	15

Back to Contents

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Corporate Governance Highlights

Our Board of Directors is composed of highly experienced directors who have led, advised, and established leading global organizations and institutions. Our Board of Directors has taken a thoughtful approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the company and that enable them to provide oversight of management to ensure accountability to our stockholders. Our directors have extensive backgrounds as entrepreneurs, technologists, operational and financial experts, academics, scientists, investors, advisors, nonprofit board members, and government leaders. In addition, we have worked hard to strike the right balance between long-term understanding of our business and fresh external perspectives, adding three new directors in the past five years, as well as to ensure diversity of backgrounds and perspectives within the boardroom.

Our Director Nominees

ALPHABET • 2021 PROXY STATEMENT	16

Back to Contents
1	Corporate Governance	2	Director and Executive Compensation	3	Audit Matters	4	Management and Stockholder Proposals	5	Questions and Answers

—	DIRECTORS AND EXECUTIVE OFFICERS

The names of our directors and executive officers and their ages, positions, and biographies as of April 23, 2021 are set forth below. Our executive officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Larry Page	48	Co-Founder and Director
Sergey Brin	47	Co-Founder and Director
Sundar Pichai	48	Chief Executive Officer, Alphabet and Google, and Director
John L. Hennessy	68	Chair of the Board
Frances H. Arnold	64	Director
L. John Doerr	69	Director
Roger W. Ferguson Jr.	69	Director
Ann Mather	61	Director
Alan R. Mulally	75	Director
K. Ram Shriram	64	Director
Robin L. Washington	58	Director
Ruth M. Porat	63	Senior Vice President, and Chief Financial Officer, Alphabet and Google
Prabhakar Raghavan	60	Senior Vice President, Google
Philipp Schindler	50	Senior Vice President, Chief Business Officer, Google
Kent Walker	60	Senior Vice President, Global Affairs, and Chief Legal Officer, Google; Corporate Secretary, Alphabet

LARRY PAGE
Director since: 1998 Co-Founder	Larry Page is one of Google’s Co-Founders and has served as a member of our Board of Directors since its inception in September 1998. Larry previously served as Google’s Chief Executive Officer from April 2011 to October 2015, and as Alphabet’s Chief Executive Officer from October 2015 to December 2019. From July 2001 to April 2011, Larry served as Google’s President, Products. In addition, from September 1998 to July 2001, Larry served as Google’s Chief Executive Officer, and from September 1998 to July 2002, as Google’s Chief Financial Officer. Larry holds a Bachelor of Science degree in engineering, with a concentration in computer engineering, from the University of Michigan and a Master of Science degree in computer science from Stanford University.

SERGEY BRIN
Director since: 1998 Co-Founder	Sergey Brin is one of Google’s Co-Founders and has served as a member of our Board of Directors since its inception in September 1998. Sergey previously served as Google’s President from May 2011 to October 2015, and as Alphabet’s President from October 2015 to December 2019. From July 2001 to April 2011, Sergey served as Google’s President, Technology and Co-Founder. In addition, from September 1998 to July 2001, Sergey served as Google’s President and Chairman of Google’s Board of Directors. Sergey holds a Bachelor of Science degree with high honors in mathematics and computer science from the University of Maryland at College Park and a Master of Science degree in computer science from Stanford University.

ALPHABET • 2021 PROXY STATEMENT	17

Back to Contents
1	Corporate Governance	2	Director and Executive Compensation	3	Audit Matters	4	Management and Stockholder Proposals	5	Questions and Answers

SUNDAR PICHAI
Director since: 2017 Chief Executive Officer, Alphabet and Google	Sundar Pichai, Chief Executive Officer of Alphabet since December 2019 and Google since October 2015, has served as a member of our Board of Directors since July 2017. Sundar previously served as Google’s Senior Vice President of Products from October 2014 to October 2015, and as Google’s Senior Vice President of Android, Chrome and Apps from March 2013 to October 2014. Since joining Google in April 2004, Sundar has held various positions, including Google’s Senior Vice President, Chrome and Apps; Senior Vice President, Chrome; and Vice President, Product Management. Prior to joining Google, Sundar worked in engineering and product management at Applied Materials, Inc., a semiconductor company, and in management consulting at McKinsey & Company, a management consulting firm. Sundar holds a Bachelor of Engineering degree with honors in metallurgical engineering from the Indian Institute of Technology Kharagpur, a Master of Science degree in materials science and engineering from Stanford University, and a Master of Business Administration degree from The Wharton School of the University of Pennsylvania.

JOHN L. HENNESSY
Director since: 2004	John L. Hennessy has served as a member of our Board of Directors since April 2004 and as Chair of the Board of Directors since January 2018. John previously served as our Lead Independent Director from April 2007 to January 2018. John is the James F. and Mary Lynn Gibbons Professor of Computer Science and Electrical Engineering in the Stanford School of Engineering, and the Shriram Family Director of Stanford’s Knight-Hennessy Scholars, a graduate-level scholarship program. John served as the President of Stanford University from September 2000 to August 2016. From 1994 to August 2000, John held various positions at Stanford, including Dean of the Stanford University School of Engineering and Chair of the Stanford University Department of Computer Science. John was previously a director and a member of the nominating and governance committee and acquisition committee of Cisco Systems, Inc., a networking equipment company, from January 2002 to December 2018. He also serves as a trustee of the Gordon and Betty Moore Foundation and as a director of the Chan Zuckerberg Biohub. John holds a Bachelor of Science degree in electrical engineering from Villanova University and a Master of Science degree and a Doctoral degree in computer science from the State University of New York, Stony Brook.

FRANCES H. ARNOLD
Director since: 2019	Frances H. Arnold has served as a member of our Board of Directors since December 2019. Frances manages a research group, is the Linus Pauling Professor of Chemical Engineering, Bioengineering and Biochemistry, and is a Director of the Donna and Benjamin M. Rosen Bioengineering Center, all at the California Institute of Technology. She joined the California Institute of Technology in 1986 and has served as a Visiting Associate, Assistant Professor, Professor, and Director. Frances’s laboratory focuses on protein engineering by directed evolution, with applications in alternative energy, chemicals, and medicine. She has been appointed co-chair of the President’s Council of Advisors on Science & Technology by President Biden. Frances is the recipient of numerous honors, including the Nobel Prize in Chemistry, the Millennium Technology Prize, induction into the National Inventors Hall of Fame, Fellow of the National Academy of Inventors, the ENI Prize in Renewable and Nonconventional Energy, the U.S. National Medal of Technology and Innovation, and the Charles Stark Draper Prize of the U.S. National Academy of Engineering. Frances is an elected member of all three U.S. National Academies of Science, Medicine, and Engineering, as well as the American Academy of Arts and Sciences. Frances has been a member of the board of directors of Illumina, Inc., a provider of integrated systems for the analysis of genetic variation and biological function, since 2016, and serves as chair of its science and technology committee and as a member of the nominating and corporate governance committee. Frances holds a Bachelor of Science degree in mechanical and aerospace engineering from Princeton University and a Doctoral degree in chemical engineering from the University of California, Berkeley.

ALPHABET • 2021 PROXY STATEMENT	18

Back to Contents
1	Corporate Governance	2	Director and Executive Compensation	3	Audit Matters	4	Management and Stockholder Proposals	5	Questions and Answers

L. JOHN DOERR
Director since: 1999	L. John Doerr has served as a member of our Board of Directors since May 1999. John has been a General Partner of Kleiner Perkins, a venture capital firm, since August 1980. John has been a member of the board of directors of Amyris, Inc., a renewable products company, since May 2006, and serves as chair of its nominating and governance committee; Coursera Inc., a provider of learning platform, since December 2011, and serves on its nominating and corporate governance committee; DoorDash, Inc., a logistics platform company, since March 2015, and serves as chair of its nominating and governance committee; and QuantumScape Corporation, a breakthrough battery company, since December 2010, and serves as chair of its nominating and governance committee. John was previously a director of Bloom Energy Corporation, a green energy company, from May 2002 to April 2021, and a director of Zynga, Inc., a provider of social game services, from April 2013 to May 2017. John holds a Bachelor of Science degree in electrical engineering, a Master of Science degree in electrical engineering from Rice University, and a Master of Business Administration degree from Harvard Business School.

ROGER W. FERGUSON JR.
Director since: 2016	Roger W. Ferguson Jr. has served as a member of our Board of Directors since June 2016. Roger has served as the President and Chief Executive Officer of TIAA, a major financial services company, since April 2008, and has announced his plan to retire effective May 2021. He joined TIAA after his tenure at Swiss Re, a global reinsurance company, where he served as Chairman of the firm’s America Holding Corporation, Head of Financial Services, and a member of the Executive Committee from 2006 to 2008. Prior to that, Roger joined the Board of Governors of the U.S. Federal Reserve System in 1997 and served as its Vice Chairman from 1999 to 2006. From 1984 to 1997, he was an associate and partner at McKinsey & Company. Roger has been a member of the board of directors of General Mills, Inc., a manufacturer and marketer of branded consumer foods, since December 2015, and serves as chair of its finance committee and as a member of its corporate governance committee; and International Flavors & Fragrances, Inc., a creator of flavors and fragrances, since April 2010, and serves as chair of its compensation committee. Roger is also a member of the Smithsonian Institution’s Board of Regents and serves on the New York State Insurance Advisory Board. He is a fellow of the American Academy of Arts and Sciences and co-chairs its Commission on the Future of the Undergraduate Education. He is currently Chairman of the Conference Board and serves on the boards of the American Council of Life Insurers, the Institute for Advanced Study, the Memorial Sloan Kettering Cancer Center, and Teachers College of Columbia University. He is a fellow of the American Philosophical Society and a member of the Economic Club of New York, the Council on Foreign Relations, and the Group of Thirty. Roger holds a Bachelor of Arts degree in economics, a Doctoral degree in economics, and a Juris Doctor degree, all from Harvard University.

ANN MATHER
Director since: 2005	Ann Mather has served as a member of our Board of Directors since November 2005. Ann has been a member of the board of directors of Airbnb, Inc., a home sharing platform company, since August 2018, and serves as chair of its audit committee; Arista Networks, Inc., a computer networking company, since June 2013, and serves as chair of its audit committee; Bumble Inc., a social network company, since March 2020, and serves as its nonexecutive chair of the board; and Netflix, Inc., a streaming media company, since July 2010, and serves as chair of its audit committee. Ann has also been an independent trustee to the Dodge & Cox Funds board of trustees since May 2011. Ann was previously a director of Glu Mobile Inc., a publisher of mobile games, from September 2005 to February 2021, and a director of Shutterfly, Inc., an internet-based image publishing company, from May 2013 to September 2019. From 1999 to 2004, Ann was Executive Vice President and Chief Financial Officer of Pixar, a computer animation film studio. Prior to her service at Pixar, Ann was Executive Vice President and Chief Financial Officer of Village Roadshow Pictures, the film production division of Village Roadshow Limited. Ann holds a Master of Arts degree from Cambridge University in England, is an honorary fellow of Sidney Sussex College, Cambridge, and is a chartered accountant.

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ALAN R. MULALLY
Director since: 2014	Alan R. Mulally has served as a member of our Board of Directors since July 2014. Alan served as President and Chief Executive Officer of Ford Motor Company, a global automotive company, from September 2006 through June 2014. Alan was previously a director of Ford and served on its finance committee from September 2006 through June 2014. From March 2001 to September 2006, Alan served as Executive Vice President of the Boeing Company and President and Chief Executive Officer of Boeing Commercial Airplanes, Inc. He also was a member of the Boeing Executive Council. Prior to that time, he served as President of Boeing’s space and defense business. Alan served as co-chair of the Washington Competitiveness Council and sat on the advisory boards of NASA, the University of Washington, the University of Kansas, the Massachusetts Institute of Technology, and the U.S. Air Force Scientific Advisory Board. He is a member of the U.S. National Academy of Engineering and a fellow of England’s Royal Academy of Engineering. Alan holds a Bachelor of Science and Master of Science degrees in aeronautical and astronautical engineering from the University of Kansas, and a Master of Science degree in management from the Massachusetts Institute of Technology as a 1982 Alfred P. Sloan fellow.

K. RAM SHRIRAM
Director since: 1998	K. Ram Shriram has served as a member of our Board of Directors since September 1998. Ram has been a managing partner of Sherpalo Ventures, LLC, an angel venture investment company, since January 2000. From August 1998 to September 1999, Ram served as Vice President of Business Development at Amazon.com, Inc., an internet retail company. Prior to that, Ram served as President at Junglee Corporation, a provider of database technology, which was acquired by Amazon.com in 1998. Ram was an early member of the executive team at Netscape Communications Corporation. Ram is a board member on the Stanford Health Care Board of Trustees, as well as a member of the Council on Foreign Relations. Ram holds a Bachelor of Science degree in mathematics from the University of Madras, India.

ROBIN L. WASHINGTON
Director since: 2019	Robin L. Washington has served as a member of our Board of Directors since April 2019. Robin served as the Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc., a biopharmaceutical company, from May 2008 to November 2019 where she oversaw Global Finance, Facilities and Operations, Investor Relations, and the Information Technology organizations. Robin remained with Gilead in an advisory capacity from November 2019 until March 2020. From January 2006 to June 2007, Robin served as Chief Financial Officer of Hyperion Solutions Corporation, an enterprise software company. Prior to Hyperion, Robin served in a number of executive positions with PeopleSoft, Inc., a provider of enterprise application software. Robin also served as Senior Vice President and Corporate Controller of PeopleSoft along with several other senior financial roles at the company from 1996 to 2005. Prior to PeopleSoft, Robin was Director of Finance for Tandem Computers, an Accounting Analyst for the Federal Reserve Bank of Chicago, and a Senior Auditor for Deloitte & Touche. Robin has been a member of the board of directors of Honeywell International, Inc., a diversified technology and manufacturing company, since April 2013, and serves as a member of its audit committee; salesforce.com, inc., a provider of customer relationship management technology, since September 2013, and serves as chair of its audit committee; and Vertiv Holdings Co., a provider of digital infrastructure technology, since February 2020, and serves as a member of its audit committee. Robin also serves on the Board of Visitors, Graziadio School of Business and Management, Pepperdine University; the President’s Council & Ross Business School Advisory Board, University of Michigan; and the UCSF Benioff Children’s Hospital Oakland Board of Directors. Robin holds a Bachelor of Arts degree in Business Administration from the University of Michigan, a Master of Business Administration degree from Pepperdine University, and is a certified public accountant.

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RUTH M. PORAT
Senior Vice President, Chief Financial Officer, Alphabet and Google	Ruth M. Porat joined Google as Senior Vice President and Chief Financial Officer in May 2015 and held the same title at Alphabet since it was created in October 2015. She is responsible for Finance, Business Operations and Real Estate & Workplace Services. Prior to joining Google, Ruth was Executive Vice President and Chief Financial Officer of Morgan Stanley, and held roles there that included Vice Chairman of Investment Banking, Co-Head of Technology Investment Banking, and Global Head of the Financial Institutions Group. Ruth has been a member of the board of directors of The Blackstone Group Inc., a financial services company, since June 2020, and serves as a member of its audit committee. Ruth also serves as a member of the board of directors of Stanford Management Company, the board of directors of the Council on Foreign Relations, a member of the advisory council of the Hutchins Center on Fiscal and Monetary Policy at the Brookings Institution, and a member of the Economic Strategy Group at the Aspen Institute. Ruth holds a Bachelor of Arts degree from Stanford University, a Master of Science degree from The London School of Economics, and a Master of Business Administration degree from The Wharton School of the University of Pennsylvania.

PRABHAKAR RAGHAVAN
Senior Vice President, Google	Prabhakar Raghavan has served as Senior Vice President of Google since November 2018. He is responsible for Google Search, Assistant, Geo, Ads, Commerce, and Payments products. Previously, he served as Senior Vice President, Ads, from October 2018 to June 2020, and as Vice President, Apps, from May 2014 to October 2018. Prior to joining Google in March 2012, Prabhakar founded and led Yahoo! Labs, served as the chief technology officer at Verity, and held various positions over the course of fourteen years at IBM Research. Prabhakar is a member of the National Academy of Engineering; a Fellow of the Association for Computing Machinery and the Institute of Electrical and Electronic Engineers (IEEE), and was a Consulting Professor of Computer Science at Stanford University. In 2009, he was awarded a Laurea honoris causa from the University of Bologna. Prabhakar holds a Bachelor of Technology degree from the Indian Institute of Technology Madras and a Doctoral degree in electrical engineering and computer science from the University of California, Berkeley.

PHILIPP SCHINDLER
Senior Vice President, Chief Business Officer, Google	Philipp Schindler has served as Senior Vice President, Chief Business Officer of Google since August 2015, overseeing global and regional sales activities for Google and YouTube, global technical and consumer support and operations, partnership and business development teams across key product areas. Philipp previously served as Vice President of Global Sales and Operations from January 2012 to July 2015; as President for Northern and Central Europe from June 2009 to January 2012; and as Managing Director, Germany, Switzerland, Austria and Nordics from September 2005 to June 2009. Prior to joining Google, Philipp served as a senior vice president at AOL Germany, and prior to that, Philipp served as the head of marketing at CompuServe in Germany, a subsidiary of AOL Inc. Philipp holds a Diplom Kaufmann (Master of Business Administration) degree with distinction in business administration and management from the European Business School in Oestrich-Winkel, Germany. He is also a scholar of the Studienstiftung des deutschen Volkes, the German Academic Scholarship Foundation.

KENT WALKER
Senior Vice President, Global Affairs, and Chief Legal Officer, Google, and Corporate Secretary, Alphabet	Kent Walker has served as Senior Vice President, Global Affairs, and Chief Legal Officer of Google since June 2018 and Corporate Secretary of Alphabet since January 2020. He oversees teams responsible for content policy, government affairs, legal matters, philanthropy, and responsible innovation. Since joining Google in 2006, he has led Google’s advocacy on competition, content, copyright, and privacy. He previously served as Senior Vice President and General Counsel of Google from December 2010 to 2019 and as Vice President and General Counsel of Google from November 2006 to December 2010. He served as the first chair of the Global Internet Forum to Counter Terrorism and chairs Google’s Advanced Technology Review Council. He previously served as an Assistant U.S. Attorney in San Francisco and Washington D.C. and went on to hold executive positions at Netscape, AOL, and eBay. He currently serves on the Board of Overseers of Harvard University. Kent holds a Bachelor of Arts degree in social studies from Harvard University and a Juris Doctor degree from Stanford Law School.

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—	CORPORATE GOVERNANCE AND BOARD MATTERS

We have adopted a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer), and employees, known as the Alphabet Code of Conduct. We have also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws, and charters of the standing committees of our Board of Directors, form the framework for our corporate governance. The Alphabet Code of Conduct and Corporate Governance Guidelines are available on the Investor Relations section of our website at https://abc.xyz/investor/. We will post amendments to the Alphabet Code of Conduct or any waivers of the Alphabet Code of Conduct for directors and executive officers on the same website.

Stockholders may request printed copies of the Alphabet Code of Conduct, the Corporate Governance Guidelines, and committee charters at no charge by sending inquiries to:

Investor Relations Alphabet Inc. 1600 Amphitheatre Parkway Mountain View, California 94043	Email: investor-relations@abc.xyz

Board Meetings

During 2020, the Board of Directors held four meetings and acted by unanimous written/electronic consent three times. Each director attended at least 75% of all Board of Directors and applicable committee meetings. We encourage our directors to attend our annual meetings of stockholders. Ten directors attended Alphabet’s 2020 Annual Meeting of Stockholders.

Board Leadership Structure

In January 2018, John L. Hennessy, the then Lead Independent Director, was appointed to serve as Alphabet’s Chair of the Board. In December 2019, Sundar became the Chief Executive Officer of Alphabet.

The Board of Directors believes that this leadership structure, which separates the Chair and Chief Executive Officer roles, is appropriate at this time in light of the evolution of Alphabet’s business and operating environment. In particular, the Board of Directors believes that this structure clarifies the individual roles and responsibilities of Chief Executive Officer and Chair, streamlines decision-making, and enhances accountability. John, a long-standing member of the Board, has in-depth knowledge of the issues, challenges, and opportunities facing us. As such, the Board of Directors believes that he is best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. His role enables decisive leadership, ensures clear accountability, and enhances the ability to communicate our messages and strategy.

Each of the director nominees standing for election, other than Larry, Sergey, and Sundar, is independent (see “Director Independence” on page 27 of this proxy statement), and the Board of Directors believes that the independent directors provide effective oversight of management.

Board Committees

Our Board of Directors is currently composed of eleven directors. Our Board of Directors has the following four standing committees:

1.	an Audit and Compliance Committee,
2.	a Leadership Development and Compensation Committee,
3.	a Nominating and Corporate Governance Committee, and
4.	an Executive Committee.

From time to time, the Board of Directors may also establish ad hoc committees to address particular matters. Each of the standing committees operates under a written charter adopted by the Board of Directors. All of the current standing committee charters are available on the Investor Relations section of our website at https://abc.xyz/investor/other/board/. Printed copies of the charters are available at no charge to any stockholder who requests them by following the instructions above.

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The membership and meetings during 2020 and the primary functions of each of the standing committees are described below.

Board of Directors	Audit and Compliance Committee	Leadership Development and Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Larry Page
Sergey Brin
Sundar Pichai
John L. Hennessy*
Frances H. Arnold*
L. John Doerr*
Roger W. Ferguson Jr.*
Ann Mather*
Alan R. Mulally*
K. Ram Shriram*
Robin L. Washington(1)*

Member
Committee Chair
*	Independent Director
(1)	Robin was appointed Chair of the Leadership Development and Compensation Committee effective January 19, 2021.

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Audit and Compliance Committee

The main function of our Audit and Compliance Committee is to oversee our accounting and financial reporting processes, oversee our relationship with our independent auditors, provide oversight regarding significant financial matters, and review and discuss with management the company’s major risk exposures. The Audit and Compliance Committee’s responsibilities include:

•

Selecting, hiring, and compensating our independent auditors.

•

Approving the audit and non-audit services to be performed by our independent auditors.

•

Evaluating the qualifications, performance, and independence of our auditors.

•

Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

•

Overseeing the risks and exposures associated with (1) financial matters, and in particular, financial strategy, financial reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters; (2) data privacy and security, competition, civil and human rights, sustainability, and reputational risks; and (3) our operations and infrastructure, particularly reliability, business continuity and capacity.

•

Overseeing the design, implementation, adequacy and effectiveness of internal controls and reviewing the appointment of an internal auditing executive and reviewing any significant issues raised by the internal audit team.

•

Reviewing with management and the independent auditors our annual audited financial statements, quarterly financial statements, earnings announcements, and other public announcements regarding our results of operations.

•

Reviewing regulatory filings with management and our independent auditors.

•

Preparing any report the SEC requires for inclusion in our annual proxy statement.

•

Obtaining, reviewing, and discussing reports from the independent auditors about all critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles, ramifications of their use, and other material written communications between the independent auditors and our management.

•

Reviewing and approving related party transactions.

•

Establishing and overseeing processes and procedures for the receipt, retention, and treatment of complaints and confidential and anonymous employee submissions about accounting, internal accounting controls, or audit matters.

•

Reviewing and approving policies related to insider trading, related party transactions, investments and accounting for marketable securities, hedging, code of conduct, and global commitment and signature authority, and reviewing the implementation and effectiveness of these policies and Alphabet’s overall compliance program.

During 2020, the Audit and Compliance Committee held six meetings and acted by unanimous written/electronic consent three times.

Our Audit and Compliance Committee currently comprises Ann (Chair), Roger, and Alan, each of whom is a non-employee member of our Board of Directors. Our Board of Directors has determined that each of the directors serving on our Audit and Compliance Committee is independent within the meaning of the rules of the SEC and the Listing Rules of the NASDAQ Stock Market (NASDAQ).

The Board of Directors has determined that, based on her professional qualifications and experience described above, Ann is an audit committee financial expert as defined under the rules of the SEC, and that each member of the Audit and Compliance Committee is able to read and understand fundamental financial statements as required by the Listing Rules of NASDAQ.

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Leadership Development and Compensation Committee

The purpose of our Leadership Development and Compensation Committee is to oversee our compensation programs for the members of the Board of Directors and our employees.The Leadership Development and Compensation Committee’s responsibilities include:

•

Reviewing and approving our general compensation strategy.

•

Establishing annual and long-term performance goals for our senior management.

•

Conducting and reviewing with our Board of Directors an annual evaluation of the performance of our senior management, as appropriate.

•

Evaluating the competitiveness of the compensation of our senior management.

•

Reviewing and approving the selection of our peer companies for the purposes of benchmarking compensation.

•

Reviewing and approving all salaries, bonuses, equity awards, perquisites, post-service arrangements, stock ownership requirements, and other compensation and benefit plans for Alphabet’s Chief Executive Officer and other members of senior management.

•

Reviewing and approving the terms of any offer letters, employment agreements, termination agreements or arrangements, change-in-control agreements, indemnification agreements, and other material agreements between us, on the one hand, and our Chief Executive Officer or member of senior management, on the other.

•

Acting as the administering committee for our stock and bonus plans and for any equity, cash, or similar compensation arrangements that may be adopted by us from time to time.

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Providing oversight for our overall compensation plans and benefit programs for employees, monitoring trends in executive and overall compensation, and making recommendations to the Board of Directors with respect to improvements to such plans and programs or the adoption of new plans and programs.

•

Reviewing and recommending to our Board of Directors for approval compensation programs and stock ownership requirements, as well as salaries, fees, bonuses, and equity awards for the non-employee members of our Board of Directors in conjunction with the Nominating and Corporate Governance Committee.

•

Reviewing plans for the development, retention, and succession of our senior management.

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Reviewing executive education and development programs.

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Monitoring total equity usage for compensation and establishing appropriate equity dilution levels.

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Reviewing and discussing with management the annual Compensation Discussion and Analysis (CD&A) disclosure and the related narrative and tabular presentations regarding named executive officer compensation and, based on this review and these discussions, making a recommendation to include the CD&A disclosure and the tabular presentations in our annual public filings.

•

Preparing and approving the annual Leadership Development and Compensation Committee Report to be included in our annual public filings.

•

Overseeing risks and exposures associated with leadership assessment, management succession planning, and the operation and structure of compensation programs and arrangements, including incentive plans.

•

Investigating any matters brought to its attention, with full access to all books, records, facilities, and employees.

During 2020, the Leadership Development and Compensation Committee held four meetings and acted by unanimous written/electronic consent eleven times.

Our Leadership Development and Compensation Committee currently comprises Robin (Chair), L. John Doerr, and Ram, each of whom is a non-employee member of our Board of Directors. Our Board of Directors has determined that each of the directors serving on our Leadership Development and Compensation Committee is independent as defined in the Listing Rules of NASDAQ.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s purpose is to assist our Board of Directors in identifying individuals qualified to become members of our Board of Directors consistent with criteria set by our Board of Directors and as provided in the Corporate Governance Guidelines, to oversee the evaluation of the Board of Directors and management, and to develop and update our corporate governance principles. The Nominating and Corporate Governance Committee’s responsibilities include:

•

Evaluating the composition, size, tenure, organization, and governance of the Board of Directors and its committees, determining future requirements, and making recommendations to the Board of Directors about the appointment of directors to our committees, and the selection of chairs of these committees.

•

Reviewing the chair of each committee at least every three years and making recommendations to the Board of Directors.

•

Periodically reviewing and recommending to our Board of Directors for approval compensation programs for non-employee members of our Board of Directors in conjunction with the Leadership Development and Compensation Committee.

•

Reviewing and recommending to our Board of Directors director independence determinations made with respect to continuing and prospective directors.

•

Reviewing and recommending to the Board of Directors Section 16 officer determinations with respect to our executive officers.

•

Establishing a policy for considering director nominees for election to our Board of Directors.

•

Recommending ways to enhance communications and relations with our stockholders.

•

Evaluating and recommending candidates for election to our Board of Directors consistent with criteria approved by the Board of Directors and as provided by the Corporate Governance Guidelines, including nominees recommended by stockholders and nominees to fill interim vacancies.

•

Reviewing, and determining whether to recommend that the Board of Directors accept, the resignation of any director who has tendered his or her resignation in accordance with the Corporate Governance Guidelines.

•

Overseeing our Board of Directors’ performance and annual self-evaluation process and developing continuing education programs for our directors.

•

Evaluating whether a director who notifies our Board of Directors of a change in job responsibilities continues to satisfy the Board’s membership criteria and independence requirements and recommending action to be taken, if any, with respect to the director.

•

Evaluating and recommending to the Board of Directors termination of service of individual members of the Board of Directors as appropriate, in accordance with governance principles, for cause or for other proper reasons.

•

Overseeing risks and exposures associated with director and management succession planning, corporate governance, and overall Board effectiveness.

During 2020, the Nominating and Corporate Governance Committee held five meetings and acted by unanimous written consent once.

Our Nominating and Corporate Governance Committee currently comprises John L. Hennessy (Chair) and Frances, each of whom is a non-employee member of our Board of Directors. Our Board of Directors has determined that each of the directors serving on our Nominating and Corporate Governance Committee is independent as defined in the Listing Rules of NASDAQ.

Executive Committee

The Executive Committee serves as an administrative committee of the Board of Directors to act upon and facilitate the consideration by senior management and the Board of Directors of certain high-level business and strategic matters. During 2020, the Executive Committee did not hold any meetings. Our Executive Committee currently comprises Larry (Chair), Sergey, and Sundar.

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Director Independence

Our Board of Directors has adopted independence standards that mirror the criteria specified by applicable laws and regulations of the SEC and the Listing Rules of NASDAQ. Our Board of Directors has determined that each of the director nominees standing for election, except Larry, Sergey, and Sundar, is an independent director under these standards. In determining the independence of our directors, our Board of Directors considered all transactions in which we and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” on pages 34-36 of this proxy statement, transactions involving payments made by us to companies in the ordinary course of business where certain of our directors serve on the board of directors or as a member of the executive management team of the other company, and transactions involving payments made by us to educational institutions with director affiliations.

Compensation Committee Interlocks and Insider Participation

During 2020, L. John Doerr, Ram, and Robin served on the Leadership Development and Compensation Committee. None of the members of the Leadership Development and Compensation Committee has been an officer or employee of Alphabet. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or the Leadership Development and Compensation Committee.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

Our Nominating and Corporate Governance Committee, a standing committee of our Board of Directors, considers properly submitted recommendations for candidates to our Board of Directors from stockholders. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, knowledge, integrity, and capability on our Board of Directors and to address the membership criteria set forth under “Director Selection Process and Qualifications” below.

Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the company within the last three years, at least three personal references, a statement of recommendation of the candidate from the stockholder, a description of our shares beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on our Board of Directors, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to our Board of Directors should be sent to us by one of the following two ways:

1. via mail with a copy via email:			2. via email only:

Alphabet Inc. Attn: Corporate Secretary 1600 Amphitheatre Parkway Mountain View, California 94043	With a copy via email: corporatesecretary@abc.xyz	OR	corporatesecretary@abc.xyz

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—Question 27. What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?” on page 83 of this proxy statement.

Director Selection Process and Qualifications

Our Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on our Board of Directors consistent with criteria established by our Board of Directors in our policy with regard to the selection of director nominees. Pursuant to this policy, the Nominating and Corporate Governance Committee screens candidates and evaluates the qualifications of

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the persons nominated by or recommended by our stockholders. The Nominating and Corporate Governance Committee recommends director nominees who are ultimately approved by the full Board of Directors.

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directors. Our Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the Board of Directors, the needs of the Board of Directors and the respective committees of the Board of Directors, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through stockholders, management, current members of the Board of Directors, or search firms. The evaluation of these candidates may be based solely upon the information provided to the Nominating and Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate, or other actions the Nominating and Corporate Governance Committee deems appropriate, including the use of third parties to review candidates. The Nominating and Corporate Governance Committee may, at Alphabet’s expense, retain search firms, consultants, and other advisors to identify, screen, and/or evaluate candidates.

When considering a potential non-incumbent candidate, the Nominating and Corporate Governance Committee will factor into its determination the following qualities, among others: integrity, professional reputation and strength of character, educational background, knowledge of our business, diversity of professional experience, including whether the person is a current or former chief executive officer or chief financial officer of a public company or the head of a division of a large international organization, and ability to represent the best interests of our stockholders and to provide practical insights and diverse perspectives. Additionally, due to the global and complex nature of our business, our Board of Directors believes it is important to consider diversity of race, ethnicity, gender identity, age, education, cultural background, and professional experiences in evaluating board candidates. Accordingly, when evaluating candidates for nomination as new directors, the Nominating and Corporate Governance Committee will consider, and will ask any search firm that it engages to provide, a set of candidates that includes both underrepresented people of color and different genders. Candidates also are evaluated in light of our other policies, such as those relating to independence and service on other boards, as well as considerations relating to the size, structure, and needs of our Board of Directors. As part of its consideration of director succession, our Board of Directors and the Nominating and Corporate Governance Committee monitor whether the directors as a group meet the criteria for the composition of the Board of Directors, including overall diversity of perspective and experience.

Our Board of Directors is composed of a diverse group of leaders in their respective fields. Many of the current directors have senior leadership experience at major domestic and international companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, leadership development, and international business experience. Most of our directors also have experience serving on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends, different business processes, challenges, and strategies. Other directors have experience as presidents or trustees of significant academic, research, and philanthropic institutions, which brings unique perspectives to the Board of Directors. Further, our directors also have other experience that makes them valuable members, such as entrepreneurial experience and experience developing technology or managing technology companies, which provides insight into strategic and operational issues faced by us.

The Nominating and Corporate Governance Committee and the Board of Directors believe that the above-mentioned attributes, along with the leadership skills and other experiences of our board members described below, provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Larry Page

•  Business leadership, operational experience, and experience developing technology as Co-Founder of Google and former Chief Executive Officer of Alphabet.

•  In-depth knowledge of the technology sector and experience in developing transformative business models.

Sergey Brin

•  Business leadership, operational experience, and experience developing technology as Co-Founder of Google and former President of Alphabet.

•   In-depth knowledge of the technology sector and experience in developing transformative business models.

Sundar Pichai

•  Business leadership, operational experience, and experience developing technology as Chief Executive Officer of Alphabet and Google.

•  In-depth knowledge of the technology sector, and experience in developing Alphabet and Google’s products and services and leading its strategic vision, management, and operations.

•  Outside board experience as a former director of Jive Software, Inc.

John L. Hennessy

•  Leadership and management experience as former President of Stanford University.

•  Experience developing technology businesses as founder of MIPS Technologies, Inc. and chief architect of Silicon Graphics Computer Systems, Inc.

•  Outside board experience as a director of the Chan Zuckerberg Biohub and a former director of Atheros Communications, Inc. and Cisco Systems, Inc.

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Frances H. Arnold

•  Leadership and management experience managing a research group at the California Institute of Technology and co-chair of the President’s Council of Advisors on Science and Technology.

•  Recipient of the 2018 Nobel Prize for Chemistry for her work on directed evolution of enzymes.

•  Outside board experience as a director of Illumina, Inc., and experience as an advisory panel member of David and Lucile Packard Foundation, and vice chair of the board of trustees of Gordon Research Conferences.

L. John Doerr

•  Global business leadership as general partner of Kleiner Perkins.

•  Extensive financial and investment expertise as a venture capitalist.

•  In-depth knowledge of the technology sector and visionary in the industry.

•  Outside board experience, including as a director of Amyris, Inc. and Coursera Inc., and a former director of Bloom Energy Corporation, Amazon.com, Inc., Intuit, Inc., and Zynga, Inc.

•  Experience as a member of the Board of Trustees of the Aspen Institute.

Roger W. Ferguson Jr.

•  Global business leadership and extensive financial, capital markets, and management expertise as President and Chief Executive Officer of TIAA.

•  Outside board experience as a director of TIAA, General Mills, Inc., and International Flavors & Fragrances Inc.

•  Extensive experience in management consulting and various policy-making roles, including as Vice Chairman of the Board of Governors of the U.S. Federal Reserve System.

•  Experience as a Chairman of The Conference Board, a trustee of the Institute for Advanced Study, Group of Thirty, Teachers College at Columbia University, and a board member of the Regents of the Smithsonian Institution and a board of overseers member of the Memorial Sloan Kettering Cancer Center.

Ann Mather

•  Deemed an “audit committee financial expert” with over 20 years of experience in finance and operations of technology companies, particularly publicly traded companies with knowledge of complex global financial and business matters.

•  Global business leadership and extensive financial experience as former Executive Vice President and Chief Financial Officer of Pixar.

•  Outside board and audit committee experience as a director of Airbnb, Inc., Arista Networks, Inc., Bumble Inc., Netflix, Inc., and a former director of Central European Media Enterprises Group, Glu Mobile Inc., Shutterfly, Inc. and Solazyme, Inc.

Alan R. Mulally

•  Global business leadership and extensive financial and management expertise as former President and Chief Executive Officer of Ford Motor Company, Executive Vice President of the Boeing Company, and President and Chief Executive Officer of Boeing Commercial Airplanes, Inc.

•  Valuable experience in addressing issues ranging from corporate strategy, operational excellence, governance, and sales and marketing.

•  Outside board experience as a trustee of the Mayo Clinic and a former director of Ford Motor Company.

K. Ram Shriram

•  Global business leadership as founder and managing partner of Sherpalo Ventures, former Vice President of Business Development at Amazon.com, Inc., President of Junglee Corporation, and a member of the executive team of Netscape Communications Corporation.

•  Extensive financial and investment expertise as a venture capitalist.

•  Experience as a former Vice Chair of the Board of Trustees of Stanford University, a board member on the Stanford Health Care Board of Trustees, as well as a member of the Council on Foreign Relations, a director of Magic Bus, and a charter member of The lndUs Entrepreneurs.

•  Outside board experience as a director of several private companies.

Robin L. Washington

•  Extensive financial and management expertise and global business leadership as former Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc., Hyperion Solutions Corporation, and former executive of PeopleSoft, Inc.

•  In-depth knowledge of the technology sector.

•  Outside board experience as a director of Honeywell International, Inc., salesforce.com, inc., and Vertiv Holdings Co.

•  Experience as a member of the Advisory Board of the University of Michigan, a member of the Board of Visitors of Graziadio School of Business Management of Pepperdine University, and a member of the Board of UCSF Benioff Children’s Hospital.

Management Succession Planning

One of our Board of Directors’ principal duties is to review management succession planning. The Leadership Development and Compensation Committee reviews at least annually and recommends to the full Board of Directors plans for the development, retention, and replacement of executive officers, including the Chief Executive Officer of Alphabet. Additionally, the Leadership Development and Compensation Committee and the Nominating and Corporate Governance Committee are jointly responsible for overseeing the risks and exposures associated with management succession planning.

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Our Board of Directors believes that the directors and the Chief Executive Officer should collaborate on succession planning and that the entire Board of Directors should be involved in the critical aspects of the management succession planning process, including establishing selection criteria that reflect our business strategies, identifying and developing internal candidates to ensure the continuity of our culture, and making key management succession decisions.

Management succession is regularly discussed by the directors in meetings and in executive sessions of the Board of Directors. Directors become familiar with potential successors for key management positions through various means, including regular organization and talent reviews, presentations to the Board of Directors, and informal meetings.

Board’s Role in Risk Oversight

The Board of Directors, as a whole and through its committees, has responsibility for oversight of risk management. The oversight responsibility of the Board of Directors and its committees is enabled by management reporting processes, including an annual company-wide risk assessment, that are designed to provide visibility to the Board of Directors and its committees about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. While the Board of Directors is ultimately responsible for risk oversight at Alphabet, our Board of Directors has delegated to its committees oversight of risks associated with their respective areas of responsibility, as summarized below. When appropriate, the committees provide reports to the full Board of Directors on these and other areas for review. Each committee meets in executive session with key management personnel and representatives of outside advisors as needed.

In particular, the Board of Directors has delegated to the Audit and Compliance Committee the primary responsibility for the oversight of many of the risks facing our businesses. The Audit and Compliance Committee’s charter provides that it will review and discuss with management any major risk exposures, including, among others, the key areas of oversight set forth below, and the steps Alphabet takes to detect, monitor, and actively manage such exposures.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial, and execution risks and exposures associated with our business strategy, product innovation, sales roadmap, policy matters, significant litigation and regulatory exposures, and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures, and data privacy, including cybersecurity.
Audit and Compliance Committee	Risks and exposures associated with (1) financial matters, in particular, financial strategy, financial reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters; (2) data privacy and security, competition, legal, regulatory, compliance, civil and human rights, sustainability, and reputational risks; and (3) our operations and infrastructure, particularly reliability, business continuity, and capacity.
Leadership Development and Compensation Committee	Risks and exposures associated with leadership assessment, management succession planning, and the operation and structure of executive compensation programs and arrangements, including incentive plans.
Nominating and Corporate Governance Committee	Risks and exposures associated with director and management succession planning, corporate governance, and overall board effectiveness.

Executive Sessions

Executive sessions of independent directors are held in connection with each regularly scheduled Board of Directors meeting and at other times as necessary, and are chaired by the Chair of the Board of Directors. The Board of Directors’ policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent directors. The committees of the Board of Directors also generally meet in executive session at the end of each committee meeting, except for meetings of the Executive Committee as this committee has no independent directors.

Outside Advisors

Our Board of Directors and each of its committees may retain outside advisors, legal counsel, and consultants of their choosing at our expense. The Board of Directors and its committees need not obtain management’s consent to retain such outside advisors, legal counsel, and consultants.

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Board Effectiveness, Board Annual Self-Assessment, Board Education

Our Board of Directors and each of its committees perform an annual self-assessment to evaluate the effectiveness of the Board and its committees in fulfilling their respective obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The Chair of the Nominating and Corporate Governance Committee leads the Board of Directors in its review of the results of the annual self-assessment and takes further action as needed. In addition, all members of our Board of Directors have the opportunity to attend director education programs to assist them in remaining current with best practices and developments in corporate governance.

Communications with the Board of Directors

Stockholders may contact the Board of Directors about bona fide issues or questions concerning Alphabet by sending an email or by writing to the Corporate Secretary as follows:

Alphabet Inc. Attn: Corporate Secretary 1600 Amphitheatre Parkway Mountain View, California 94043	Email: directors@abc.xyz

Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to the email address or street address noted above, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication about bona fide issues concerning Alphabet delivered to the Corporate Secretary for forwarding to the Board of Directors or specified member or members will be forwarded in accordance with the stockholder’s instructions.

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COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 6, 2021, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than five percent of our Class A common stock or Class B common stock.
•	Each of our directors and nominees for the Board of Directors.
•	Each of our named executive officers (see the section titled “Executive Compensation” beginning on page 39 of this proxy statement).
•	All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Alphabet Inc., 1600 Amphitheatre Parkway, Mountain View, California 94043.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 300,746,730 shares of Class A common stock and 45,836,948 shares of Class B common stock outstanding at April 6, 2021. In computing the number of shares of Class A and Class B common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Class A common stock subject to options held by that person that are currently exercisable within sixty days of April 6, 2021 to be outstanding, ignoring the withholding of shares of common stock to cover applicable taxes. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (*).

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted. Non-voting Class C capital stock is not included in the table.

	Voting Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock		Total Voting
Name of Beneficial Owner	Shares	%	Shares	%	Power(1) %
Executive Officers and Directors
Larry Page	—	—	19,952,558	43.5	26.3
Sergey Brin	—	—	19,168,466	41.8	25.3
Sundar Pichai(2)	15,228	*	—	—	*
Ruth M. Porat(3)	1,403	*	—	—	*
Prabhakar Raghavan	—	—	—	—	—
Philipp Schindler	—	—	—	—	—
Kent Walker	—	—	—	—	—
Frances H. Arnold	—	—	—	—	—
L. John Doerr(4)	145,594	*	1,117,447	2.4	1.5
Roger W. Ferguson Jr.	—	—	—	—	—
John L. Hennessy(5)	3,243	*	—	—	*
Ann Mather	836	*	—	—	*
Alan R. Mulally	—	—	—	—	—
K. Ram Shriram(6)	144,037	*	—	—	*
Robin L. Washington	—	—	—	—	—
All executive officers and directors as a group (15 persons)	310,341(7)	*	40,238,471	87.8	53.1

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	Voting Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock		Total Voting
Name of Beneficial Owner	Shares	%	Shares	%	Power(1) %
Other > 5% Security Holders
BlackRock, Inc.(8)	20,332,319	6.8	—	—	2.7
Eric E. Schmidt(9)	15,956	*	3,385,149	7.4	4.5
The Vanguard Group(10)	22,841,117	7.6	—	—	3.0
(1)	Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each holder of Class B common stock is entitled to ten (10) votes per share of Class B common stock, and each holder of Class A common stock is entitled to one (1) vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis upon written notice to the transfer agent.
(2)	Includes 8,646 shares of Class A common stock issuable upon exercise of options that are fully vested and exercisable.
(3)	Consists of 1,403 shares of Class A common stock held by the Passfield Hall Foundation Inc. Ruth and her spouse are officers of the Passfield Hall Foundation Inc. and share voting and investment authority of the shares held by the Foundation. The address for the Passfield Hall Foundation Inc. is 1251 Avenue of the Americas, 9th Floor, New York, New York 10020-1104.
(4)	Includes 11,728 shares of Class A common stock held by The Austin 1999 Trust; 11,728 shares of Class A common stock held by The Hampton 1999 Trust; 118,653 shares of Class A common stock held by The Benificus Foundation; and 1,117,447 shares of Class B common stock held by Vallejo Ventures Trust. John is a trustee of The Austin 1999 Trust and The Hampton 1999 Trust and has voting and investment authority over the shares held by these trusts. John disclaims any pecuniary interest in these trusts. John is an officer and trustee of the Benificus Foundation and shares the investment authority over the shares held by the Benificus Foundation. John disclaims any pecuniary interest in the Benificus Foundation. John is a trustee of Vallejo Ventures Trust and shares voting and investment authority over the shares held by such trust. The address for The Austin 1999 Trust and The Hampton 1999 Trust is c/o Kleiner Perkins, 2750 Sand Hill Road, Menlo Park, California 94025. The address for The Benificus Foundation and Vallejo Ventures Trust is 751 Laurel Street, #717, San Carlos, California 94070.
(5)	Consists of 3,243 shares of Class A common stock held by the Hennessy 1993 Revocable Trust. John is a trustee of the Hennessy 1993 Revocable Trust and has voting and investment authority over the shares held by the Trust. The address for the Hennessy 1993 Revocable Trust is 580 Lomita Drive, Stanford, California 94305.
(6)	Includes 63,041 shares of Class A common stock held by Ram’s spouse and 16,884 shares of Class A common stock held by Janket Ventures Limited Partnership. Ram has voting and investment authority over the shares held by Janket Ventures Limited Partnership. The address for Janket Ventures L.P. is 2200 Geng Road, Suite 100, Palo Alto, California 94303.
(7)	Consists of 301,695 shares of Class A common stock and 8,646 shares of Class A common stock issuable upon exercise of options that are fully vested and exercisable.
(8)	Based on the most recently available Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc. BlackRock, Inc., a parent holding company through certain of its subsidiaries, beneficially owned 20,332,319 shares of Class A common stock, with sole voting power over 17,468,400 shares, and sole dispositive power over 20,332,319 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(9)	Based on the most recently available Schedule 13G/A filed with the SEC on February 16, 2021 by Eric E. Schmidt and The Schmidt Family Living Trust. Includes 353,074 shares of Class B common stock held by the Schmidt Investments L.P. of which the Schmidt Family Living Trust is the sole general partner; and 2,386,199 shares of Class B common stock held by the Schmidt Family Living Trust of which Eric is a co-trustee. The address for the Schmidt Investments L.P. and the Schmidt Family Living Trust is 555 Bryant Street #347, Palo Alto, California 94301.
(10)	Based on the most recently available Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group. The Vanguard Group, an investment adviser, beneficially owned through certain of its subsidiaries 22,841,117 shares of Class A common stock, with shared voting power over 523,977 shares, sole dispositive power over 21,497,310 shares, and shared dispositive power over 1,343,807 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

—	DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than ten percent of our Class A and Class B common stock and our Class C capital stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during 2020, our directors, executive officers, and ten percent stockholders complied with all Section 16(a) filing requirements. We did however file two late Form 5 reports for Ruth on February 16, 2021 to report a charitable donation of 729 shares of Class A common stock on July 31, 2017 and a charitable donation of 130 shares of Class A common stock on November 28, 2019.

In making this statement, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms provided to us, and the written representations of our directors, executive officers, and ten percent stockholders.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

—	RELATED PARTY TRANSACTIONS POLICY AND PROCEDURE

Our written Related Party Transactions Policy provides that we will only enter into or ratify a transaction with a related party when our Board of Directors, acting through the Audit and Compliance Committee, determines that the transaction is in the best interests of Alphabet and our stockholders.

For the purposes of this policy, a related party means:

•	a member of the Board of Directors (or a nominee to the Board of Directors);
•	an executive officer;
•	any person who is known to be the beneficial owner of more than five percent of any class of our voting securities;
•	any immediate family member of any of the persons listed above and any person (other than a tenant or employee) sharing the household of such persons; or
•	any firm, corporation, partnership, or other entity in which any of the persons listed above is a general partner or principal or in a similar position or in which any of the persons listed above has a five percent or greater beneficial ownership interest.

A related party is not deemed to have a direct or indirect material interest in a transaction and such transaction is not a related party transaction under our policy if such related party’s interest in such transaction arises only from an ownership interest of less than five percent in, or as a director of, such entity that is a party to the transaction.

We review all known relationships and transactions in which Alphabet and our directors, executive officers, and significant stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect interest. Our legal staff, in consultation with our finance team, is primarily responsible for developing and implementing processes and controls to obtain information regarding our directors, executive officers, and significant stockholders with respect to related party transactions and then determining, based on the facts and circumstances, whether Alphabet or a related party has a direct or indirect interest in these transactions. On a periodic basis, our legal and finance teams review all transactions involving payments between Alphabet and any company that has our executive officer or director as an officer or director. In addition, our directors and executive officers are required to notify us of any potential related party transactions and provide us with the information regarding such transactions.

If our legal department determines that a transaction is a related party transaction, the Audit and Compliance Committee must review the transaction and either approve or disapprove it. If advance approval of a transaction is not feasible, the chair of the Audit and Compliance Committee may approve the transaction, and the Audit and Compliance Committee may ratify the transaction in accordance with the Related Party Transactions Policy. In determining whether to approve or ratify a transaction with a related party, the Audit and Compliance Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

•	the benefits to us of the transaction;
•	the nature of the related party’s interest in the transaction;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interests of Alphabet and our stockholders;
•	the potential impact of the transaction on a director’s independence; and
•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

Any member of the Audit and Compliance Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction.

If a related party transaction will be ongoing, the Audit and Compliance Committee may establish guidelines for us to follow in our ongoing dealings with the related party. Thereafter, the Audit and Compliance Committee, on at least an annual basis, will review and assess ongoing relationships with the related party to monitor compliance with the Audit and Compliance Committee’s guidelines and that the related party transaction remains appropriate. Based on all relevant facts and circumstances, the Audit and Compliance Committee will determine if it is in the best interests of Alphabet and its stockholders to continue, modify, or terminate the related party transaction.

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—	RELATED PARTY TRANSACTIONS

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, our certificate of incorporation, and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Use of Moffett Airfield

Pursuant to a 60-year lease agreement with NASA in early 2015, we became the operator of Moffett Airfield (the Airfield). Larry, Sergey, Eric E. Schmidt, and Ram, through their affiliated entities (the Founder Entities), have historically used and paid NASA applicable fees for the use of the Airfield for their personal aircraft. As the operator of the Airfield, we charge the Founder Entities fees for the use of the Airfield that are (i) non-preferential when compared to the fees charged to other private customers landing aircraft at the Airfield, and (ii) derived from rate schedules that are consistent with what an independent airfield services company believes, based on its industry experience, to be arm’s-length terms that are fair and reasonable to us as the operator. In 2020, we charged the Founder Entities approximately $418,443. These flights have not interfered with our business plans for use of the Airfield. These fees are regularly reviewed by our Audit and Compliance Committee. Larry, Sergey, Eric, and Ram do not have a material interest in any of the transactions described above.

License of Hangar Space at Moffett Airfield

In December 2015, we entered into an agreement to license a portion of our hangar space at the Airfield to LTA Research & Exploration LLC (LTA), which is owned by an entity affiliated with Sergey. From the beginning of 2020 through March 31, 2021, we charged LTA approximately $3,554,618. The Audit and Compliance Committee believes that this transaction has been conducted on arm’s-length terms that are fair and reasonable to us as the operator of the Airfield based on its review of market comparables that were further reviewed and validated by an independent real estate services firm. This license has not interfered with our business plans for the use of the Airfield. Sergey does not have a material interest in the transaction described above.

License of Hangar Space at the San Jose International Airport

In November 2015, we entered into an agreement with BCH San Jose LLC (BCH) to license the use of a portion of BCH’s hangar space at the Mineta San Jose International Airport to hold Google’s corporate aircraft. Larry, Sergey, and Eric each own one-third interests in BCH, through their respective affiliated entities. In 2020, we paid approximately $890,195 to BCH. The Audit and Compliance Committee reviewed market comparables and has deemed this transaction to be on terms, taken as a whole, no less favorable to us than terms generally available to an unaffiliated third-party under the same or similar circumstances. Larry, Sergey, and Eric do not have a material interest in the transaction described above.

Investments in Certain Private Companies

Google, GV, and Gradient Ventures directly invested, or committed to invest, an aggregate of approximately $32.1 million in certain private companies from the beginning of 2020 through March 31, 2021, in which Kleiner Perkins was a co-investor or existing investor (excluding Viz.ai, Inc. investment described below). KPCB Holdings, Inc., as nominee for certain funds of Kleiner Perkins and several of the managers of the fund, holds more than 10% of the outstanding shares of such private companies. In addition, from time to time, we sell to and purchase from companies in which Kleiner Perkins holds more than 10% of the outstanding shares, products and services in the ordinary course of our business. L. John Doerr is a managing director/member of the managing members of those funds. L. John Doerr does not have a material interest in any of the transactions described above.

Office Building Lease

In July 2017, we purchased three office buildings in Mountain View, California, from an unaffiliated third-party seller. Pursuant to the purchase agreement, the seller’s existing leases were transferred to us, including a lease with Kitty Hawk Corporation (formerly Zee.Aero, Inc.), an entity affiliated with Larry. In June 2019, the lease was divided into three separate lease agreements. Kitty Hawk Corporation currently leases two out of three buildings. From the beginning of 2020 through March 31, 2021, we charged Kitty Hawk Corporation a total of approximately $1,936,615 in rent and operating expenses to occupy the two buildings. The third building is leased to Wisk Aero LLC, an entity affiliated with Larry. From the beginning of 2020 through March 31, 2021, we charged Wisk Aero LLC a total of approximately $616,192. Larry does not have a material interest in the transactions described above.

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Equity Investment in Viz.ai, Inc.

In June 2018, GV invested $5,000,000 in Viz.ai, Inc., a private company that develops artificial intelligence assisted medical imaging products (Viz.ai). Between August and October 2019, GV invested an additional $6,750,000 in the follow-on round of financing. In March 2021, GV invested an additional $2,000,000 in a subsequent round of financing. KPCB Holdings, Inc., as nominee for certain funds of Kleiner Perkins, and Innovation Endeavors II, L.P. co-invested in Viz.ai alongside GV. Eric is the sole limited partner of Innovation Endeavors II, L.P. L. John Doerr is a General Partner of Kleiner Perkins. Kleiner Perkins and Innovation Endeavors II, L.P. each hold less than 20% of the outstanding equity of Viz.ai. In addition, Larry holds an indirect investment in Viz.ai as a limited partner of a venture fund. L. John Doerr, Eric, and Larry do not have a material interest in the transaction described above.

Employment Matters

A son of Ruth has been employed by Google in a non-executive capacity since October 2017. The total compensation of Ruth’s son, which consists of a base salary, bonus, and equity grant, for services provided to Google in fiscal 2017, 2018, 2019, and 2020 was below $120,000 each year, and was in line with similar roles at Google.

Certain Relationships

From time to time, we engage in certain transactions with other companies affiliated with our directors, executive officers, and significant stockholders or their immediate family members. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis and do not represent a material interest to such directors, executive officers, or significant stockholders.

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DIRECTOR COMPENSATION

—	BOARD COMPENSATION ARRANGEMENTS FOR NON-EMPLOYEE DIRECTORS

Alphabet’s director compensation program is designed to attract and retain highly qualified non-employee directors. Our program aligns director compensation with compensation offered by peer companies (identified in Section 2 of the “Compensation Discussion and Analysis”) that compete with us for talent.

We designed the program to address the time, effort, expertise, and accountability required of active board membership. Our Nominating and Corporate Governance Committee and Leadership Development and Compensation Committee believe that annual compensation for non-employee directors should consist of both cash to compensate members for their service on the Board of Directors and its committees, and equity to align the interests of directors and stockholders. By vesting over time, equity also creates an incentive for continued service on our Board of Directors. The Nominating and Corporate Governance Committee and the Leadership Development and Compensation Committee jointly review the compensation programs for non-employee directors on an annual basis.

In 2020, we awarded our standard ongoing compensation to each of our non-employee directors, including an annual $75,000 cash retainer payable in arrears and an annual $350,000 Class C Google Stock Unit (GSU) grant. We paid an additional $25,000 annual cash retainer and an additional $150,000 annual GSU grant to John L. Hennessy, our non-executive Chair of the Board of Directors, given his additional duties in the role. We also paid an additional $25,000 annual cash retainer to Ann for her role as the Audit and Compliance Committee Chair.

We awarded the above-mentioned cash retainers and GSU grants to our non-employee directors on July 1, 2020, the first Wednesday of the month following the month of our 2020 Annual Meeting of Stockholders. GSUs entitle the holder to receive one share of Class C common stock for each share underlying the GSU as the GSU vests. The exact number of GSUs comprising the equity awards was calculated by dividing the target dollar value of the award by the average closing price of Alphabet’s Class C capital stock during the month of June 2020, rounded up to the nearest whole share. Annual GSU grants made to our non-employee directors are intended to vest at the rate of 1/48th monthly, beginning on the 25th day of the month following the grant date until fully vested, subject to continued service on our Board of Directors through the applicable vesting dates.

We reimburse our non-employee directors for reasonable out-of-pocket expenses in connection with attendance at Board of Directors and committee meetings.

Under Alphabet’s Amended and Restated 2012 Stock Plan, the aggregate amount of stock-based and cash-based awards that may be granted to any non-employee director in respect of any calendar year, solely with respect to his or her service as a member of the Board of Directors, is limited to $1.5 million.

To align directors’ interests with those of our stockholders, each director is required to own shares of Alphabet stock equal in value to at least $1.0 million. Each director has five years from the date he or she became a director to comply with these ownership requirements. All of our directors either met the applicable minimum stock ownership guideline as of December 31, 2020 or were within the grace period noted above to come into compliance with these requirements.

During 2020, Larry, Sergey, and Sundar served as our employee directors and did not receive any compensation for their services as members of our Board of Directors. Please see the section titled “Executive Compensation” for more information about compensation paid to Sundar, who was a named executive officer during 2020.

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—	DIRECTOR COMPENSATION FOR 2020

The following table summarizes compensation earned by our directors other than Sundar during 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Frances H. Arnold(2)	38,248	1,188,057	—	1,226,305
Sergey Brin(3)	—	—	1	1
L. John Doerr(4)	75,000	352,320	—	427,320
Roger W. Ferguson Jr.(5)	75,000	352,320	—	427,320
John L. Hennessy(6)	100,000	503,314	—	603,314
Ann Mather(4)	100,000	352,320	—	452,320
Alan R. Mulally(4)	75,000	352,320	—	427,320
Larry Page(3)	—	—	1	1
K. Ram Shriram(4)	75,000	352,320	—	427,320
Robin L. Washington(7)	75,000	352,320	—	427,320
(1)	The amounts in the Stock Awards column reflect the aggregate grant date fair value of GSUs granted to directors in 2020 calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (Compensation – Stock Compensation). The grant date fair value of GSUs granted to the non-employee directors on July 1, 2020 (GSU grant following the 2020 Annual Meeting of Stockholders) was $1,438.04 per share.
(2)	Frances was appointed to serve as a member of our Board of Directors and the Nominating and Corporate Governance Committee effective December 7, 2019. In connection with her appointment, she received our standard initial compensation for new non-employee directors consisting of a $1.0 million GSU grant made January 8, 2020 (the first non-holiday Wednesday of the month following the month of her appointment). On December 31, 2020, there were 828 Class C GSUs outstanding. Frances’ cash retainer was prorated for her period of service.
(3)	Co-Founders Larry and Sergey serve as employee directors and do not receive any compensation for their services as members of our Board of Directors. Their “All Other Compensation” reflects an annual employee salary of $1.
(4)	On December 31, 2020, there were 577 Class C GSUs outstanding.
(5)	On December 31, 2020, there were 576 Class C GSUs outstanding.
(6)	On December 31, 2020, there were 770 Class C GSUs outstanding.
(7)	On December 31, 2020, there were 754 Class C GSUs outstanding.

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EXECUTIVE COMPENSATION TABLE OF CONTENTS

—	COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our Compensation Discussion and Analysis (CD&A) includes a detailed discussion of compensation for five named executive officers during the fiscal year ended December 31, 2020:

Section 1—Executive Summary

Compensation Philosophy

We designed our employee and executive compensation programs to support three goals:

•	Attract and retain the world’s best talent
•	Support our culture of innovation and performance
•	Align employee and stockholder interests

We pay employees competitively compared to other opportunities they might have in the market. Additionally, we offer competitive benefits to promote the health and happiness of our employees, provide unique perks that make life and work more convenient, design compelling job opportunities aligned with our mission, and create a fun and energizing work environment.

We believe in pay for performance. Compensation is tied to performance for all employees who receive more than nominal compensation. The proportion of overall pay tied to performance is higher for employees at more senior levels in the organization, reflecting their opportunity to have more impact on company performance.

We use equity awards to align employee and stockholder interests. We require our named executive officers and other senior executives to maintain significant holdings of Alphabet stock. See Section 4 of this CD&A for a description of our minimum stock ownership requirements.

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Section 2—Determining Competitive Levels of Pay

Our executive compensation decisions are informed by market data in addition to the reviews of individual roles and performance. We use peer group data to obtain compensation benchmarks for our named executive officers.

For 2020, we determined our peer group by evaluating potential companies against the following criteria:

•	High-technology or media company
•	Key talent competitor
•	High-growth, with a minimum of 50% of Alphabet’s revenue and/or headcount growth over the previous two-year period
•	$25 billion or more in annual revenue
•	$100 billion or more in market capitalization

Considering these criteria, in October 2019, the Leadership Development and Compensation Committee selected the following peer companies for 2020:

Amazon.com, Inc.	Facebook, Inc.	Netflix, Inc.
Apple Inc.	Intel Corporation	Oracle Corporation
Cisco Systems, Inc.	International Business Machines Corporation	salesforce.com, inc.
Comcast Corporation	Microsoft Corporation	The Walt Disney Company

When appropriate, we supplement publicly available peer group data with comparable opportunities at other S&P 500 companies and startup organizations.

Process for Determining Compensation

We regularly review our compensation levels against our peer group. We also assess executives based on their individual performance and overall company performance. Management uses this information to develop compensation recommendations for our named executive officers. The Leadership Development and Compensation Committee then reviews these recommendations and makes the final decision on compensation for named executive officers.

Say-on-Pay and Say-When-on-Pay

We hold our advisory vote on executive compensation (commonly known as a “say-on-pay” vote) every three years, and hold our advisory vote on the frequency of say-on-pay votes (commonly known as “say-when-on-pay” vote) every six years. We will hold both advisory say-on-pay and say-when-on-pay votes at the 2023 annual meeting of stockholders. The Leadership Development and Compensation Committee annually reevaluates our compensation practices to determine how they might be improved.

Section 3—Elements of Pay and Fiscal Year 2020 Pay Decisions

Base Salary

We use salaries to provide employees, including our named executive officers, a steady income in line with their skills, experiences, and the job opportunities available to them outside of Alphabet, as appropriate.

For 2020, the Leadership Development and Compensation Committee increased Sundar’s base salary to $2.0 million in recognition of his expanded role as Chief Executive Officer of Alphabet and Google. All other named executive officers’ salaries were maintained at $650,000.

Equity Awards

Our named executive officers receive all variable pay through equity awards. We grant equity awards to our named executive officers to reinforce management’s focus on long-term stockholder value and commitment to the company. Historically, we have designed these awards to cover a multi-year period in order to reward long-term performance. As a result, a named executive officer may not receive an equity award every year, and the corresponding Summary Compensation Table values will be higher in years that he or she receives an equity award compared to years when he or she does not receive an equity award.

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2020 GSU Awards

In May 2020, the Leadership Development and Compensation Committee granted biennial GSU equity awards that vest over a four-year period to Ruth, Prabhakar, Philipp, and Kent. In determining the value of their equity awards, the Leadership Development and Compensation Committee considered Alphabet’s overall business performance, each officer’s individual performance in leading their respective organizations, overall role scope, and market benchmarks against our peer competitors.

The following table summarizes the equity award decisions made by the Leadership Development and Compensation Committee with respect to each of our named executive officers (based on target award value). See the “Grants of Plan-Based Awards in 2020” table on page 45 for further details.

Named Executive	Number of Shares of Stock or Units Granted(1)	Aggregate Target Award Value ($)
Sundar Pichai	—	—
Ruth M. Porat	37,273	46,000,000
Prabhakar Raghavan	40,515	50,000,000
Philipp Schindler	48,617	60,000,000
Kent Walker	37,273	46,000,000
(1)	The exact number of GSUs comprising the equity awards was calculated by dividing the target dollar value of the award by the average closing price of Alphabet’s Class C capital stock during the month of April 2020 ($1,234.14), rounded up to the nearest whole share.

Post-2020 Compensation Changes

2021 PSU Awards

In April 2021, the Leadership and Development and Compensation Committee granted performance stock awards to our named executive officers Ruth, Prabhakar, Philipp, and Kent. Similar to changes implemented to Sundar’s compensation structure last year, these PSU awards will vest, if at all, on December 31, 2023, based on the Total Shareholder Return (TSR) performance of Alphabet relative to the companies comprising the S&P 100 over a 2021-2023 performance period, subject to continued employment on the vesting date. Depending upon performance, the number of PSUs that vest will range from 0%-200% of target. The PSUs are subject to the terms and conditions of Alphabet’s Amended and Restated 2012 Stock Plan.

ESG Bonus

In 2022, we intend to introduce a bonus program for members of Google’s senior executive team. Payouts under the program will be determined in part by performance tied to ESG goals. The bonus program will be designed to increase focus on creating lasting, meaningful change. We will disclose further details on this program in a Form 8-K and our 2022 Proxy Statement.

Section 4—Other Compensation Information

The first three sections of this CD&A describe how we think about compensation and how that affects our pay practices. Other compensation-related details that may be important considerations for our investors are discussed below.

Risk Considerations

The Leadership Development and Compensation Committee reviewed our compensation programs for employees and concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the company.

The Leadership Development and Compensation Committee believes that the design of our annual and long-term incentives focuses performance on long-term value creation and discourages short-term risk taking at the expense of long-term results. A substantial portion of employees’ compensation is delivered in the form of equity awards, further aligning their interests with those of stockholders.

The Leadership Development and Compensation Committee believes that the following risk oversight and compensation design features safeguard against excessive risk-taking:

•	The Board of Directors as a whole has responsibility for risk oversight and regularly reviews reports on the deliberations of Board committees. In addition, the Board of Directors reviews the strategic, financial, and execution risks and exposures associated with the financial, operational, and capital decisions that serve as inputs to our compensation programs.
•	Through discussions with management, the Leadership Development and Compensation Committee gains insight into a reasonable range of future company performance expectations. This information is incorporated into decisions regarding compensation of our named executive officers.

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•	The majority of compensation provided to our named executive officers is delivered in GSUs and/or PSUs, with payout based on long-term company performance. As compensation of our named executive officers is tied to long-term performance, their interests are closely aligned with stockholders and they are motivated to carefully assess risks to the company to protect their compensation.
•	Given that equity compensation comprises a high percentage of our named executive officers’ overall pay:
–	Our equity awards are subject to vesting conditions that encourage focus on long-term interests rather than only short-term results and create meaningful incentives for executive retention.
–	Our named executive officers are subject to, and are in compliance with, Alphabet’s minimum stock ownership requirements (detailed in the Minimum Stock Ownership Requirements section below). This ensures that each named executive officer will hold a significant amount of our equity to further align his or her interests with those of our stockholders over the long term.
–	We prohibit all speculative, short-sale, short-term and hedging transactions involving our securities. As a result, our named executive officers cannot insulate themselves from the effects of poor stock price performance.
–	We have internal controls over financial reporting, the measurement and calculation of performance relative to goals, and other financial, operational, and compliance policies and practices designed to protect our compensation programs from manipulation by any employee.

Timing of Equity Award Grants

The effective grant date for equity awards to employees, members of our Board of Directors, and non-employee advisors is typically the first non-holiday Wednesday of the month following the date on which the equity award is approved by the Leadership Development and Compensation Committee, unless otherwise specified by our Board of Directors or the Leadership Development and Compensation Committee.

The Leadership Development and Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.

Minimum Stock Ownership Requirements

To align our named executive officers’ interests with those of our stockholders, the Board of Directors has instituted minimum stock ownership requirements under our Corporate Governance Guidelines.

Our current minimum stock ownership requirements are as follows: (i) the Founders of Google and the Chief Executive Officer of Alphabet and Google shall each own shares of Alphabet stock equal in value to at least $30.0 million; and (ii) senior vice presidents of Alphabet or Google shall each own shares of Alphabet stock equal in value to at least $6.0 million.

The Chief Executive Officer of Alphabet and Google, and senior vice presidents of Alphabet or Google shall have five years from hire or promotion to their respective levels to comply with the minimum stock ownership requirements. Alphabet advisors who do not receive annual equity awards and the chief executive officers of Alphabet’s Other Bets are exempt from the minimum stock ownership requirements.

All of our named executive officers have met the applicable minimum stock ownership requirements as of December 31, 2020.

Insider Trading, Hedging, and Pledging Policies

Our policy against insider trading prohibits all employees and directors from engaging in any speculative or hedging transactions in our securities. We prohibit hedging transactions such as puts, calls, collars, swaps, forward sale contracts, exchange funds, and similar arrangements or instruments designed to hedge or offset decreases in the market value of Alphabet’s securities. No employee or director may engage in short sales of Alphabet securities, hold Alphabet securities in a margin account, or pledge Alphabet securities as collateral for a loan.

Perquisites and Other Benefits

Like all employees, our named executive officers are eligible to participate in various employee benefit plans, including medical, dental, and vision care plans, flexible spending accounts for health and dependent care, life, accidental death and dismemberment, disability, and travel insurance, survivor income benefit, employee assistance programs (e.g., confidential counseling), matching gift program, and paid time off. We also pay life insurance premiums for all employees (other than Larry and Sergey).

In addition, we maintain a tax qualified 401(k) retirement savings plan with both pre-tax and after-tax Roth savings features for eligible employees, including our named executive officers. In 2020, we provided a company match equal to the greater of 100% of contributions up to $3,000, or 50% of the maximum contribution under the Internal Revenue Code ($19,500) for a maximum match of $9,750, per employee (other than Larry and Sergey). Our company match is fully vested at the time of contribution. Participants are not taxed on their pre-tax contributions or earnings on those contributions until distribution, but pre-tax contributions and all company matching contributions are deductible by us when made. Participants are taxed on their after-tax Roth contributions, and all company matching contributions and after-tax Roth contributions are deductible by us when made.

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In 2020, we paid for personal security for Sundar, and incremental costs related to the personal use of non-commercial aircraft for Ruth and Philipp. Pursuant to our Non-Commercial Aircraft Policy, which sets forth the guidelines and procedures for the personal use of non-commercial aircraft, named executive officers and their guests may use company aircraft with appropriate approvals and pay tax on any associated imputed income.

No Additional Executive Benefit Plans

Since we do not generally differentiate the benefits we offer our named executive officers from the benefits we offer other employees, we do not maintain any benefit plans that cover only named executive officers. We also do not maintain any executive retirement programs such as executive pension plans or supplemental executive retirement plans.

—	LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Leadership Development and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Leadership Development and Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in this proxy statement.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

Robin L. Washington, Chair
L. John Doerr
K. Ram Shriram

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—	SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation paid to, or earned by, our named executive officers for the fiscal years ended December 31, 2020, 2019, and 2018.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
Sundar Pichai	2020	2,015,385	—	5,410,162	(4)	7,425,547
Chief Executive Officer, Alphabet and Google, and Director	2019	650,000	276,612,072	3,359,480		280,621,552
	2018	650,000	—	1,231,066		1,881,066
Ruth M. Porat	2020	655,000	50,217,913	17,770		50,890,683
Senior Vice President, Chief Financial Officer, Alphabet and Google	2019	650,000	—	14,052		664,052
	2018	650,000	46,612,647	29,357		47,292,004
Prabhakar Raghavan	2020	655,000	54,585,860	9,750		55,250,610
Senior Vice President, Google
Philipp Schindler	2020	655,000	65,501,684	226,816	(5)	66,383,500
Senior Vice President, Chief Business Officer, Google
Kent Walker	2020	655,000	50,217,913	9,750		50,882,663
Senior Vice President, Global Affairs and Chief Legal Officer, Google

(1)	Salaries reflect amounts earned by the named executive officers in the relevant fiscal year. Includes amounts contributed by the named executive officers to their accounts under the 401(k) Plan. Salary amounts shown above reflect actual salary paid in each year, and may differ slightly from the official annual salary for each role due to calculations based on the number of working days in each calendar year.
(2)	Amounts reflect the aggregate grant date fair value of GSUs and PSUs computed in accordance with FASB ASC Topic 718 and are not necessarily an indication of the value that will be realized if and when vesting occurs. The grant date fair value of each GSU award is measured based on the closing price of our Class C capital stock on the date of grant. The grant date fair value of each PSU award is measured using a Monte Carlo simulation model as PSUs contain a market condition at the time of grant (as calculated in accordance with FASB ASC Topic 718 and SAB Topic 14).
(3)	Generally consists of our 401(k) plan company match of up to $9,750 and personal use of company aircraft, unless otherwise noted. The aggregate incremental cost of personal use of the company aircraft is calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service. The charge reflects the direct operating cost of the aircraft, including fuel, additives and lubricants, an allocable allowance for airframe, engine and APU maintenance and restoration, crew travel expenses, on-board catering, and trip-related landing/hangar/ramp fees and parking costs. This charge does not include any fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, home hangar expenses, and general taxes and insurance.
(4)	Includes $5,400,412 for personal security.
(5)	Includes $215,660 for personal use of aircraft chartered by the company.

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—	GRANTS OF PLAN-BASED AWARDS IN 2020

The following table provides information regarding the equity awards granted in 2020 to our named executive officers.

			Estimated Future Payouts Under Equity Incentive Plan Awards			Equity Grants
Name	Grant Date	Date of Approval of Equity Awards by Committee	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	Grant Date Fair Value of Stock Awards(2) ($)
Sundar Pichai	—	—	—	—	—	—	—
Ruth M. Porat	5/6/2020	4/21/2020	—	—	—	37,273	50,217,913
Prabhakar Raghavan	5/6/2020	4/21/2020	—	—	—	40,515	54,585,860
Philipp Schindler	5/6/2020	4/21/2020	—	—	—	48,617	65,501,684
Kent Walker	5/6/2020	4/21/2020	—	—	—	37,273	50,217,913

(1)	The exact number of GSUs comprising the equity award was calculated by dividing the target GSU grant values by the average closing price of Alphabet’s Class C capital stock during the month of April 2020 ($1,234.14), rounded up to the nearest whole share number.
(2)	Stock awards (GSUs) are shown at their aggregate grant date fair value in accordance with FASB ASC Topic 718. The fair value of GSUs is measured based on the closing price of our Class C capital stock on the date of grant. See “Equity Awards” under Section 3 of the CD&A for details on the GSUs awarded.

—	DESCRIPTION OF PLAN-BASED AWARDS

The GSUs granted to named executive officers in fiscal year 2020 were granted under Alphabet’s Amended and Restated 2012 Stock Plan in accordance with its terms and the applicable award agreements. See footnotes to the “Outstanding Equity Awards at 2020 Fiscal Year-End” table below for a description of the vesting schedule of the GSUs reported in the “Grants of Plan-Based Awards in 2020” table above.

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—	OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

The following table provides information on the current holdings of stock options and unvested GSUs and PSUs by our named executive officers at December 31, 2020.

			Option Awards			Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options That Are Exercisable(1) (#)	Option Exercise Price(2) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Number of Unearned Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Unearned Shares or Units of Stock That Have Not Vested(3) ($)
Sundar Pichai	12/19/2019	(5)	—	—	—	61,337	107,455,064	—	—
	12/19/2019	(6)	—	—	—	—	—	69,004	120,886,728
	4/4/2012		8,646	318.21	4/4/2022	—	—	—	—
	4/4/2012		8,646	316.94	4/4/2022	—	—	—	—
Ruth M. Porat	5/6/2020	(7)	—	—	—	27,955	48,973,805	—	—
	3/7/2018	(8)	—	—	—	10,502	18,398,244	—	—
Prabhakar Raghavan	5/6/2020	(7)	—	—	—	30,387	53,234,378	—	—
	12/5/2018	(9)	—	—	—	9,517	16,672,642	—	—
Philipp Schindler	5/6/2020	(7)	—	—	—	36,463	63,878,800	—	—
	3/7/2018	(8)	—	—	—	18,264	31,996,336	—	—
Kent Walker	5/6/2020	(7)	—	—	—	27,955	48,973,805	—	—
	3/7/2018	(8)	—	—	—	10,502	18,398,244	—	—

(1)	All outstanding options are fully vested and exercisable.
(2)	The option exercise prices have been adjusted to reflect the April 2, 2014 stock split.
(3)	The market value of unvested GSUs and PSUs is calculated by multiplying the number of unvested GSUs and PSUs held by the named executive officer by the closing price of our Class C capital stock on December 31, 2020, which was $1,751.88 per share.
(4)	The number of PSUs included in the table assumes achievement of market-based goals at the target level for each performance tranche.
(5)	This award vests as follows: 1/12th of GSUs vested on March 25, 2020 and an additional 1/12th will vest quarterly thereafter until the units are fully vested, subject to continued employment on such vesting dates.
(6)	This award vests as follows: Any PSUs vesting per the applicable grant agreement with respect to the January 1, 2020 to December 31, 2021 performance period (Target = 34,502 shares, but between 0 and 69,004 shares may vest in accordance with the market-based requirements in the applicable grant agreement) will vest within 45 days after December 31, 2021; and any PSUs vesting per the applicable grant agreement with respect to the January 1, 2020 to December 31, 2022 performance period (Target = 34,502 shares, but between 0 and 69,004 shares may vest in accordance with the market-based requirements in the applicable grant agreement) will vest within 45 days after December 31, 2022.
(7)	This award vests as follows: 1/8th of GSUs vested on June 25, 2020 and an additional 1/16th will vest quarterly thereafter until the units are fully vested, subject to continued employment on such vesting dates.
(8)	This award vests as follows: 1/16th of GSUs vested on March 25, 2018 and an additional 1/16th will vest quarterly thereafter until the units are fully vested, subject to continued employment on such vesting dates.
(9)	This award vests as follows: 1/8th of GSUs vested on March 25, 2020 and an additional 1/8th will vest quarterly thereafter until the units are fully vested, subject to continued employment on such vesting dates.

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—	OPTIONS EXERCISED AND STOCK VESTED IN FISCAL 2020

The following table provides information for the named executive officers regarding stock option exercises during the year ended December 31, 2020, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker commissions, and GSUs that vested during the same period, before payment of any applicable withholding tax.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Sundar Pichai	2,918	3,595,837	53,670	76,930,480
Ruth M. Porat	—	—	19,820	29,103,348
Prabhakar Raghavan	—	—	19,644	28,910,858
Philipp Schindler	—	—	30,418	44,505,072
Kent Walker	—	—	19,820	29,103,348

(1)	The value realized on exercise is calculated as the product of (a) the number of shares of our Class A common stock or Class C capital stock, as applicable, for which the stock options were exercised and (b) the excess of the closing price of our Class A common stock or Class C capital stock, as applicable, on the NASDAQ Global Select Market on the date of the exercise over the applicable exercise price per share of the stock options.
(2)	The value realized on vesting is calculated as the product of (a) the number of shares of Class C capital stock underlying the GSUs that vested and (b) the closing price of Class C capital stock on the NASDAQ Global Select Market on the day before vesting.

—	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have no agreements with our named executive officers that provide for additional or accelerated compensation upon termination of the executive’s employment or a change in control of Alphabet, except as set forth below.

In the event of a change in control of Alphabet and, unless our Board of Directors or Leadership Development and Compensation Committee determines otherwise, if the successor corporation does not assume or substitute the equity awards held by our employees, including our named executive officers, all unvested stock options and unvested GSUs will fully vest and the target award for each tranche of Sundar’s PSUs will fully vest.

Effective December 17, 2019, the Leadership Development and Compensation Committee approved an amendment to Alphabet’s form of restricted stock unit agreement under the Amended and Restated 2012 Stock Plan for future grants, such that, similar to GSUs granted to all other Alphabet employees, GSUs granted to directors and named executive officers of Alphabet will immediately vest in full upon termination of service on the Board, or of employment, by reason of death.

In respect to Sundar’s PSUs:

•	Upon a termination of employment by reason of death (i) prior to the start of the performance period of a tranche or during the performance period of a tranche, the target number of PSUs for such tranche will immediately vest in full as of the date of such termination of employment and (ii) following the end of the performance period of a tranche but prior to the determination date with respect to such tranche, the number of PSUs earned based on actual performance will immediately vest as of the determination date.
•	Upon a termination of employment by Alphabet without cause (as defined in the PSU agreement) prior to the determination date for a tranche but after the start of the performance period with respect to such tranche, the number of PSUs earned based on actual performance will be prorated based on the number of calendar days in the performance period Sundar was performing services and the pro rata portion will vest as of the determination date.

The table on page 48 of this proxy statement shows our estimates of the value each of our named executive officers would have received if their unvested GSUs (and in Sundar’s case, PSUs) had become fully vested as a result of termination of employment by reason of a change in control, death, or in the case of Sundar, by Alphabet without cause (as defined in the PSU Agreement) occurring on December 31, 2020. All stock options held by our named executive officers as of December 31, 2020 are fully vested.

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Name	Estimated Benefit of Equity Acceleration Upon Change in Control ($)(1)	Estimated Benefit of Equity Acceleration Upon Death ($)(1)(2)	Estimated Benefit of Equity Acceleration Upon Termination without Cause ($)(3)
Sundar Pichai	228,341,791	228,341,791	50,370,054
Ruth M. Porat	67,372,049	48,973,805	—
Prabhakar Raghavan	69,907,020	53,234,378	—
Philipp Schindler	95,875,137	63,878,800	—
Kent Walker	67,372,049	48,973,805	—

(1)	The estimated benefit amount of equity acceleration was calculated by multiplying the number of unvested GSUs, and in Sundar’s case, the target number of PSUs, by the closing price of Class C capital stock on December 31, 2020, which was $1,751.88 per share.
(2)	The amendment of Alphabet’s form of restricted stock unit agreement under the Amended and Restated 2012 Stock Plan, adopted by the Leadership Development and Compensation Committee on December 17, 2019 for future grants, that provides for equity acceleration upon death is applicable to the equity awards granted after the adoption date.
(3)	The estimated benefit amount of equity acceleration reflects prorated achievement of market-based goals at the target level for each tranche of Sundar’s 2019 PSU award. As of December 31, 2020, one-half of the first performance period tranche (January 2020 to December 2021) has been completed and one-third of the second performance period tranche (January 2020 to December 2022) has been completed. The value shown was calculated by multiplying ½ the target number of PSUs for the first performance period tranche and ⅓ the target number of PSUs for the second performance period tranche by the closing price of our Class C capital stock on December 31, 2020, which was $1,751.88 per share.

—	ALPHABET CEO PAY RATIO

The following table sets forth the ratio of Alphabet Chief Executive Officer Sundar’s total compensation to that of Alphabet’s median employee for the year ended December 31, 2020.

Chief Executive Officer total compensation in 2020	$7,425,547
Median Employee total compensation in 2020	$273,493
Ratio of Chief Executive Officer to Median Employee total compensation	27 : 1

To determine the median employee compensation, we analyzed all of Alphabet’s employees, excluding Alphabet’s Chief Executive Officer, as of December 31, 2020. We annualized wages and salaries for employees that were not employed for the full year. We used base salary and actual bonus as the consistently applied compensation metric to determine the median employee. If this resulted in more than one individual at the median level, we assessed the grant date fair value of standard equity awards for these individuals and selected the employee with the median award value. After identifying the median employee, we calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our named executive officers in the Summary Compensation Table on page 44.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2020. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. There are no shares of Class B Common Stock issued and outstanding under any of our current equity compensation plans. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	Class of Common Stock/Capital Stock	(a) Common/ Capital Shares to be Issued Upon Exercise of Outstanding Options and Rights (#)		(b) Weighted- average Exercise Price of Outstanding Options and Rights(1) ($/Share)	(c) Common/ Capital Shares Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by our stockholders	Class A	22,910	(2)	304.27	—	(3)
Equity compensation plans approved by our stockholders	Class C	19,305,531	(4)	302.00	38,777,812	(5)
Equity compensation plans not approved by our stockholders	Class A	7,688	(6)	226.50	—
Equity compensation plans not approved by our stockholders	Class C	8,603	(7)	225.82	—
Total	Class A	30,598		284.69	—
Total	Class C	19,314,134		283.03	38,777,812	(5)
Total	Class A and Class C	19,344,732		283.81	38,777,812	(5)

(1)	The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding GSUs, which have no exercise price.
(2)	Consists of stock options to purchase 22,857 shares, and GSUs representing the right to acquire 53 shares of our Class A common stock outstanding under our 2004 Stock Plan.
(3)	We granted Class A common stock under the 2004 Stock Plan that expired in April 2014. No further grants may be made under the 2004 Stock Plan.
(4)	Consists of stock options to purchase 25,948 shares of Class C capital stock and GSUs representing the right to acquire 46 shares of Class C capital stock outstanding under our 2004 Stock Plan, and GSUs representing the right to acquire 19,279,537 shares of Class C capital stock outstanding under our Amended and Restated 2012 Stock Plan.
(5)	Consists of shares of Class C capital stock authorized to be issued pursuant to the Google Inc. 2012 Stock Plan, which was approved by our stockholders at the 2012 Annual Meeting of Stockholders, assumed by Alphabet in October 2015, amended at the 2015, 2016, 2017, 2018 Annual Meeting of Stockholders, amended and restated at the 2019 Annual Meeting of Stockholders, and amended at the 2020 Annual Meetings of Stockholders.
(6)	Consists of shares of Class A common stock to be issued upon exercise of outstanding stock options under the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan which was assumed by us in connection with our acquisition of Motorola Mobility Holdings, Inc. in May 2012. No further grants may be made under this plan.
(7)	Consists of shares of Class C capital stock to be issued upon exercise of outstanding stock options that were distributed as a dividend to the issued and outstanding Class A stock options in April 2014 in connection with the stock split under the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan assumed by us in connection with our acquisition of Motorola Mobility Holdings, Inc. in May 2012. No further grants may be made under this plan.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

—	PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth all fees paid or accrued by us for the audit and other services provided by Ernst & Young LLP during the years ended December 31, 2019 and 2020 (in thousands):

	2019 ($)	2020 ($)
Audit Fees(1)	20,112	21,718
Audit-Related Fees(2)	7,185	6,652
Tax Fees(3)	1,944	988
Other Fees(4)	608	1,871
TOTAL FEES	29,848	31,229
(1)	Audit Fees: This category represents fees for professional services provided in connection with the audit of our financial statements, audit of our internal control over financial reporting, review of our quarterly financial statements, and audit services provided in connection with other regulatory or statutory filings for which we have engaged Ernst & Young LLP.
(2)	Audit-Related Fees: This category consists primarily of system and organization controls reporting and other attest services related to information systems.
(3)	Tax Fees: This category consists of tax compliance, tax planning, and tax advice, including foreign tax return preparation and requests for rulings or technical advice from tax authorities.
(4)	Other Fees: This category consists of fees for permitted services other than the services reported in audit fees, audit-related fees, and tax fees.

—	AUDITOR INDEPENDENCE

We maintain a policy that aims to help maintain auditor independence and our compliance with regulatory requirements by ensuring a process for: (1) internal and external auditor review of proposed services for independence and (2) pre-approval of the services by the Audit and Compliance Committee. The Audit and Compliance Committee considers whether the provision of services other than audit services is compatible with maintaining Ernst & Young LLP’s independence.

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—	PRE-APPROVAL POLICIES AND PROCEDURES

All audit and non-audit services provided by Ernst & Young LLP to us must be pre-approved in advance by our Audit and Compliance Committee.

If the following conditions are met, the service will be considered pre-approved by the Audit and Compliance Committee (without any further action from the Audit and Compliance Committee):

•	the service is identified as a permitted service, as determined by the Audit and Compliance Committee each year, and
•	the estimated fee for the permitted service is less than or equal to $500,000.

If the service does not meet the conditions noted above, explicit approval must be obtained from the Audit and Compliance Committee, or the delegate of the Audit and Compliance Committee who has been granted the authority to grant pre-approvals, before the professional from the independent registered accounting firm is engaged by Alphabet or its subsidiaries to render the service. If a pre-approval is obtained from the Audit and Compliance Committee delegate, the auditor may be engaged to commence the service but the service must still be presented to the full Audit and Compliance Committee at its next scheduled meeting.

All services provided to us by Ernst & Young LLP in 2019 and 2020 were pre-approved by the Audit and Compliance Committee.

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REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit and Compliance Committee of the Board of Directors of Alphabet is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of the NASDAQ Stock Market and the SEC. The Audit and Compliance Committee operates pursuant to a charter that is available on the Investor Relations section of our website at https://abc.xyz/investor/other/board/#audit-committee.

The Audit and Compliance Committee oversees Alphabet’s financial reporting process and internal control structure on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of Alphabet’s internal control over financial reporting. Alphabet’s independent auditors are responsible for expressing an opinion as to the conformity of Alphabet’s consolidated financial statements with generally accepted accounting principles and as to the effectiveness of Alphabet’s internal control over financial reporting.

In performing its responsibilities, the Audit and Compliance Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in Alphabet’s Annual Report on Form 10-K for the year ended December 31, 2020. The Audit and Compliance Committee has also discussed with Ernst & Young LLP, Alphabet’s independent auditors, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit and Compliance Committees” issued by the Public Company Accounting Oversight Board (PCAOB).

The Audit and Compliance Committee received written disclosures and the letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit and Compliance Committee concerning independence, and the Audit and Compliance Committee discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Audit and Compliance Committee unanimously recommended to the Board of Directors that the audited consolidated financial statements be included in Alphabet’s Annual Report on Form 10-K for the year ended December 31, 2020.

AUDIT AND COMPLIANCE COMMITTEE

Ann Mather, Chair
Roger W. Ferguson Jr.
Alan R. Mulally

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MANAGEMENT PROPOSALS TO BE VOTED ON

Proposal Number 1	Election of Directors

Nominees

The Nominating and Corporate Governance Committee recommended, and our Board of Directors nominated:

•	Larry Page,
•	Sergey Brin,
•	Sundar Pichai,
•	John L. Hennessy,
•	Frances H. Arnold,
•	L. John Doerr,
•	Roger W. Ferguson Jr.,
•	Ann Mather,
•	Alan R. Mulally,
•	K. Ram Shriram, and
•	Robin L. Washington

as nominees for election as members of our Board of Directors at the Annual Meeting. At the Annual Meeting, eleven directors will be elected to the Board of Directors.

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees, who are all presently directors of Alphabet. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board of Directors, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation, or removal.

The sections titled “Directors and Executive Officers” and “Director Selection Process and Qualifications” on pages 17 and 27 of this proxy statement contain more information about the leadership skills and other experiences that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that these nominees should serve as directors of Alphabet.

Required Vote

We have implemented a majority voting standard for elections of directors. To be elected, a nominee must receive the affirmative “FOR” vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Our Board of Directors expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. If an incumbent director fails to receive the required number of votes for re-election, the Nominating and Corporate Governance Committee will act on a prompt basis to determine whether to recommend that our Board of Directors accept the director’s resignation and will submit such recommendation for prompt consideration by our Board of Directors. Our Board of Directors may accept the resignation, refuse the resignation, or refuse the resignation subject to such conditions as our Board of Directors may impose. Additional details about this process are specified in our Corporate Governance Guidelines, which are available on the Investor Relations section of our website at https://abc.xyz/investor/.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE ABOVEMENTIONED NOMINEES.

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Proposal Number 2	Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit and Compliance Committee of the Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2021. During the fiscal year ended December 31, 2020, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain audit-related, tax, and other services. See “Independent Registered Public Accounting Firm” on page 50 of this proxy statement.

The Audit and Compliance Committee believes that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of Alphabet and our stockholders. Notwithstanding its selection, the Audit and Compliance Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit and Compliance Committee believes that such a change would be in the best interests of Alphabet and our stockholders. If our stockholders do not ratify the appointment, the Audit and Compliance Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Ernst & Young LLP are expected to participate in the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative “FOR” vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Ernst & Young LLP.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

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Proposal Number 3	Approval of Alphabet’s 2021 Stock Plan

On April 14, 2021, our Board of Directors approved the Alphabet Inc. 2021 Stock Plan (2021 Stock Plan or Plan), subject to the approval of our stockholders at the Annual Meeting. We are submitting the 2021 Stock Plan to our stockholders for approval. The Plan is intended as the successor to the Alphabet Inc. Amended and Restated 2012 Stock Plan (2012 Plan). If the 2021 Stock Plan is approved by the stockholders at the Annual Meeting, no additional awards will be granted under the 2012 Plan. From and after such time, all outstanding awards granted under the 2012 Plan will remain subject to the terms of the 2012 Plan.

Summary of the Plan

The material features of the 2021 Stock Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the 2021 Stock Plan, which is set forth in Appendix A to this proxy statement.

Purpose

The 2021 Stock Plan is intended to promote the interests of Alphabet and its subsidiaries (collectively, the Company) and its stockholders by providing the employees and consultants of the Company and members of our Board of Directors with incentives and rewards to encourage them to continue in the service of the Company and with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

Administration

The Leadership Development and Compensation Committee shall administer the 2021 Stock Plan in accordance with its terms. The Leadership Development and Compensation Committee has full discretionary authority to administer the Plan, including without limitation the authority to (1) designate the employees and consultants of the Company and members of our Board of Directors who shall be granted incentive awards under the Plan and the amount, type and other terms and conditions of such incentive awards and (2) interpret and construe any and all provisions of the Plan and the terms of any incentive award (and any agreement evidencing the grant of an incentive award). The Leadership Development and Compensation Committee may exercise all discretion granted to it under the 2021 Stock Plan in a non-uniform manner among participants. The Leadership Development and Compensation Committee may delegate to a subcommittee of one or more members of our Board of Directors or employees of the Company the authority to grant incentive awards, subject to such limitations as the Leadership Development and Compensation Committee shall specify and to the requirements of applicable law.

Eligibility

Any employee or consultant of, or person who renders services directly or indirectly to, the Company and any member of our Board of Directors is eligible for selection by the Leadership Development and Compensation Committee to receive an incentive award under the 2021 Stock Plan (such a person who is selected to receive an incentive award is referred to herein as a participant). As of December 31, 2020, the Company had approximately 135,301 employees and eleven members of the Board of Directors (including three employee directors).

Shares Subject to the Plan

The maximum number of shares of Class C capital stock that may be covered by incentive awards granted under the 2021 Stock Plan shall not exceed 60,010,002 shares in the aggregate, which is the sum of (i) 3,500,000 new shares of Class C capital stock, and (ii) 56,510,002 shares of Class C capital stock consisting of (A) the number of shares available for future issuance under the 2012 Plan as of April 14, 2021, the date our Board of Directors approved the 2021 Stock Plan, and (B) the number of unvested shares granted and outstanding under the 2012 Plan as of April 14, 2021 that may expire, be forfeited, canceled, or otherwise terminated without issuance, or are settled in cash, or tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an award.

For purposes of these limitations, shares of Class C capital stock shall only be counted as used to the extent that they are actually issued and delivered to a participant (or such participant’s permitted transferees as described in the Plan) pursuant to the Plan. Accordingly, if an incentive award is settled for cash or if shares of Class C capital stock are withheld to pay the exercise price of a stock option or to satisfy any tax withholding requirement in connection with an incentive award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of shares of Class C capital stock that are available for delivery under the 2021 Stock Plan. In addition, shares of Class C capital stock related to incentive awards that expire,

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are forfeited or cancelled or terminate for any reason without the issuance of shares shall not be treated as issued pursuant to the Plan. In addition, if shares of Class C capital stock owned by a participant (or such participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to Alphabet in payment of any obligation in connection with an incentive award, the number of shares tendered shall be added to the number of shares of Class C capital stock that are available for delivery under the Plan. As of April 6, 2021, the closing price on NASDAQ for a share of Class C capital stock was $2,224.75.

Award Types

The 2021 Stock Plan permits grants of the following types of incentive awards subject to such terms and conditions as the Leadership Development and Compensation Committee shall determine, consistent with the terms of the Plan: (1) stock options, including stock options intended to qualify as ISOs, (2) other stock-based awards, including in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, and (3) cash awards. Subject to the terms of the 2021 Stock Plan, incentive awards may be settled in cash or shares of Class C capital stock and may be subject to performance-based and/or service-based conditions.

In addition, in order to retain and compensate the non-employee directors for their services, and to strengthen the alignment of their interests with those of the stockholders of the Company, the Plan permits the grant of cash-based and stock-based awards to non-employee directors. Stock-based awards may be in the form of any of the following, in each case in respect of Class C capital stock: (a) stock options, (b) stock appreciation rights, (c) restricted shares, (d) restricted stock units, (e) dividend equivalent rights, and (f) other equity-based or equity-related Awards (including, without limitation, the grant or offer for sale of unrestricted shares of Class C capital stock) that the Leadership Development and Compensation Committee determines to be consistent with the purposes of the Plan and the interests of the Company. Cash-based awards may be in the form of (i) retainers, (ii) meeting-based fees or (iii) any other cash award that the Leadership Development and Compensation Committee determines to be consistent with the purposes of the Plan and the interests of the Company. Aggregate awards granted to any non-employee director in respect of any calendar year, solely with respect to his or her service as a non-employee director, may not exceed $1,500,000 based on the aggregate value of cash-based awards and the fair market value of any stock-based awards, in each case determined as of the date of grant. Our Board of Directors will reassess this cap at least once every five years.

Stock Options

The 2021 Stock Plan permits the Leadership Development and Compensation Committee to grant stock options, including ISOs, which are stock options that are designated by the Leadership Development and Compensation Committee as incentive stock options and which meet the applicable requirements of incentive stock options pursuant to Section 422 of the Code, subject to certain terms and conditions.

Exercise Price. The exercise price per share of Class C capital stock covered by a stock option shall not be less than 100% of the fair market value of a share of Class C capital stock on the date on which such stock option is granted. For this purpose, fair market value (Fair Market Value) is determined as being equal to the closing sales price on the date of grant or, if not so reported for such day, the immediately preceding business day, of a share of Class C capital stock as reported on the principal securities exchange on which shares of Class C capital stock are listed and admitted to trading.

Terms Applicable to Stock Options. A stock option granted to a participant under the 2021 Stock Plan allows a participant to purchase up to a specified total number of shares of Class C capital stock at a specified exercise price per share during specified time periods, each as determined by the Leadership Development and Compensation Committee in its discretion, provided that no stock option may have a term of longer than ten (10) years.

Additional Terms for ISOs. Stock options granted under the 2021 Stock Plan that are intended to qualify as ISOs are subject to certain additional terms and conditions as set forth in the Plan, including: (1) each stock option that is intended to qualify as an ISO must be designated as an ISO in the agreement evidencing its grant, (2) ISOs may only be granted to individuals who are employees of the Company, (3) the aggregate Fair Market Value (determined as of the date of grant of the ISOs) of the number of shares of Class C capital stock with respect to which ISOs are exercisable for the first time by any participant during any calendar year under all plans of the Company cannot not exceed $100,000, or such other maximum amount as is then applicable under Section 422 of the Code, and (4) no ISO may be granted to a person who, at the time of the proposed grant, owns (or is deemed to own under the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company unless the exercise price of such ISO is at least one hundred ten percent (110%) of the Fair Market Value of a share of Class C capital stock at the time such ISO is granted and (b) such ISO is not exercisable after the expiration of five years from the date it is granted. The maximum number of shares of Class C Capital Stock that may be covered by incentive awards granted under the 2021 Stock Plan that are intended to be ISOs shall not exceed 60,010,002 shares in the aggregate. Any stock option granted under the 2021 Stock Plan that is designated as an ISO but for any reason fails to meet the requirements of an ISO shall be treated under the Plan as a nonstatutory stock option.

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Repricing Not Permitted. The 2021 Stock Plan does not permit Alphabet to reprice any stock option granted under the Plan without the approval of the stockholders of Alphabet. For this purpose, “reprice” means (1) any of the following or any other action that has the same effect: (a) lowering the exercise price of a stock option after it is granted, (b) any other action that is treated as a repricing under GAAP, or (c) cancelling a stock option at a time when its exercise price exceeds the fair market value of the underlying Class C capital stock, in exchange for another stock option, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (2) any other action that is considered to be a repricing under formal or informal guidance issued by NASDAQ.

Term

No grants of incentive awards may be made under the Plan after June 2, 2031.

Amendment and Termination

Our Board of Directors may at any time suspend or discontinue the 2021 Stock Plan or revise or amend the Plan in any respect whatsoever, provided that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. No amendment will be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action under the Plan may, without the consent of a participant, reduce the participant’s rights under any previously granted and outstanding incentive award.

Adjustments Upon Certain Changes

The 2021 Stock Plan includes provisions that require or permit the Leadership Development and Compensation Committee to make certain adjustments upon the occurrence of specified events, including provisions that provide as follows: (1) upon the occurrence of certain events effecting the capitalization of Alphabet such as a recapitalization or stock split, the Leadership Development and Compensation Committee shall make appropriate adjustments in the type and maximum number of shares available for issuance under the Plan and the limits described above for ISOs, (2) in the event of an increase or decrease in the number or type of issued shares of common or capital stock of Alphabet without receipt or payment of consideration by the Company, the Leadership Development and Compensation Committee shall appropriately adjust the type or number of shares subject to each outstanding incentive award and the exercise price per share, if any, of shares subject to each such incentive award, (3) in the event of a merger or similar transaction as a result of which the holders of shares of Class C capital stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Leadership Development and Compensation Committee shall appropriately adjust each outstanding incentive award so that it pertains and applies to the securities which a holder of the number of shares of Class C capital stock subject to such incentive award would have received in such transaction, (4) upon the occurrence of certain specified extraordinary corporate transactions, such as a dissolution or liquidation of Alphabet, sale of all or substantially all of the Company’s assets, and certain mergers involving Alphabet, and upon any other corporate change, including but not limited to an extraordinary cash dividend, spin off or sale of a subsidiary or business unit, the Leadership Development and Compensation Committee has discretion to make certain adjustments to outstanding incentive awards, cancel outstanding incentive awards and provide for cash payments to participants in consideration of such cancellation, or provide for the exchange of outstanding incentive awards.

Summary of Federal Income Tax Consequences of Awards

ISOs. A participant who is granted an ISO does not recognize taxable income at the time the ISO is granted or upon its exercise, but the excess of the aggregate fair market value of the shares acquired on the exercise date (ISO shares) over the aggregate exercise price paid by the participant is included in the participant’s income for alternative minimum tax purposes. Upon a disposition of the ISO shares more than two years after grant of the ISOs and one year after exercise of the ISOs, any gain or loss is treated as long-term capital gain or loss. In such case, Alphabet would not be entitled to a deduction. If the participant sells the ISO shares prior to the expiration of these holding periods, the participant recognizes ordinary income at the time of disposition equal to the excess if any, of the lesser of (1) the aggregate fair market value of the ISO shares at the date of exercise and (2) the amount received for the ISO shares, over the aggregate exercise price previously paid by the participant. Any gain or loss recognized on such a premature disposition of the ISO shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale. The amount of ordinary income recognized by the participant is subject to payroll taxes. Alphabet is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Nonstatutory Stock Options. A participant who is granted a stock option that is not an ISO (a nonstatutory stock option) does not recognize any taxable income at the time of grant. Upon exercise, the participant recognizes taxable income in an amount equal to the aggregate fair market value of the shares subject to the nonstatutory stock options over the aggregate exercise price of such shares.

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Any taxable income recognized in connection with the exercise of nonstatutory stock options by an employee is subject to payroll taxes. Alphabet is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income. The participant’s basis in the option shares will be increased by the amount of ordinary income recognized. Upon the sale of the shares issued upon exercise of the nonstatutory stock options, any further gain or loss recognized will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale.

Restricted Stock and Restricted Stock Units. A participant will not recognize income at the time a restricted stock award is granted. When the restrictions lapse with regard to any installment of restricted stock, the participant will recognize ordinary income in an amount equal to the fair market value of the shares with respect to which the restrictions lapse, unless the participant elected to realize ordinary income in the year the award is granted in an amount equal to the fair market value of the restricted stock awarded, determined without regard to the restrictions. A participant will not recognize income at the time an award of restricted stock units is granted. The participant will recognize ordinary income at the time the restricted stock units vest, in an amount equal to the cash paid or to be paid or the fair market value of the shares delivered or to be delivered. The amount of ordinary income recognized by the participant is subject to payroll taxes. Alphabet is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Performance-Based Awards. A participant will not recognize income at the time of grant of a performance-based award.The participant will recognize ordinary income at the time the performance-based award vests in an amount equal to the dollar amount, or the fair market value of the shares of Class C capital stock, subject to the award. The amount of ordinary income recognized by the participant is subject to payroll taxes. Alphabet is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Section 162(m) Compensation Deduction Limitation. In general, Section 162(m) limits Alphabet’s compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m), as amended. A “covered employee” includes each individual who served as Alphabet’s Chief Executive Officer or Chief Financial Officer at any time during the taxable year, each of the three other most highly compensated officers of the Company for the taxable year, and any other individual who was a covered employee of the Company for the preceding tax year beginning after December 31, 2016.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE INDIVIDUAL MAY RESIDE.

New Plan Benefits

As of the date of this proxy statement, no awards have been made under the 2021 Stock Plan. The benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group under the 2021 Stock Plan are not presently determinable.

Required Vote

Approval of the 2021 Stock Plan requires the affirmative “FOR” vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “FOR” approval of the 2021 Stock Plan.

Alphabet Recommendation

We believe strongly that the approval of the 2021 Stock Plan is essential to our continued success. Our employees are among our most valuable assets. Restricted stock units, stock options and other awards such as those provided under the 2021 Stock Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above the stockholders are being asked to approve the 2021 Stock Plan.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2021 STOCK PLAN.

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STOCKHOLDER PROPOSALS

We engage with our stockholders and other stakeholders throughout the year to discuss important issues, including environmental sustainability; diversity, equity, and inclusion (DEI); executive compensation; and content governance. This engagement enables us to better understand our stockholders’ priorities and perspectives, gives us an opportunity to elaborate on our initiatives, policies, and practices, and fosters open and constructive dialogue. We consider this feedback as we evaluate our approaches and review them with our Board of Directors. We provide updates on our efforts through our Investor Relations website at https://abc.xyz/investor/, our Annual Report, and our Keyword blog at https://www.blog.google/.

Various stockholders have submitted Proposal Numbers 4-11. Stockholders will vote on these proposals at our Annual Meeting if the proponents or their qualified representatives present their proposals at the Annual Meeting and submit them for a vote. Stockholder proposals, including any supporting statements, are included exactly as submitted to us by their proponents.

Our Board of Directors’ recommendation on each stockholder proposal immediately follows our opposing statement. A number of the proposals touch on matters that we believe are being appropriately handled by our management and/or our Board of Directors. While a number of these proposals contain claims that we believe are incorrect or misleading, we have not attempted to refute all of them. We do appreciate the concerns raised in many of the proposals, and in many cases we have already taken actions to address them, rendering the implementation of a specific proposal unnecessary or not the best use of company resources. While our actions may not be exactly as prescribed in a proposal, they are designed to further the long-term interests of the company, our stockholders, and other stakeholders. Some examples of those initiatives include:

•	Environmental Sustainability: Google has been carbon neutral since 2007. In 2019, for the third consecutive year, we matched 100% of our electricity consumption with renewable energy purchases. We are the largest annual corporate purchaser of renewable energy in the world, based on megawatt-hours of renewable electricity purchased. In 2020, we neutralized our entire legacy carbon footprint since our founding, making Google the first major company to achieve carbon neutrality for its entire operating history. In our third decade of climate action, we have set our most ambitious goal yet: to run our business on carbon-free energy everywhere, at all times, by 2030. Read more about Google’s environmental sustainability efforts at google.com/sustainability and see our 2020 Environmental Report at https://www.gstatic.com/gumdrop/sustainability/google-2020-environmental-report.pdf.
•	DEI Programs: We are also in the course of scaling our DEI efforts and providing more transparency about that work. Since 2018, we increased representation for women globally, and for Black+ and Latinx+ employees in the U.S. And in 2020 we announced our Racial Equity Commitments, focused on building sustainable equity for our Black community and making our products and programs helpful for everyone. More information on Google’s diversity efforts and racial equity commitments is available at google.com/ diversity and about.google/commitments/racialequity/. In 2020, we also committed to updating our workplace DEI policies and practices, and our DEI Advisory Council will be reporting quarterly to the Leadership Development and Compensation Committee on our progress against these commitments.
•	Executive Compensation: In recent months, the Leadership Development and Compensation Committee has explored incorporating ESG goals into individual performance reviews. In 2022, we plan to introduce a bonus program for members of Google’s senior executive team that takes into account efforts to further ESG goals.
•	Content Governance: Our Transparency Report (available at transparencyreport.google.com) shares data on how we handle content that violates our policies, as well as how we handle government requests for removal of content. YouTube’s Community Guidelines covering what is allowed on YouTube, are available at www.youtube.com/about/policies/#community-guidelines. By using a combination of smart detection technology and highly trained human reviewers, YouTube has been able to enforce its policies more and more quickly. We also release a quarterly enforcement report, which includes information on channel removals, removal of comments, the policy reasons for removal, and most recently, data on appeals (transparencyreport.google.com/youtube-policy/removals).
•	Competition: We believe our products like Search, Gmail, and Maps help users every day. They increase choice and expand competition, leveling the playing field for small businesses around the world. We have set forth our approach to competition in the U.S., including facts about Google’s business, our competition, latest relevant news, and other helpful links, at https://blog. google/competition#overview. We provide information on competition in Europe’s digital markets, including our efforts to promote modern rules that encourage competition without harming product quality or stifling innovation, at https://blog.google/EU-digital-markets#regulation. We believe our clear approach to competition issues appropriately keeps stakeholders apprised of these issues.

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For these reasons and others set forth in our opposing statements, we generally disagree with the proposals requesting other specific additional reports or initiatives that do not fully recognize or reflect the actions we are already taking to address such issues, the clear oversight responsibilities and structures we have in place to evaluate and monitor our progress, and our ongoing commitment to transparency.

Upon receiving an oral or written request, we will promptly provide the name, address, and the number of known voting securities held by the proponents of the stockholder proposals. You may request this information via mail, email, or phone, as follows:

Alphabet Inc.	Email: corporatesecretary@abc.xyz	(650) 253-3393
Attn: Corporate Secretary
1600 Amphitheatre Parkway
Mountain View, California 94043

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Proposal Number 4	Stockholder Proposal Regarding Equal Shareholder Voting

Give Each Share an Equal Vote

RESOLVED:

Shareholders request that our Board take all practicable steps in its control to initiate and adopt a recapitalization plan for all outstanding stock to have one vote per share. We recommend that this be done through a phase-out process in which the board would, within seven years or other timeframe justified by the board, establish fair and appropriate mechanisms through which disproportionate rights of Class B shareholders could be eliminated. This is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts.

SUPPORTING STATEMENT:

In our company’s multi-class voting structure, Class B stock has 10 times the voting rights of Class A. As a result, Mr. Page and Mr. Brin currently control over 51% of our company’s total voting power, while owning less than 12% of stock – and will continue to do so even though they have stepped down from leading our company. This raises concerns that the interests of public shareholders may be subordinated to those of our co-founders.

Due to this voting structure, our company takes public shareholder money but refuses shareholders an equal voice in our company’s management. For example, it was primarily the weight of the insiders’ 10 votes per share that permitted the creation of a non-voting class of stock (class C) despite the fact that the “majority of [shareholders] voted to oppose the maneuver.” The New York Times reported that “only about 12.7 percent of Google’s Class A stockholders — other than Mr. Brin, Mr. Page and other Google directors and employees — voted in support of issuing the Class C stock … With little regard for the shareholders’ opinion, Google continued with the plan.”

A variety of corporate governance experts illustrate a growing concern about multi-class share structures:

•	As of July 2017, the S&P Dow Jones Indices announced that certain indices will no longer add companies with multiple share class structures;
•	The Council for Institutional Investors (CII) recommends a seven year phase-out of dual class share offerings. The International Corporate Governance Network supports CII’s recommendation “to require to a time-based sunset clause for dual class shares to revert to a traditional one-share/one-vote structure no more than seven years after a company’s IPO date.”
•	The Investor Stewardship Group recommends that “shareholders should be entitled to voting rights in proportion to their economic interest” and “boards should have a strong, independent leadership structure.”
•	As of November 2, 2019, Institutional Shareholder Services (ISS), which rates companies on governance risk, gave our company a 10, its highest risk category, for the Governance QualityScore.

Shareholders are encouraged to vote FOR this good governance request to allow better shareholder oversight.

Alphabet Opposing Statement

Our Board of Directors believes that the capital structure set out in our Amended and Restated Certificate of Incorporation is in the best interests of the company and our stockholders.

Since its inception, Google has been managed with a focus on the long term. This focus was emphasized by our Co-Founders, Larry and Sergey, in their letter to our stockholders at the time of Google’s initial public offering in 2004: “We are creating a corporate structure that is designed for stability over long time horizons.” They reiterated their commitment to our long-term focus in their April 2012 letter to our stockholders: “We have always managed Google for the long term, investing heavily in the big bets we hope will make a significant difference in the world.” The implementation of our holding company, Alphabet, in October 2015 further reinforces this view.

We believe that our success is owed in large part to the leadership and vision originated by our Co-Founders, Larry and Sergey, and carried on today by Alphabet CEO Sundar Pichai, who wrote in his letter to our stockholders in 2018: “We are fortunate to have a timeless mission, and the way we approach it continues to evolve. Each phase change has been the result of careful, long-term planning that began by placing big bets in areas we believed would pay big dividends for society 5, 10, even 20 years down the road.” Through their collective leadership and focus on innovation and long-term growth, we have established a track record of building a strong company and creating stockholder value. We believe that the stability provided by the tri-class voting structure insulates us from short-term pressures and gives us greater ability to focus on long-term interests than might otherwise be the case.

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The dual class capital structure with two classes of common stock (Class A common stock with one (1) vote per share and Class B common stock with ten (10) votes per share) has been in existence since we became a public company in 2004, and the tri-class structure, with a new class of non-voting capital stock (Class C capital stock), was approved by a majority of the voting power of our outstanding common stock at the 2012 Annual Meeting of Stockholders. Every investor purchasing a share of our Class A common stock and our Class C capital stock is aware of this capital structure, which is disclosed in detail in our public filings with the SEC. Many are attracted to our stock by the long-term stability that Larry and Sergey continue to provide to the company as active Board members, our largest Class B stockholders, and Co-Founders.

Further, we have established a robust governance structure to ensure independent oversight of the management team. Since 2018, John L. Hennessy has served as our non-executive, independent Chair. Our Board of Directors believes that he is best positioned to develop agendas that ensure that our Board of Directors’ time and attention are focused on the most critical matters for the company and our stockholders. His role enables decisive leadership and enhances accountability. Our Chair, along with the other independent members of our Board of Directors who together currently comprise more than 70% of our Board of Directors, provide oversight of, and valuable guidance to Alphabet CEO Sundar Pichai and our management team. As such, we believe our current corporate governance structure is sound and effective.

Our Board of Directors believes that our capital structure combined with our governance structure has provided significant stability to the company, and is therefore in the best interests of our stockholders. Accordingly, our Board of Directors recommends that stockholders vote “AGAINST” this proposal.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

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Proposal Number 5	Stockholder Proposal Regarding Nomination of Human Rights and/or Civil Rights Expert to Board

HUMAN/CIVIL RIGHTS EXPERT ON BOARD

RESOLVED: Shareholders request that Alphabet’s Nominating and Corporate Governance Committee nominate for the next Board election at least one candidate who:

•	has a high level of human and/or civil rights expertise and experience and is widely recognized as such, as reasonably determined by Alphabet’s Board, and
•	will qualify as an independent director within the meaning of the listing standards of the New York Stock Exchange.

WHEREAS: Shareholders believe Alphabet requires expert, board level oversight of civil and human rights issues to assess risk and develop strategy to avoid causing or contributing to widespread violations of human or civil rights, such as supporting hate campaigns, privacy violations, or violence.

Shareholders are concerned Alphabet’s content governance has proven ineffectual and poses risk to shareholder value. Alphabet has extraordinary impact on human and civil rights, controlling an estimated 90 percent of the search market. Nearly two billion people use YouTube monthly, with YouTube’s recommendation algorithm driving approximately 70 percent of viewing.

Civil rights advocates have criticized Alphabet for failing to address hate speech that targets communities of color and marginalized groups. YouTube launched a 100 million dollar fund for black creators, yet the New York Times reports YouTube has been “successfully weaponized by racists...to undermine Black Lives Matter.” The company faces a class action lawsuit from black creators alleging Alphabet violated laws intended to prevent racial discrimination.

The Christchurch terrorist attack in New Zealand, broadcast on YouTube, led to a global call to limit the spread of extremist content. Prime Minister Jacinda Ardern said: “We cannot simply sit back and accept that these platforms just exist and that what is said on them is not the responsibility of the place where they are published.” Yet, 2020 research found YouTube radicalized viewers by steering them to videos espousing increasingly extremist ideologies.

In 2019, employees — Googlers for Human Rights — petitioned Google not to support United States Customs and Board Protection, Immigration and Customs Enforcement, or the Office of Refugee Resettlement “until these agencies stop engaging in human rights abuses,” comparing Google’s role to IBM’s enabling Nazis during the Holocaust.

Amnesty International concluded Google’s “surveillance-based business model is incompatible with the right to privacy and poses a serious threat to a range of other human rights.” An unsealed court document revealed Google is enabling reverse search warrants to disclose everyone who searched a keyword rather than information on known suspects, a practice under challenge for violating civil rights.

In 2019, Google was fined a record 170 million dollars by the Federal Trade Commission and New York Attorney General Letitia James over YouTube’s violation of children’s privacy. Now, a 3 billion dollar United Kingdom lawsuit alleges YouTube has “systematically broken [privacy] laws by harvesting children’s data.”

As fiduciaries, our Board is responsible for stewardship of business performance and long term strategic planning, in light of risk factors like widespread violations of human and civil rights.

Alphabet Opposing Statement

In their letter to our stockholders at the time of Google’s initial public offering in 2004, our Co-Founders, Larry and Sergey, highlighted Google’s goal to “develop services that significantly improve the lives of as many people as possible.” This vision continues today –we believe in technology’s power and potential to have a profoundly positive impact across the world.

Across Google, we are guided by internationally recognized human rights standards. We are committed to respecting the rights enumerated in the Universal Declaration of Human Rights and its implementing treaties, as well as upholding the standards established in the United Nations Guiding Principles on Business and Human Rights (UNGPs) and in the Global Network Initiative (GNI) Principles. We have an infrastructure in place to address these issues, and we disagree with a number of the claims and characterizations in this proposal.

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Google’s work on civil rights and human rights is conducted through our Human Rights Program, a central function consisting of experts in the field supporting our efforts to ensure that we are meeting our commitment to the UNGPs, GNI Principles, and other civil and human rights instruments. The Human Rights Program develops and advances company-wide strategy on civil and human rights, advises product teams on potential civil and human rights impacts, conducts human rights due diligence, and engages external experts and stakeholders.

Dedicated personnel are focused on product, regional, and functional areas and are responsible for the day-to-day operations of protecting our users and ensuring compliance with legal requirements. Senior management develops the strategy around and oversees the implementation of civil and human rights commitments and GNI Principles at Google and provides regular updates on relevant issues to the members of our Audit and Compliance Committee in accordance with its Charter, which was amended in 2020 to explicitly include risk oversight of civil and human rights issues. The Audit and Compliance Committee also provides pertinent reports to the full Board of Directors to ensure that it is apprised of these matters.

As we grow as a company, we continue to enhance and evolve our implementation of our human rights commitments. For example, we have established a Human Rights Executive Council to provide oversight and guidance to our Human Rights Program on global human rights and domestic civil rights in the U.S. Council members will represent key product areas and functions across Google and regularly hear from the leaders of the Human Rights Program. More information on our human rights commitments can be found at https://about.google/human-rights/.

We believe the members of our Board of Directors are qualified and equipped to provide risk oversight of civil and human rights issues. As we describe in more detail in the Director Selection Process and Qualifications section beginning on page 27 of this proxy statement, our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directors, balancing the appropriate size and composition of the Board of Directors and its respective committees with the qualifications of candidates in light of these needs. The Nominating and Corporate Governance Committee factors into its determination the following qualities, among others: integrity, professional reputation and strength of character, educational background, knowledge of our business, diversity of professional experience, and ability to represent the best interests of our stockholders.

Most of our directors also have experience serving on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends, different business processes, challenges, and strategies. Other directors have experience as presidents or trustees of significant academic, research, and philanthropic institutions, which also brings unique perspectives to our Board of Directors. Further, our directors also have other experience that makes them valuable members, such as entrepreneurial experience and experience developing technology or managing technology companies, which provides insight into strategic and operational issues faced by us.

We believe there are a myriad of skills that make an ideal board candidate, including factors such as civil and/or human rights experience. Our current process allows us to consider all of these factors holistically and as a result, we do not believe it would be in the best interests of the company or our stockholders to adopt this proposal. Therefore, our Board of Directors recommends that stockholders vote “AGAINST” this proposal.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

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Proposal Number 6	Stockholder Proposal Regarding Report on Sustainability Metrics

WHEREAS: Studies suggest that companies that integrate environmental, social, and governance (ESG) factors into business strategy reduce reputational, legal, and regulatory risks and improve long-term performance. Leading companies have integrated sustainability metrics into executive pay plans, among them Unilever and Walmart. The UN Principles for Responsible Investment (2012) state that considering ESG factors in compensation can help protect long-term shareholder value.

Diversity, inclusion, and equity are key components of business sustainability and success:

•	McKinsey research shows that companies in the top quartiles for gender and racial/ethnic diversity were more likely to have above average financial returns (“Diversity Matters,” McKinsey & Company, 2015).
•	In a 2013 Catalyst report, diversity was positively associated with more customers, increased sales revenue, and greater relative profits.

Yet technology companies have not seized this opportunity. Underrepresented people of color hold just 9 percent of technical roles in the sector (Intel/Dalberg, 2016). Women hold 36 percent of entry-level tech jobs and just 19 percent of C-suite positions (“Women in the Workplace,” McKinsey, 2016).

The tech diversity crisis threatens worker safety, talent retention, product development, and customer service. These human capital risks are playing out at Alphabet:

•	In 2019, more than 2,000 Google workers “signed a petition to remove a member of the company’s newly formed council on artificial intelligence ethics for alleged anti-trans and anti-immigrant views.” (“Google loses diversity chief amid unrest over workplace issues,” CNET, April 2019).
•	In December 2020, the former co-leader of Google’s “Ethical A.I. team” claimed that she was fired after criticizing shortcomings in Google’s approach to inclusive hiring and biases in artificial intelligence systems.

Alphabet has taken steps to address inclusion, but risks remain as our Company remains predominantly white and male. According to Google’s 2020 diversity report, underrepresented people of color account for only 7.9 percent of Google’s tech workforce and only 6.8 percent of leadership.

In 2020, CEO Sundar Pichai responded to ongoing structural racism and racist violence, including the murder of George Floyd, by announcing new goals and resources. This includes goals to increase representation of underrepresented groups at senior levels and “more than double the number of Black+ Googlers at all other levels by 2025.” However, it is not clear how that strategy is driven by executive accountability. Clearly disclosed, comprehensive links among sustainability, diversity, and executive compensation would help deliver change and improve human capital management.

Peers such as Microsoft, Intel, and IBM have already begun linking parts of compensation to diversity goals.

RESOLVED: Shareholders request the Board Compensation Committee prepare a report assessing the feasibility of integrating sustainability metrics, including metrics regarding diversity among senior executives, into performance measures or vesting conditions that may apply to senior executives under the Company’s compensation plans or arrangements. For the purposes of this proposal, “sustainability” is defined as how environmental and social considerations, and related financial impacts, are integrated into long-term corporate strategy, and “diversity” refers to gender, racial, and ethnic diversity.

Alphabet Opposing Statement

Our Board of Directors has carefully considered this proposal and, for the reasons set forth below, does not believe that it is in the best interests of the company and our stockholders.

Alphabet has long supported corporate sustainability, including environmental, social, and diversity considerations. We strive to build sustainability into everything we do from designing and operating efficient data centers, advancing carbon-free energy, creating sustainable workplaces, building better devices and services, empowering users with technology, and enabling a responsible supply chain.

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Google has been carbon neutral since 2007, and in 2019, for the third consecutive year, we matched 100% of our electricity consumption with renewable energy purchases, as reported in our 2020 Environmental Report (https://www.gstatic.com/gumdrop/sustainability/google-2020-environmental-report.pdf). We are the largest annual corporate purchaser of renewable energy in the world, based on renewable electricity purchased in megawatt-hours. In 2020, we neutralized our entire legacy carbon footprint since our founding, making Google the first major company to achieve carbon neutrality for its entire operating history. In our third decade of climate action, we have set our most ambitious goal yet: to run our business on carbon-free energy everywhere, at all times, by 2030.

Some other 2020 achievements and goals include:

•	We issued $5.75 billion in sustainability bonds, the largest sustainability or green bond issuance by any company in history. The net proceeds from the issuance are used to fund environmentally and socially responsible projects in the following eight areas: energy efficiency, clean energy, green buildings, clean transportation, circular economy and design, affordable housing, commitment to racial equity, and support for small businesses and COVID-19 crisis response.
•	We earned a spot on the CDP (formerly the Carbon Disclosure Project) Climate Change A List for the seventh consecutive year.
•	We announced a goal to enable 5 gigawatts of new carbon-free energy across our key manufacturing regions by 2030 through investment. We anticipate this will spur more than $5 billion in clean energy investments, avoid the amount of emissions equal to taking more than 1 million cars off the road each year, and create more than 8,000 clean energy jobs.
•	With the Environmental Insights Explorer, launched in 2018, we are working to help more than 500 cities and local governments globally reduce a total of 1 gigaton of carbon emissions annually by 2030.

An overview of Google’s corporate environmental sustainability efforts can be found at https://google.com/sustainability, along with our 2020 Environmental Report, which summarizes the progress of our environmental initiatives.

We are committed to scaling diversity, equity, and inclusion, increasing transparency of data on workforce representation, and taking a more systemic approach to improve outcomes in workforce representation and to create an inclusive culture. We are focused on measurable goals, talent development, and building an inclusive culture because we believe only a holistic approach to diversity will produce meaningful, sustainable change. We report attrition data externally and we are using this data to help inform how we approach our diversity and inclusion efforts.

Over the last year we have seen progress in a number of areas. Since 2018, we continued to increase representation for women globally, and for Black+ and Latinx+ employees in the U.S. We saw the largest increase in our hiring of Black+ technical employees that we have ever measured. Additionally, in 2020 we announced our Racial Equity Commitments, which are focused on building sustainable equity for Google’s Black community and making our products and programs helpful in the moments that matter most to Black users. More information on Google’s diversity efforts and racial equity commitments can be found at https://google.com/diversity and https://about.google/commitments/racialequity/, respectively.

Further, in assessing the individual performance of our named executive officers, their performance against these types of strategic goals are considered by the Leadership Development and Compensation Committee.

As noted above, we are committed to incorporating these values into our business and have promoted them in our practices. Accordingly, our Board of Directors recommends that stockholders vote “AGAINST” this proposal.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

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Proposal Number 7	Stockholder Proposal Regarding Report on Takedown Requests

Resolved, shareholders request the Board of Directors issue a report (within a reasonable time frame, at reasonable cost, and excluding confidential information) assessing the feasibility of publicly disclosing on an annual basis, by jurisdiction, the list of delisted, censored, downgraded, proactively penalized, or blacklisted terms, queries or sites that the company implements in response to government requests.

Supporting Statement

Google’s Artificial Intelligence Principles state the company will not pursue technologies that cause harm, “that gather or use information for surveillance” or “whose purpose contravenes widely accepted principles of international law and human rights.”

There is increasing evidence of a contradiction between Google’s principles and its actions.

Buzzfeed reported: “According to Google’s own stats, the Russian government has made 175 separate requests for the search engine to remove sites it has banned, totaling more than 160,000 separate URLS...About 80% of the total requests...resulted in removal.” PEN America said: “we need far more transparency regarding which sites Google has removed from its search results, as well as the internal evaluation and criteria that Google used for determining whether these sites should be taken down.”

ARTICLE 19 submitted expert opinion to Russia’s Constitutional Court regarding the removal of articles on hate crimes from Google search, saying: “search engine operators are prohibited by the Law from disclosing any information pertaining to the applicant’s request...this constitutes a disproportionate restriction on the right to freedom of expression… and a breach of their rights to a fair trial and to an effective remedy.”

In addition, reports of proposed amendments to India’s Information Technology Act indicate that it may soon be mandatory for firms like Alphabet to proactively deploy technology to suppress content.

Google states its Transparency Reports “provide a glimpse at the wide range of content removal requests that we receive, but they are not comprehensive.”

In 2018, the United Nations Special Rapporteur on freedom of expression’s report stated: “the authoritative global standard for ensuring freedom of expression on [companies’] platforms is human rights law, not the varying laws of States or their own private interests, and [companies] should re-evaluate their content standards accordingly.”

Proponents suggest the report assess the feasibility of:

•	Incorporating into Google’s Transparency Report the substantive content of government requests, including whether the request was met, and criteria used to guide decisions;
•	Notifying customers of content affected by government requests.

Alphabet Opposing Statement

Since our founding, Google has been committed to making the world’s information available to everyone. We believe that knowledge is empowering and that a society with more information is better off than one with less. Providing access to information to people around the world is central to our mission.

In 2010, we launched the Google Transparency Report with the mission of sharing data that sheds light on how the policies and actions of governments and corporations affect privacy, security, and access to information. Under the “Government requests to remove content” section of the report, we voluntarily disclose the number of requests we receive from courts and government agencies in six-month periods. Further, we organize the requests and items by reason given for removal request, type of Google product, and whether the requesting government body was a member of the judicial or executive branch. We also provide this information on a country/regional basis. The Transparency Report is available in full at https://transparencyreport.google.com/?hl=en, and the “Government requests to remove content” section can be found at https://transparencyreport.google.com/government-removals/overview?hl=en.

Additionally, we provide transparency about removals via Lumen, a project of Harvard University’s Berkman Center for Internet & Society. Lumen works with a variety of international research partners to offer information about the global landscape of Internet takedown requests. Lumen posts and analyzes different kinds of requests to remove material from the Internet, including requests based on copyright claims. Lumen receives these requests from participating companies as well as from individuals. When we are able to do so legally, Google links from our search results to the requests published by Lumen in place of removed content. More information about Lumen can be found at https://www.lumendatabase.org/.

ALPHABET • 2021 PROXY STATEMENT	67

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We also continue to innovate around product-specific transparency with YouTube’s industry-leading transparency reporting on how it enforces the Community Guidelines (https://www.youtube.com/about/policies/#community-guidelines). We have always used a mix of human reviewers and technology to address violative content on our platform, and in 2017 we started applying more advanced machine learning technology to flag content for review by our teams. This combination of smart detection technology and highly-trained human reviewers has enabled YouTube to consistently enforce policies with increasing speed.

We are committed to tackling the challenge of quickly removing content that violates our Community Guidelines and reporting on our progress. That is why in April 2018 we launched a quarterly YouTube Community Guidelines Enforcement Report (https:// transparencyreport.google.com/youtube-policy/removals). As part of this ongoing commitment to transparency, we expanded the report to include additional data like channel removals, the number of comments removed, the policy reason why a video or channel was removed – and most recently, appeals data. Each quarter we may see these numbers fluctuate, especially when our teams tighten our policies or enforcement on a certain category to remove more content.

Given the significant work that we have done in this area, our public reporting of these issues, and our commitment to continue to keep the public informed about our efforts, our Board of Directors does not believe that implementing this proposal would provide additional benefit to our stockholders. Accordingly, our Board of Directors recommends that stockholders vote “AGAINST” this proposal.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

ALPHABET • 2021 PROXY STATEMENT	68

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Proposal Number 8	Stockholder Proposal Regarding Report on Whistleblower Policies and Practices

Whereas, Alphabet may face business risks related to employee morale and user trust due to insufficient protection for employees voicing ethical and human rights concerns regarding company practices.

Whistleblower protections are vital to a well-functioning system. The Department of Labor has reported a major problem with whistleblower protections is the “lack of resources and proper tracking of complaints.” According to the Organisation for Economic Co-operation and Development, “A non-retaliation policy alone, without a system to ensure its respect (such as disciplinary action against those who retaliate), is unlikely to encourage reporting.”

For years, Alphabet has faced controversies about retaliating against workers. In December 2020, the National Labor Relations Board (NLRB) alleged Google illegally fired and surveilled employees involved in labor organizing, alleging “interfering with, restraining, and coercing employees in the exercise of their rights.”

Also in December 2020, Google fired the prominent co-lead of its Ethical Artificial Intelligence team, Dr. Timnit Gebru, who was researching the risks of technology, including Google’s. The firing prompted media attention, social media backlash, and an open letter signed by thousands of employees stating the firing “heralds danger for people working for ethical and just AI — especially Black people and People of Colour — across Google.”

In 2019, employees claimed Google was violating a settlement agreement with the NLRB requiring Google to tell workers they will not be retaliated against for exercising their rights, citing “brute force intimidation.” Google then reportedly fired workers active in organizing, reportedly for violating data security policies. A 2018 letter from fourteen human rights groups urged Google to “Guarantee protections for whistle-blowers and other employees speaking out where they see the company is failing its commitments to human rights.”

Reporting suggests that many Google employees who have resigned or been fired, including executives, publicly report retaliation after voicing human rights implications of company practices, including systemic workplace racism1 and sexism2, and projects enabling censorship3, surveillance4, and war.5 “I’m proud of what I did, and I believe everyone has a right to know what their work is being used for,” said an employee who resigned after protesting Google’s contract with Customs and Border Protection.

These red flags suggest the potential for culture, ethics, and/or human rights problems internally.

A recent report from the $100 trillion Principles for Responsible Investment states that effective whistleblowing mechanisms are a key feature of good governance — and implementation is best assessed through robust transparency and disclosures.

A George Washington 2019 report found whistleblowing report volume “is associated with fewer and lower amounts of government fines and material lawsuits.”

RESOLVED that shareholders of Alphabet, Inc. urge the Board of Directors to oversee a third-party review analyzing the effectiveness of its whistleblower policies in protecting human rights. A report on the review, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on Alphabet’s website.

Alphabet Opposing Statement

Alphabet is committed to maintaining a culture that encourages employees and others to report concerns related to violations of our Code of Conduct, policies, or laws, including our human rights commitments. That is why we have adopted and promoted policies that strictly prohibit retaliation of any kind for raising such concerns or for participating in an investigation relating to such concerns.

When we learn about a potential violation of our policies or Code of Conduct, we look into the concern consistent with our robust process for carefully investigating such allegations, and make appropriate remedial recommendations as a result of the investigation. Throughout this process, we treat information, including the identity of the individuals raising the concern, as confidential as possible, sharing only on a need-to-know basis.

We also protect whistleblowers by thoroughly investigating allegations of retaliation and imposing discipline when we substantiate retaliation allegations. And for the past six years, we have shared with our employees, on an annual basis, an Internal Investigations

(1)	https://www.theguardian.com/technology/2017/aug/18/women-google-memo-racism-sexism-discrimination-quit
(2)	https://www.vice.com/en/article/59nmkx/google-employee-alleges-discrimination-against-pregnant-women-in-viral-memo
(3)	https://www.theverge.com/2020/1/2/21046522/google-china-dragonfly-ross-lajeunesse-human-rights-chief-censorship
(4)	https://www.vox.com/recode/2019/11/25/20982649/google-fired-rebecca-rivers-employee-questioned-work-customs-and-border-protection
(5)	https://gizmodo.com/google-employees-resign-in-protest-against-pentagon-con-1825729300

ALPHABET • 2021 PROXY STATEMENT	69

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Report, which provides transparency into the type of concerns employees have raised, the number of concerns employees have raised, and how the company has resolved those concerns.

While we disagree with a number of the claims and characterizations in this proposal, beginning in September 2020, we have committed to updating our workplace policies and practices, including:

•	Continuing to enhance investigations processes, including how we escalate concerns, how quickly we respond, how we reopen cases, and more
•	Offering four follow-up meetings over two years to complainants involved in harassment, discrimination, or retaliation investigations following an investigation
•	Continuing to analyze investigations data to ensure that lessons learned are captured and relied upon to further improve our policies, training and investigation outcomes
•	Providing information about how sexual harassment and other allegations are investigated through the annual Internal Investigations Report and Investigations Practice Guide
•	Continuing to allow those who settle claims of sexual harassment and related retaliation to disclose the facts and circumstances underlying such claims
•	Reporting to our Board of Directors on effectiveness of the company’s sexual harassment and retaliation compliance programs and proposed changes

The ability to raise concerns helps protect and preserve the company’s special culture and is key to our long-term success. We believe our existing policies and practices, which are broad in scope, adequately address the concerns raised by the proponent. Consequently, our Board of Directors recommends that stockholders vote “AGAINST” this proposal.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

ALPHABET • 2021 PROXY STATEMENT	70

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Proposal Number 9	Stockholder Proposal Regarding Report on Charitable Contributions

Charitable Giving Reporting

Be it RESOLVED that shareholders of Alphabet, Inc. (the “Company”) request that the Company prepare and annually update a report to shareholders, at reasonable expense and excluding proprietary information, listing and analyzing charitable contributions during the prior year. The report should

1.	Identify organizational or individual recipients of donations, whether cash or in-kind, in excess of $5000 and aggregate smaller contributions by categories of recipients such as community organizations, schools, medical groups, churches, political or social activism organizations, and the like;
2.	Identify for donations not yet spent or used: the purposes to which the donations are to be put, any restrictions on the use of the donations, and any mechanisms by which the restrictions on donations will be monitored and enforced;
3.	Identify for donations already spent or used: the purposes to which the donations were to be put, the purposes to which the donations were actually put, the method by which the use of the donations was monitored and ascertained, and an evaluation of the efficacy of the donations and the Company’s intention with regard to future donations to the organization;
4.	Include management’s analysis of the risks to the Company’s brand, reputation, or shareholder value posed by public controversies associated with the donations, including an explanation of the objective and consistent standards by which such controversies were discovered and their effect on the Company gauged; and
5.	Identify, if and as appropriate, philanthropic areas of initiatives considered most germane to corporate values while posting less risk to Company reputation; or in the alternative, any decision to scale back without replacement risky or misused donations.

Supporting Statement

The Securities & Exchange Commission has long and consistently stated that charitable contributions by corporations are “generally found to involve a matter of corporate policy which is extraordinary in nature and beyond a company’s ordinary business operations,”1 and so is amenable, without omission, to shareholder proposals to require reporting about them and about potential or realized risks and controversies arising from them, so long as the proposal relates to the corporation’s “charitable contributions generally,” rather than merely to some segment of the corporation’s charitable contributions.2

The need for such reporting has grown particularly acute in this shareholder season. Many corporations, including the Company have committed to making significant charitable contributions in recent months.3 The political and social events which triggered these commitments are potentially highly divisive, and carry with them significant potential for misapplication of well-intentioned contributions to activities fraught with risk to the Company’s reputation.4 It has therefore become more important than ever for corporations, and for Company specifically, to monitor carefully, and to report to shareholders, the content of, intentions for, actual use of and lessons learned from its charitable contributions.

(1)	https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2010/humanlife021910-14a8.pdf
(2)	https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2017/johnharrington022817-14a8.pdf
(3)	https://www.48min.com/culture/list-of-companies-corporations-brands-donated-to-black-lives-matter-organizations/; https://www.forbes.com/sites/isabeltogoh/2020/06/01/corporate-donations-tracker-here-are-the-companies-giving-millions-to-anti-racism-efforts/?sh=5585a4c37dc7; https://deadline.com/2020/06/netflix-2-cash-100m-financial-institutions-supporting-black-communities-1202973648/; https://www.complex.com/life/2020/06/companies-putting-up-money-for-social-justice-amid-worldwide-protests; https://www.breitbart.com/economy/2020/06/11/corporate-donations-to-social-justice/; https://www.breitbart.com/politics/2020/06/02/corporate-virtue-signaling-facebook-netflix-peloton-others-donate-millions-in-wake-of-george-floyd-death/; https://www.businessinsider.com/george-floyd-protests-companies-responses-actions-apple-target-mcdonalds-nike-2020-6?op=1#youtube-said-it-would-pledge-1-million-in-support-of-efforts-to-address-social-justice-3.
(4)	Id.; https://www.latimes.com/world-nation/story/2020-11-16/portland-protests-anarchists-backlash; https://pjmedia.com/news-and-politics/tyler-o-neil/2020/11/28/f-thanksgiving-antifa-topples-statues-of-george-washington-veterans-to-fight-colonization-n1179358; https://apnews.com/article/breonna-taylor-race-and-ethnicity-shootings-police-new-york-24af876f135f529d95c9c857ad9aaa0e; https://www.realclearpolitics.com/articles/2020/09/22/ nfls_social_justice_experiment_is_no_touchdown_144268.html; https://www.breitbart.com/politics/2020/06/02/silent-majority-poll-shows-american-voters-support-use-of-military-national-guard-in-riots/.

ALPHABET • 2021 PROXY STATEMENT	71

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Alphabet Opposing Statement

Our Board of Directors has carefully considered this proposal and, for the reasons set forth below, does not believe that it is in the best interests of the company and our stockholders.

Google already provides public information on our core charitable initiatives at https://www.google.org. Significant charitable contributions are made only after an extensive internal review and must be approved by one or more members of our executive team.

Google.org identifies and supports organizations around the world that are using innovation to tackle humanity’s biggest challenges. For example:

•	In March of 2021, Google.org launched the global $25 million Impact Challenge for Women and Girls to support nonprofits and social organizations around the world that are working to advance the economic empowerment of women and girls and create pathways to prosperity. Impact Challenge grantees will receive funding, mentoring from Googlers, Ad Grants and additional support to bring their ideas to life. Over the last 5 years, Google.org has provided $55M to nonprofit organizations supporting gender equity and this Impact Challenge builds on this long-standing work.
•	In 2020, Google.org announced $100 million to support the global COVID-19 response, focusing on health and science, distance learning, and economic relief and recovery. As a part of this commitment, Google.org gave over $9 million to the World Health Organization’s COVID-19 Solidarity Response Fund (through the UN Foundation) and Center for Disaster Philanthropy to support preparedness, containment, response and recovery efforts. Another $10 million was dedicated to a distance learning fund focused on organizations like Khan Academy that are helping educators and parents access digital resources needed to provide high quality learning opportunities to children during COVID-19. Additionally, Google provides technology, funding, and volunteers to better prepare communities ahead of natural disasters, ensure effective relief, and support long term recovery. This past year, Google. org gave over $4 million in response to other crises around the world.
•	In 2020 Google.org pledged $12 million to support organizations working to advance racial justice. Among them were $1 million grants each to the Leadership Conference Education Fund, the NAACP Legal Defense, the Educational Fund’s Policing Reform Campaign, and the Center for Policing Equity.

Given our existing method of frequently updating our stockholders and the public about these charitable contributions activities, our Board of Directors does not believe that implementing this proposal would benefit our stockholders. Accordingly, our Board of Directors recommends that stockholders vote “AGAINST” this proposal.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

ALPHABET • 2021 PROXY STATEMENT	72

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Proposal Number 10	Stockholder Proposal Regarding Report on Risks Related to Anticompetitive Practices

RESOLVED that shareholders of Alphabet Inc. (“Alphabet”) ask the board of directors to report to shareholders on how it oversees risks related to anticompetitive practices, including whether the full board or board committee has oversight responsibility, whether and how consideration of such risks is incorporated into board deliberations regarding strategy, and the board’s role in Alphabet’s public policy activities related to such risks. The report should be prepared at reasonable expense and should omit confidential or proprietary information.

SUPPORTING STATEMENT

The anticompetitive practices of big tech companies, including Alphabet subsidiary Google, are receiving increasing scrutiny from the public, regulators and enforcers. Criticism of Google has focused on its use of its monopoly over internet search and its access to user data to eliminate competitors not only in search but also in adjacent areas such as online shopping.1 A September 2020 survey found that 58% of Americans are not “confident they are getting objective and unbiased search results when using an online platform to shop or search;” 85% are very or somewhat concerned about the amount of data online platforms store about them.2

The House Judiciary Committee’s Antitrust Subcommittee began investigating competition in digital markets in 2019, focusing on Amazon, Apple, Facebook, and Google. The Subcommittee reviewed over a million documents and held seven hearings, including one at which Alphabet CEO Sundar Pichai testified. The Subcommittee’s staff report was scathing: It found that companies’ control over key distribution channels allows them to eliminate competition and “pick winners and losers throughout our economy,” inhibiting innovation and reducing consumer choices. The report found that Google leveraged its search monopoly to “boost Google’s own inferior vertical offerings” and concluded that “Google increasingly functions as an ecosystem of interlocking monopolies.”3

In October 2020, the U.S. Department of Justice (“DOJ”) and 11 state attorneys general sued Google, alleging that the company maintained monopolies in “general search services, search advertising, and general search text advertising” through anticompetitive exclusionary agreements with device makers, carriers and browser developers to make Google the default search engine and prohibit dealing with Google’s competitors. Attorneys general that did not join the DOJ’s suit are also investigating Google.4 In 2019, the European Union fined Google $1.7 billion for “abusive practices in online advertising.”5

Backlash against anticompetitive practices can increase pressure for new regulation. Sixty percent of Americans favor more regulation of online platforms.6 The European Union is considering adopting new regulations and/or a “new competition tool” to deal with structural competition problems not effectively addressed through current rules.7 The Antitrust Subcommittee report recommended a slew of changes aimed at ending the monopolies enjoyed by Google and other platforms.8

Given the widespread debate and rapidly changing environment, we believe that robust board oversight would improve Alphabet’s management of risks related to anticompetitive practices and that shareholders would benefit from more information about the board’s role.

Alphabet Opposing Statement

The global regulatory landscape is ever-evolving, complex, and multifaceted. We have clear oversight responsibilities and robust structures in place to evaluate and manage competition-related risks on an ongoing basis that we publicly disclose.

As set forth in our Audit and Compliance Committee Charter, which is publicly available on Alphabet’s Investor Relations website at https://abc.xyz/investor/other/board/#audit-committee, the Audit and Compliance Committee is specifically charged with overseeing risks and exposures associated with competition and regulatory compliance. In undertaking this risk assessment, the members of the Audit and Compliance Committee, aided by members of management, including the company’s Chief Legal Officer and competition

(1)	E.g., https://www.usatoday.com/story/opinion/2020/02/14/googles-anti-competitive-practices-decimates-online-shopping-antitrust-column/4718626002/; https://www.mediapost.com/publications/article/343893/ad-tech-company-sues-google-for-anti-competitive-b.html; https://www.washingtonpost.com/ opinions/you-should-be-outraged-at-googles-anti-competitive-behavior/2017/07/07/e117b704-5de1-11e7-9b7d-14576dc0f39d_story.html
(2)	https://advocacy.consumerreports.org/press_release/consumer-reports-survey-finds-that-most-americans-support-government-regulation-of-online-platforms/
(3)	file:///Users/bethyoung/Documents/CtW/Antitrust/Legislative%20materials/Antiturst%20Subcommittee%20report%20competition_in_digital_markets.pdf, at 6-7, 14-15
(4)	https://www.cnbc.com/2020/10/20/doj-antitrust-lawsuit-against-google.html
(5)	htttps://mashable.com/article/google-eu-antitrust-fine-ads/
(6)	https://advocacy.consumerreports.org/press_release/consumer-reports-survey-finds-that-most-americans-support-government-regulation-of-online-platforms/
(7)	https://docs.house.gov/meetings/JU/JU05/20200729/110883/HHRG-116-JU05-20200729-SD007.pdf
(8)	file:///Users/bethyoung/Documents/CtW/Antitrust/Legislative%20materials/Antitrust%20Subcommittee%20report%20competition_in_digital_markets.pdf, at 20 - 21.

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counsel experts, meet regularly and deliberate the impact of competition laws on the company’s strategies, including potential transactions, future growth and business development, research and development of new products and services, and decisions with respect to entering new markets.

The Audit and Compliance Committee and the Chief Legal Officer also provide regular reports to the Board of Directors to ensure that it is apprised of these matters, including the status of investigations and legal proceedings and an overview of legislation and policy trends impacting competition matters. Our Board of Directors provides critical oversight of the regulatory challenges facing the company and its mitigation strategies.

In an effort to keep our stakeholders apprised of the ongoing risks, Alphabet provides disclosure regarding the increased regulatory scrutiny and related risks we face, in competition law matters and otherwise. See, for example, Alphabet’s latest Annual Report on Form 10-K filed with the SEC. Additionally, the company periodically posts updates and commentary about the company’s new and ongoing legal matters, including competition legal matters, on Google’s Public Policy blog.

Our Board of Directors does not believe that an additional report as detailed in the proposal would enhance our stockholders’ understanding of how the company oversees competition risks. In fact, the requested report could be a detriment to both the company’s and our stockholders’ interests. As disclosed in our filings with the SEC, our company is involved in legal proceedings concerning antitrust and various competition matters both in the United States and in other jurisdictions around the world, and disagrees with a number of the claims and characterizations in those matters and in the supporting statement to this proposal. As a practical matter, most of the information relating to the company’s legal strategies and risks in connection with these legal proceedings are privileged and/or confidential. As such, the proposal, if implemented, may interfere with management’s and our Board of Directors’ ability to adequately and fully respond to and defend against the ongoing investigations and legal proceedings.

Given the clear oversight of competition-related matters by the Audit and Compliance Committee, the ongoing review of these matters by the full Board of Directors, our public reporting of these issues, and the privileged and/or confidential nature of the information that would be required in the report requested by this proposal, our Board of Directors does not believe that implementing this proposal would benefit our stockholders. Accordingly, our Board of Directors recommends that stockholders vote “AGAINST” this proposal.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

ALPHABET • 2021 PROXY STATEMENT	74

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Proposal Number 11	Stockholder Proposal Regarding a Transition to a Public Benefit Corporation

RESOLVED: Shareholders request our Board of Directors take steps necessary to amend our certificate of incorporation and, if necessary, bylaws (including presenting such amendments to the shareholders for approval) to become a public benefit corporation (a “PBC”), contingent on Class B stockholders converting sufficient Class B shares to Class A or Class C to ensure that at least 60% of the Company’s voting power is not beneficially owned or controlled by the holders of Class B Shares.

SUPPORTING STATEMENT: Estimates state the Company has more than 4 billion users.1 It has eight applications with more than one billion users.2 This reach creates unique power, and power demands accountability. But our governance is structured to produce profits without accountability.

As a conventional corporation, the duties of Company directors emphasize shareholders, not stakeholders (except to the extent they create value for shareholders). In contrast, PBC directors must “balance” interests of shareholders, stakeholders, and specified benefits,3 allowing the corporation to protect communities, even when it reduces financial return to shareholders in the long run.

This distinction is critical. The Company’s capacity to link people around the globe provides potential to contribute to religious persecution,4 put democracy at risk,5 and undermine vaccination.6 Threats to freedom, democratice principles, and public health could be prioritized at a PBC, even if it sacrifices return.

These threats matter to the vast majority of our diversified shareholders: as of September 2020, the top five holders of the Company’s shares were mutual fund companies with indexed or otherwise broadly diversified portfolios. Diversified shareholders lose when companies harm the economy, because the value of diversified portfolios rises and falls with GDP.7 While the Company may profit by ignoring costs it inflicts on society, its diversified shareholders ultimately internalize those costs. (They may also be personally at risk from them).

Shareholders deserve an opportunity to vote on an amendment that will align our governance with shareholder interests and the global community in order to create meaningful accountability.

However, our multiclass structure, which vests control in individuals with wealth concentrated in our stock, could limit the efficacy of PBC status, because their concentrated ownership means they benefit when the company sacrifices social good for its own profit. Thus, the board resolution should provide that the amendment will only be effected if these individuals convert a number of high votes to low or no votes shares sufficient to provide meaningful accountability to diversified shareholders.

Vote to Transition to Public Benefit Corporation- Proposal 11

(1)	https://review42.com/google-statistics-and-facts/#:~:text=Google’s%20search%20engine%20market%20share.over%20one%20billion%20acdtive%20users
(2)	https://www.sec.gov/ix?doc=/Archives/edgar/data/1652044/000165204420000008/goog10-k2019.htm#s8845EA78D2E95963AFCF7E636F3B28E0
(3)	8 Del C, §365.
(4)	https://www.businessinsider.com/china-likely-laid-out-how-google-can-help-persecute-uighur-minority-2018-10
(5)	https://www.thedailybeast.com/cheats/2016/11/16/google-ceo-fake-news-could-ve-swung-election
(6)	https://www.thedailybeast.com/you-wont-believe-how-easy-it-is-to-buy-anti-vaxx-ads-on-google-and-twitter
(7)	See Universal Ownership: Why Environmental Externalities Matter to Institutional Investors, Appendix IV (demonstrating linear relationship between GDP and a diversified portfolio) available at https://www.unepfi.org/fileadmin/documents/universal_ownership_full.pdf; cf. https://www.advisorperspectives.com/ dshort/updates/2020/11/05/market-cap-to-gdp-an-updated-look-at-the-buffett-valuation-indicator (total market capitalization to GDP “is probably the best single measure of where valuations stand at any given moment”) (quoting Warren Buffet).

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Alphabet Opposing Statement

Our Board of Directors believes that the corporate structure set out in our Amended and Restated Certificate of Incorporation is in the best interests of the company and our stockholders and our other stakeholders.

The company is committed to building products that improve the lives of people everywhere, while ensuring that everything we do is ethical, fair, and responsible. We strive to serve the best interest of not just our stockholders, but our other stakeholders, including our users, workforce, and communities we operate in. On behalf of our (not so conventional) Delaware corporation, our Board of Directors takes a holistic approach in making business and strategic decisions. In today’s business environment, the link between corporate conduct and the related impact to stockholder value is ever-increasing. As such, consideration of the effect of corporate actions on various stakeholders, which is permitted by Delaware law, in some cases could be an important factor in the exercise of the Board of Directors’ fiduciary duty to make informed decisions.

We recognize the way we address broader social challenges may impact a number of aspects of our business, including our financial performance, relationships with our current and potential users and investors, and ability to attract and retain the world’s best talent. As such, we believe conducting business in a socially responsible and sustainable manner is part and parcel of making business decisions that seek to enhance our ability to succeed over the long term.

Our current structure in no way hinders our ability to undertake a wide range of impactful short-term and long-term projects and initiatives that could be considered “public benefits” as defined in the Delaware law, and we continually engage in projects and initiatives that may be viewed as “protect[ing] communities.” We combine funding, innovation, and technical expertise to solve some of humanity’s biggest challenges in a number of important areas:

•	Alphabet has been carbon neutral since 2007 and is not only the world’s largest annual corporate purchaser of renewable energy in the world (based on renewable electricity purchased in megawatt-hour), but has also committed nearly $2.7 billion in large-scale renewable energy projects with a total combined capacity of 4.6 GW since 2010. Our goal is to run our business on carbon-free energy everywhere, at all times, by 2030.
•	In 2019, we announced our $1 billion housing commitment to help increase the Bay Area’s housing supply and support organizations on the frontlines of homelessness.
•	In 2020, Alphabet issued $5.75 billion in sustainability bonds, the largest sustainability or green bond issuance by any company in history, to fund projects in various different areas, including energy efficiency, clean energy, green buildings, clean transportation, affordable housing, commitment to racial equity, support for small businesses, and COVID-19 response relief.
•	In June 2020, YouTube announced a multi-year $100 million fund to amplify and develop the voices of Black creators and artists and their stories.
•	In March 2020, as part of a $800+ million commitment to support small businesses and crisis response during the COVID-19 pandemic, Google announced an investment fund to help provide small businesses with access to capital. In the U.S., Google partnered with Opportunity Finance Network (OFN) to create the Grow with Google Small Business Fund. The fund provides low-interest loans and Google.org grants to community development financial institutions (CDFIs), who in turn provide funds to small businesses in underserved communities across the country. The U.S. fund has grown to $180 million since our initial commitment. Internationally, Google has formed partnerships with NGOs and financial institutions around the world that are helping us distribute $75 million to small businesses outside of the U.S.
•	In January 2021, Alphabet pledged an additional $150 million to promote COVID-19 vaccine education and equitable access.
•	In March 2021, Google announced that it plans to invest over $7 billion to expand Google offices and data centers and create at least 10,000 new jobs across the U.S. It also released an Economic Impact Report showing that Google helped provide $426 billion of economic activity for more than 2 million businesses, nonprofits, publishers, creators and developers in 2020.
•	Throughout Alphabet and our Other Bets, we are also using technology to try and solve big problems across many industries. For instance, DeepMind announced in November 2020 that its latest version of AI system, AlphaFold, found a solution to the “protein folding problem” that has challenged the scientific community for over 50 years. This breakthrough has the potential to serve as a platform to advance our understanding of fundamental scientific problems, with implications for areas like drug design and environmental sustainability.

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We periodically publish our progress on some of our efforts that benefit our global community. For example, an overview of Google’s corporate environmental sustainability initiatives can be found at https://google.com/sustainability and information on racial equity commitments can be found at https://about.google/commitments/racialequity/.

Further, as a practical matter, the company has no power or authority to compel the current holders of our Class B stock to convert their Class B shares to Class A shares or to control or dictate who buys and accumulates voting stock of the company to be able to ensure at all times that there is a diversified stockholder base, as this proposal requests. The company also cannot control or ensure that stockholders will give approval, or that our stockholders would be able to agree on what the identified public benefit(s) should be when casting their votes for this proposal, given the lack of guidance provided.

Our Board of Directors believes in continuing to lead with transparency, accountability, and integrity to serve our stockholders and stakeholders. Our existing corporate structure allows us to do all of this and much more, without being limited to a specified public benefit. Accordingly, our Board of Directors recommends that stockholders vote “AGAINST” this proposal.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Alphabet Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROXY MATERIALS

1.	Why am I receiving these materials?

Our Board of Directors has made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at Alphabet’s 2021 Annual Meeting of Stockholders (Annual Meeting), which will take place on Wednesday, June 2, 2021 at 9:00 a.m., Pacific Time, via our virtual meeting site at www.virtualshareholdermeeting.com/GOOGL21. You are invited to participate in and vote on the items of business described in this proxy statement at the Annual Meeting if you were an Alphabet Class A or Class B common stock holder as of the close of business on April 6, 2021, the Record Date for the Annual Meeting, or hold a valid proxy for the Annual Meeting. This proxy statement includes information that we are required to provide to you under the SEC rules and that is designed to assist you in voting your shares.

2.	What is included in the proxy materials?

The proxy materials include:

•	our proxy statement for the Annual Meeting;
•	our Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and
•	the proxy card or a voting instruction form for the Annual Meeting.

3.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

4.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to the holders of Class A and Class B common stock, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

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5.	I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders may contact us as follows:

Investor Relations Alphabet Inc. 1600 Amphitheatre Parkway Mountain View, California 94043	Email: investor-relations@abc.xyz	(650) 253-3393

Stockholders who hold shares in street name (as described on page 80) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

6.	How can I access the proxy materials over the Internet?

The Notice, proxy card, or voting instruction form will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet and vote your shares; and
•	instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available on our Investor Relations website at https://abc.xyz/investor/other/annual-meeting/.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

—	VOTING INFORMATION

7.	What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are set forth beginning on page 53 of this proxy statement. We will also consider any other business that properly comes before the Annual Meeting. See Question 21.

8.	How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares “FOR” each of the director nominees, “FOR” Proposals Number 2, and Number 3, and “AGAINST” Proposals Number 4 through Number 11.

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9.	What shares can I vote?

Each share of Alphabet Class A common stock and Class B common stock issued and outstanding as of the close of business on April 6, 2021, the Record Date for the Annual Meeting, is entitled to be voted on all items being voted on at the Annual Meeting. Holders of Alphabet Class C capital stock have no voting power as to any items of business that will be voted on at the Annual Meeting. You may vote all shares of Alphabet Class A common stock and Class B common stock that you owned as of the Record Date, including shares held: (1) directly in your name as the stockholder of record, and (2) for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date, we had 346,583,678 shares of Class A common stock and Class B common stock issued and outstanding, consisting of 300,746,730 shares of Class A common stock and 45,836,948 shares of Class B common stock. On the Record Date, we had 324,511,693 shares of Class C capital stock issued and outstanding.

10.	How many votes am I entitled to per share?

Each holder of shares of Alphabet Class A common stock is entitled to one (1) vote for each share of Class A common stock held as of the Record Date, and each holder of shares of Alphabet Class B common stock is entitled to ten (10) votes for each share of Class B common stock held as of the Record Date. The holders of the shares of Alphabet Class A common stock and Class B common stock are voting as a single class on all matters described in this proxy statement for which your vote is being solicited.

11.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most Alphabet stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•	Stockholder of Record—If your shares are registered directly in your name with our transfer agent, Computershare Investor Services (Computershare), you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to Alphabet or to vote during the Annual Meeting. If you requested to receive printed proxy materials, you may use the proxy card that was sent to you. You may also vote over the Internet, by telephone, or by mail as described in the Notice and under Question 13.
•	Beneficial Owner—If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you may vote over the Internet, by telephone, or by mail, as described in the Notice and under Question 13. You may also direct your broker, bank, trustee or nominee how to vote your shares, and you may vote during the Annual Meeting. If you do not wish to vote during the Annual Meeting or you will not be participating in the Annual Meeting, you may vote over the Internet, by telephone, or by mail, as described in the Notice and under Question 13.

12.	How can I vote my shares at the Annual Meeting?

This proxy statement was first mailed to stockholders on or about April 23, 2021. It is furnished in connection with the solicitation of proxies by the Board of Directors of Alphabet to be voted during the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting.

Participation in the Annual Meeting is limited to holders of Class A or Class B common stock as of April 6, 2021. You will be able to participate in, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOOGL21. To be admitted to and to vote at the Annual Meeting at www.virtualshareholdermeeting.com/GOOGL21, you must enter the 16-digit control number found in the box marked by the arrow for postal mail recipients of the Notice, the voting instruction form, or the proxy card, or within the body of the email for electronic delivery recipients. If you encounter any technical difficulties accessing the Annual Meeting or during the Annual Meeting, please call: (844) 986-0822 (toll-free) or (303) 562-9302 (international). Technical support will be available 30 minutes prior to the start time of the Annual Meeting.

13.	How can I vote my shares without participating in the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without participating in the Annual Meeting.

If you are a stockholder of record, you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.

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If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction form provided to you by your broker, bank, trustee, or nominee.

14.	Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) follow the instructions given for changing your vote via the Internet or by telephone or deliver a valid written proxy with a later date; (2) notify Alphabet’s Corporate Secretary in writing that you have revoked your proxy by mail at Alphabet Inc., 1600 Amphitheatre Pkwy, Mountain View, CA 94043, or (3) vote electronically during the Annual Meeting at www.virtualshareholdermeeting. com/GOOGL21.

15.	Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Alphabet or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Alphabet management.

16.	How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock outstanding as of the Record Date must be present or represented by proxy. Both abstentions and broker non-votes (described below in Question 18) are counted for the purpose of determining the presence of a quorum.

17.	How are votes counted?

For each proposal submitted for a vote, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” Broker non-votes (described below in Question 18) will not affect the outcome of any item of business being voted on at the Annual Meeting, assuming that a quorum is obtained.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated on a properly executed proxy card or over the telephone or Internet, the shares will be voted as recommended by our Board of Directors.

18.	What is the voting requirement to approve each of the proposals?

The approval of all eleven proposals in each case requires the affirmative “FOR” vote of the holders of a majority of the voting power of Alphabet’s shares of Class A common stock and Class B common stock represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” the proposal for it to be approved).

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of Ernst & Young LLP as Alphabet’s independent registered public accounting firm for the fiscal year ending December 31, 2021. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

Please note that since brokers may not vote your shares on “non-routine” matters, including the election of directors (Proposal Number 1), the proposal to adopt Alphabet’s 2021 Stock Plan (Proposal Number 3), and each of the stockholder proposals (Proposals Number 4 through Number 11), in the absence of your specific instructions, we encourage you to provide instructions to your broker regarding the voting of your shares.

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19.	Is cumulative voting permitted for the election of directors?

No, you may not cumulate your votes for the election of directors.

20.	Who will bear the cost of soliciting votes for the Annual Meeting?

Alphabet is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have also retained Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and vote tabulation. We will pay Broadridge Financial Solutions, Inc. a fee of approximately $10,000 plus reasonable out-of-pocket expenses for these services.

21.	What happens if additional matters are presented at the Annual Meeting?

Other than the eleven items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Sundar Pichai, Ruth M. Porat, Kent Walker, Halimah DeLaine Prado, and Kathryn W. Hall, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

22.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final voting results on the 2021 Annual Meeting section of our Investor Relations website at https://abc.xyz/investor/other/annual-meeting/. We will also disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

—	PARTICIPATING IN THE ANNUAL MEETING

23.	How can I participate in the Annual Meeting?

You are entitled to participate in the Annual Meeting if you were a holder of Alphabet Class A or Class B common stock as of the Record Date or you hold a valid proxy for the Annual Meeting. This year’s Annual Meeting will be accessible through the Internet. We have adopted a virtual format for the Annual Meeting to make participation accessible for stockholders from any geographic location with Internet connectivity. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all stockholders regardless of their location. The accompanying proxy materials include instructions on how to participate in the Annual Meeting and how you may vote your shares.

Alphabet stockholders of Class A or Class B common stock (or their proxy holders) as of the close of business on the Record Date can participate in and vote at the Annual Meeting by logging in with the 16-digit control number found in the box marked by the arrow for postal mail recipients of the Notice, the voting instruction form, or the proxy card, or within the body of the email for electronic delivery recipients, at www.virtualshareholdermeeting.com/GOOGL21. All others may view the Annual Meeting through our Investor Relations YouTube channel at www.youtube.com/c/AlphabetIR.

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. Prior to the Annual Meeting, you may vote your proxy via the Internet, telephone, or if you received a printed copy of your proxy materials, by mail - in each case the deadline for voting is 11:59 p.m., Eastern Time, on Tuesday, June 1, 2021. To vote your shares via the Internet in advance of the Annual Meeting, go to the voting website, www.proxyvote.com and enter your 16-digit control number.

You may submit a question in advance of the Annual Meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/GOOGL21.

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We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 30 minutes before the Annual Meeting on June 2, 2021. If you have difficulty accessing the Annual Meeting or during the Annual Meeting, please call: (844) 986-0822 (toll-free) or (303) 562-9302 (international). Technical support will be available 30 minutes prior to the start time of the Annual Meeting.

24.	Is the Annual Meeting going to be webcast?

For your convenience, we are pleased to offer a live webcast of the Annual Meeting through our Investor Relations YouTube channel at https://www.youtube.com/c/AlphabetIR.

25.	Who will serve as inspector of elections?

Our independent inspector of elections, Broadridge Financial Services, Inc. will tabulate votes cast by proxy or electronically during the meeting. We expect to publish the final vote tabulation on the 2021 Annual Meeting section of our Investor Relations website at https://abc.xyz/investor/other/annual-meeting/ within one business day after the Annual Meeting. We will also report the results in a Form 8-K filed with the SEC within four business days after the Annual Meeting.

26.	How can I contact Alphabet’s transfer agent?

Contact our transfer agent by either writing to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000 (courier services should be sent to Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY 40202-3467), by telephoning shareholder services 1-866-298-8535 (toll free within the USA, US territories and Canada), or 1-781-575-2879 or by visiting Investor Centre™ portal at www.computershare.com/investor.

—	STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS, AND RELATED BYLAW PROVISIONS

27.	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2022 Annual Meeting of Stockholders by submitting their proposals in writing to Alphabet’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered timely for inclusion in our proxy statement for our 2022 Annual Meeting of Stockholders, the Corporate Secretary of Alphabet must receive the written proposal at our principal executive offices or at the email address set forth below no later than Friday, December 24, 2021. If we hold our 2022 Annual Meeting of Stockholders more than 30 days before or after June 2, 2022 (the one-year anniversary date of the 2021 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed in one of the following two ways:

1. via mail with a copy via email:		2. via email only:
Alphabet Inc. Attn: Corporate Secretary 1600 Amphitheatre Parkway Mountain View, California 94043	With a copy via email: corporatesecretary@abc.xyz OR	corporatesecretary@abc.xyz

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is: (1) specified in the notice of a meeting given by or at the direction of our Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of our Board of Directors, or (3) properly brought before the meeting by a stockholder entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws.To be timely for our 2022 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices and/or at the email address set forth above:

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•	not earlier than the close of business on February 2, 2022, and
•	not later than the close of business on March 4, 2022.

If we hold our 2022 Annual Meeting of Stockholders more than 30 days before or after June 2, 2022 (the one-year anniversary date of the 2021 Annual Meeting of Stockholders), the notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

•	the 10th day following the day on which notice of the meeting date is mailed, or
•	the 10th day following the day on which public disclosure of the meeting date is made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates: You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors, and should be directed to the Corporate Secretary of Alphabet at the mailing and/or email address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Directors, Executive Officers, and Corporate Governance—Corporate Governance and Board Matters—Consideration of Director Nominees—Stockholder Recommendations and Nominees” on page 27 of this proxy statement.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with the advance notice procedure set forth in our bylaws, which, in general, require that our Corporate Secretary receive the notice within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Copy of Bylaw Provisions: A copy of our bylaws is available at https://abc.xyz/investor/other/bylaws/. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for submitting stockholder proposals and nominating director candidates.

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APPENDIX A	ALPHABET INC.
2021 STOCK PLAN

1.	Purpose of the Plan

This Plan is intended to promote the interests of the Company and its stockholders by providing the employees and consultants of the Company and members of the Board of Directors with incentives and rewards to encourage them to continue in the service of the Company and with a proprietary interest in pursuing the long-term growth, profitability, and financial success of the Company.

2.	Definitions

As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:

	(a)	“Alphabet” means Alphabet Inc., a Delaware corporation.

	(b)	“Award” means any cash-based or stock-based award granted by the Committee to members of the Board of Directors who are not employees of the Company in accordance with Section 3(b) below. Stock-based Awards may be in the form of any of the following, in each case in respect of Capital Stock: (a) Options, (b) stock appreciation rights, (c) restricted shares, (d) restricted stock units, (e) dividend equivalent rights, and (f) other equity-based or equity-related Awards (including, without limitation, the grant or offer for sale of unrestricted shares of Capital Stock) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company. Cash-based awards may be in the form of (i) retainers, (ii) meeting-based fees or (iii) any other cash award that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

	(c)	“Board of Directors” means the Board of Directors of Alphabet.

	(d)	“Capital Stock” means Alphabet’s Class C capital stock, $0.001 par value per share, or any other security into which such capital stock shall be changed as contemplated by the adjustment provisions of Section 9 of the Plan.

	(e)	“Cash Incentive Award” means an award granted pursuant to Section 8 of the Plan.

	(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

	(g)	“Committee” means the Leadership Development and Compensation Committee of the Board of Directors or such other committee, as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

	(h)	“Company” means Alphabet and all of its Subsidiaries, collectively.

	(i)	“Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.

	(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

	(k)	“Fair Market Value” means, with respect to a share of Capital Stock, as of the applicable date of determination (i) the closing sales price on the date of determination or, if not so reported for such day, the immediately preceding business day of a share of Capital Stock as reported on the principal securities exchange on which shares of Capital Stock are then listed or admitted to trading or (ii) if not so reported, the closing bid price on the date of determination or, if not so reported for such day, on the immediately preceding business day as reported on the NASDAQ Stock Market or (iii) if not so reported, as furnished by any member of the Financial Industry Regulatory Authority, Inc. selected by the Committee. In the event that the price of a share of Capital Stock shall not be so reported, the Fair Market Value of a share of Capital Stock shall be determined by the Committee in its sole discretion. Notwithstanding the preceding, for federal, state and local income tax reporting purposes and for such other purposes as the Committee deems appropriate, the Fair Market Value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

	(l)	“Incentive Award” means one or more Awards, Stock Incentive Awards and Cash Incentive Awards, collectively.

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	(m)	“ISO” means any Option, or portion thereof, awarded to a Participant pursuant to the Plan which is designated by the Committee as an incentive stock option and also meets the applicable requirements of an incentive stock option pursuant to Section 422 of the Code.

	(n)	“Option” means a stock option to purchase shares of Capital Stock granted to a Participant pursuant to Section 6 of the Plan.

	(o)	“Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7 of the Plan.

	(p)	“Participant” means an employee or consultant of the Company or a member of the Board of Directors who is eligible to participate in the Plan pursuant to the terms and conditions hereof and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

	(q)	“Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

	(r)	“Permitted Transferee” means a member of the Participant’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships), any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

	(s)	“Plan” means this Alphabet Inc. 2021 Stock Plan, as it may be amended from time to time.

	(t)	“Securities Act” means the Securities Act of 1933, as amended.

	(u)	“Stock Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.

	(v)	“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

3.	Stock Subject to the Plan and Limitations on Non-Employee Director Awards

	(a)	Stock Subject to the Plan

The maximum number of shares of Capital Stock that may be covered by Incentive Awards granted under the Plan shall not exceed 60,010,002 shares in the aggregate, which is the sum of:

(i) 3,500,000 new shares of Capital Stock, and

(ii) 56,510,002 shares of Capital Stock consisting of (A) the number of shares available for future issuance under the Alphabet Inc. Amended and Restated 2012 Plan (the “2012 Plan”) as of April 14, 2021, the date our Board of Directors approved the Plan, and (B) the number of unvested shares granted and outstanding under the 2012 Plan as of April 14, 2021 that may expire, be forfeited, canceled, or otherwise terminated without issuance, or are settled in cash, or tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an award.

The shares referred to in the preceding sentences of this paragraph shall be subject to adjustment as provided in Section 9 and the following provisions of this Section 3. Shares of Capital Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee.

For purposes of the preceding paragraph, shares of Capital Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. For purposes of clarification, in accordance with the preceding sentence if an Incentive Award is settled for cash or if shares of Capital Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of shares of Capital Stock that are available for delivery under the Plan. In addition, shares of Capital Stock related to Incentive Awards that expire, are forfeited or cancelled or terminated for any reason without the issuance of shares shall not be treated as issued pursuant to the Plan. In addition, if shares of Capital Stock owned by a Participant (or such Participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of shares tendered shall be added to the number of shares of Capital Stock that are available for delivery under the Plan. Shares of Capital Stock covered by Incentive Awards granted pursuant to the Plan in connection with the conversion, replacement, or adjustment of outstanding equity-based awards to reflect a merger or acquisition (within the meaning of NASDAQ Listing Rule 5635(c) and Interpretive Material 5635-1) shall not count as used under the Plan for purposes of this Section 3.

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(b)	Non-Employee Director Awards

In order to retain and compensate the non-employee members of the Board of Directors for their services, and to strengthen the alignment of their interests with those of the stockholders of the Company, the Plan permits the grant of cash-based and stock-based Awards to any non-employee member of the Board of Directors. Aggregate Awards granted to any non-employee member of the Board of Directors in respect of any calendar year, solely with respect to his or her service as a non-employee member of the Board of Directors, may not exceed $1,500,000 based on the aggregate value of cash-based Awards and the Fair Market Value of any stock-based Awards, in each case determined as of the date of grant. The Board of Directors will reassess this cap at least once every five years. Non-employee members of the Board of Directors shall not be eligible to receive any Incentive Awards other than Awards.

(c)	Successor to the 2012 Plan

The Plan is intended as the successor to the 2012 Plan. Following the date of the approval of the Plan by our stockholders (the Approval Date), no additional awards may be granted under the 2012 Plan. In addition, from and after the Approval Date, all outstanding awards granted under the 2012 Plan will remain subject to the terms of the 2012 Plan; provided, however, that any shares of Capital Stock subject to awards under the 2012 Plan that are outstanding as of the Approval Date that terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, that are settled in cash, or that are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an award will become available for issuance of Incentive Awards under the Plan (as further described in Section 3(a) herein).

4.	Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “independent” within the meaning of any applicable stock exchange listing rules or similar regulatory authority. The Committee shall, consistent with the terms of the Plan, from time to time designate those employees and consultants of the Company and members of the Board of Directors who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee to any subcommittee thereof. In addition, the Committee may from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards, subject to such restrictions and limitation as the Committee may specify and to the requirements of Delaware General Corporation Law Section 157.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Incentive Award (and any agreement evidencing the grant of any Incentive Award) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. The Committee shall have the authority, in its discretion, to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws. For purposes of clarity, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

Without limiting the generality of the foregoing paragraph, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment, provided that a Participant who is an employee will not be deemed to cease employment in the case of any leave of absence approved by the Company. Unless the Committee provides otherwise in the agreement evidencing the grant of an Incentive Award, vesting of Incentive Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company, it being understood that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. For purposes of ISOs, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any ISO held by the Participant will cease to be treated as an ISO and will be treated for tax purposes as a non-qualified Option. The provisions of this paragraph shall be administered and interpreted in a manner that does not give rise to any tax under Section 409A of the Code.

The employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Participant is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. The Committee may, without limitation and in its discretion, in connection with any such determination, provide for the accelerated vesting of any Incentive Award upon or after such cessation, subject to such terms and conditions as the Committee shall specify. The employment of a Participant with the Company shall not be deemed to have terminated for any purpose of the Plan if such Participant is employed by a Person that is part of the Company, and such Participant’s employment is subsequently transferred to any other Person that is part of the Company, unless and to the extent the Committee specifies otherwise in writing in the instrument evidencing the grant of an Incentive Award or otherwise. A Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a consultant or director of the Company

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shall not be deemed to have had a termination of employment for purposes of the Plan, unless the Committee determines otherwise. Decisions of the Committee shall be final, binding and conclusive on all parties. All discretion granted to the Committee pursuant to this paragraph must be exercised in a manner that would not cause any tax to become due under Section 409A of the Code.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award, or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code.

The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.

5.	Eligibility

The Persons who shall be eligible to be selected by the Committee from time to time to receive Incentive Awards pursuant to the Plan shall be those Persons (a) who are employees and consultants of, or who render services directly or indirectly to, the Company or (b) who are members of the Board of Directors. Each Incentive Award granted under the Plan shall be evidenced by an instrument in writing in form and substance approved by the Committee.

6.	Options

The Committee may from time to time grant Options, subject to the following terms and conditions:

(a)	Exercise Price

The exercise price per share of Capital Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Capital Stock on the date on which such Option is granted.

(b)	Term and Exercise of Options

(i) Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Capital Stock as shall be determined by the Committee on or after the date such Option is granted and set forth in the agreement evidencing the grant of such Option; provided, however that no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing the grant of such Option.

(ii) Each Option may be exercised in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(iv) Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit in its sole discretion Options (other than ISOs) to be transferable to a Permitted Transferee.

(c)	Effect of Termination of Employment or Other Relationship

The agreement evidencing the grant of each Option shall specify the consequences with respect to such Option of the termination of the employment or other service between the Company and the Participant holding the Option.

(d)	Additional Terms for ISOs

Each Option that is intended to qualify as an ISO shall be designated as such in the agreement evidencing its grant, and each agreement evidencing the grant of an Option that does not include any such designation shall be deemed to be a non-qualified Option. ISOs may only be granted to Persons who are employees of the Company. The aggregate Fair Market Value (determined as of the date of grant of the ISOs) of the number of shares of Capital Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company shall not exceed $100,000, or such other maximum amount as is then applicable under Section 422 of the Code. Any Option or a portion thereof that is designated as an ISO that for any reason fails to meet the requirements of an ISO shall be treated hereunder as

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a non-qualified Option. No ISO may be granted to a Person who, at the time of the proposed grant, owns (or is deemed to own under the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company unless (i) the exercise price of such ISO is at least one hundred ten percent (110%) of the Fair Market Value of a share of Capital Stock at the time such ISO is granted and (ii) such ISO is not exercisable after the expiration of five years from the date it is granted. The maximum number of shares of Capital Stock that may be covered by Incentive Awards granted under the Plan that are intended to be ISOs shall not exceed 60,010,002 shares of Capital Stock in the aggregate.

(e)	Repricing.

Notwithstanding anything to the contrary herein, Alphabet may not reprice any Option without the approval of the stockholders of Alphabet. For this purpose, “reprice” means (i) any of the following or any other action that has the same effect: (A) lowering the exercise price of an Option after it is granted, (B) any other action that is treated as a repricing under U.S. generally accepted accounting principles (“GAAP”), or (C) cancelling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Capital Stock, in exchange for another Option, restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (ii) any other action that is considered to be a repricing under formal or informal guidance issued by the NASDAQ Stock Market.

7.	Other Stock-Based Awards

The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions (including any performance conditions) as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (a) involve the transfer of actual shares of Capital Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Capital Stock, (b) be subject to performance-based and/or service-based conditions, (c) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, and (d) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Capital Stock that is specified at the time of the grant of such award.

8.	Cash Incentive Awards

The Committee may grant Cash Incentive Awards, subject to terms and conditions determined by the Committee in its sole discretion, provided that such terms and conditions are consistent with the terms and conditions of the Plan. Cash Incentive Awards may be settled in cash or in other property, including shares of Capital Stock, provided that the term “Cash Incentive Award” shall exclude any Stock Incentive Award.

9.	Adjustments Upon Certain Changes

Subject to any action by the stockholders of Alphabet required by law, applicable tax rules or the rules of any exchange on which shares of common stock of Alphabet (for the avoidance of doubt, references to common stock of Alphabet in this Plan shall include Capital Stock) are listed for trading:

(a)	Shares Available for Grants

In the event of any change in the number or type of shares of common stock of Alphabet outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, or any change in the type and number of shares of common stock of Alphabet outstanding by reason of any other event or transaction, the Committee shall make appropriate adjustments in the type and maximum aggregate number of shares with respect to which the Committee may grant Incentive Awards, and the maximum aggregate number of shares with respect to which the Committee may grant Incentive Awards that are intended to be ISOs.

(b)	Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number or type of issued shares of common stock of Alphabet resulting from a subdivision or consolidation of shares of common stock of Alphabet or the payment of a stock dividend (but only on the shares of common stock of Alphabet), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall appropriately adjust the type or number of shares subject to each outstanding Incentive Award and the exercise price per share, if any, of shares subject to each such Incentive Award.

(c)	Certain Mergers

In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Capital Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall appropriately adjust each Incentive Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Capital Stock subject to such Incentive Award would have received in such merger or consolidation.

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(d)	Certain Other Transactions

In the event of (i) a dissolution or liquidation of Alphabet, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis) or (iii) a merger, consolidation or similar transaction involving Alphabet in which the holders of shares of Capital Stock receive securities and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, in its sole discretion, have the power to:

	(A)	cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Capital Stock subject to such Incentive Award, equal to the value, as determined by the Committee, of such share of Capital Stock, provided that with respect to the shares of Capital Stock subject to any outstanding Option such value shall be equal to the excess of (1) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Capital Stock as a result of such event over (2) the exercise price of a share of Capital Stock subject to such Option; or

	(B)	provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (1) some or all of the property which a holder of the number of shares of Capital Stock subject to such Incentive Award would have received in such transaction or (2) securities of the acquirer or surviving corporation, and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price per share, if any, of stock subject to the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(e)	Other Changes

In the event of any change in the capitalization of Alphabet or corporate change other than those specifically referred to in paragraphs 9(b), (c) or (d), including without limitation, any extraordinary cash dividend, spin-off, split-off, sale of a Subsidiary or business unit, or similar transaction, the Committee may make such adjustments in the issuer, number and class of shares subject to Stock Incentive Awards outstanding on the date on which such change occurs, such as, for example, a rollover of Stock Incentive Awards, and in such other terms of such Incentive Award, as the Committee may consider appropriate.

(f)	Cash Incentive Awards

In the event of any transaction or event described in this Section 9, including without limitation any corporate change referred to in paragraph (e) hereof, the Committee may, in its sole discretion, make such adjustments of any Cash Incentive Award, as the Committee may consider appropriate in respect of such transaction or event.

(g)	No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Alphabet or any other corporation. Except as expressly provided in the Plan, no issuance by Alphabet of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.

(h)	Savings Clause

No provision of this Section 9 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

10.	Rights Under the Plan

No Person shall have any rights as a stockholder with respect to any shares of Capital Stock covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of Alphabet. Except as otherwise expressly provided in Section 9 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 10 is intended, or should be construed, to limit the authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Capital Stock if it were issued or outstanding, or from granting rights related to such dividends.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

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11.	No Special Employment Rights; No Right to Incentive Award

	(a)	Nothing contained in the Plan or any agreement evidence the grant of any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

	(b)	No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

12.	Securities Matters

	(a)	Alphabet shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Capital Stock to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, Alphabet shall not be obligated to cause to be issued any shares of Capital Stock pursuant to the Plan unless and until Alphabet is advised by its counsel that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Capital Stock are traded. The Committee may require, as a condition to the issuance of shares of Capital Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any certificates representing such shares bear such legends, as the Committee deems necessary or desirable.

	(b)	The exercise of any Option granted hereunder shall only be effective at such time as counsel to Alphabet shall have determined that the issuance of shares of Capital Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Capital Stock are traded. Alphabet may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance of shares of Capital Stock pursuant to any Incentive Award pending or to ensure compliance under federal, state or local securities laws. Alphabet shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance of shares of Capital Stock pursuant to any Incentive Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

13.	Withholding Taxes

	(a)	Cash Remittance

Whenever shares of Capital Stock are to be issued upon the exercise of an Option or the grant or vesting of an Incentive Award, and whenever any amount shall become payable in respect of any Incentive Award, Alphabet shall have the right to require the Participant to remit to Alphabet in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, grant, vesting or payment prior to issuance of such shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in shares of Capital Stock), Alphabet shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.

	(b)	Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when shares of Capital Stock are to be issued upon the exercise, grant or vesting of an Incentive Award, the Participant may tender to Alphabet a number of shares of Capital Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy withholding tax requirements, if any, attributable to such exercise, grant or vesting, but in no event exceeding the maximum statutory tax rates of the Participant’s applicable jurisdiction (or such other rate as would not trigger a negative accounting impact), as determined by Alphabet in its sole discretion. Such election shall satisfy the Participant’s obligations under Section 13(a) hereof, if any.

	(c)	Stock Withholding

When shares of Capital Stock are to be issued to a Participant upon the exercise, grant or vesting of an Incentive Award, Alphabet shall have the authority to withhold a number of such shares having a Fair Market Value at the date of the applicable taxable event determined by the Committee to be sufficient to satisfy withholding tax requirements, if any, attributable to such exercise, grant or vesting, but in no event exceeding the maximum statutory tax rates of the Participant’s applicable jurisdiction (or such other rate as would not trigger a negative accounting impact), as determined by Alphabet in its sole discretion.

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14.	Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

15.	No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

16.	Transfers Upon Death

Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised by the Participant’s designated beneficiary, provided that such beneficiary has been designated prior to the Participant’s death, to the extent permitted by the Committee (a “Permitted Designation”). Each such Permitted Designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such effective Permitted Designation, such Incentive Awards may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Alphabet unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

17.	Expenses and Receipts

The expenses of the Plan shall be paid by the Company. Any proceeds received by Alphabet in connection with any Incentive Award will be used for general corporate purposes.

18.	Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.

19.	Effective Date and Term of Plan

The Plan was approved by the board of directors of Alphabet on April 14, 2021, subject to the approval of the Plan by the stockholders of Alphabet. No grants of Incentive Awards may be made under the Plan after June 2, 2031.

ALPHABET • 2021 PROXY STATEMENT	A-8

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INFORMATION CONCERNING ALPHABET’S ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

We are pleased to invite you to participate in Alphabet’s 2021 Annual Meeting of Stockholders to be held on Wednesday, June 2, 2021 at 9:00 a.m., Pacific Time, via our virtual meeting site at www.virtualshareholdermeeting.com/GOOGL21.

If You Plan to Participate in the Annual Meeting:

•	Even if you plan to participate in the Annual Meeting, we recommend that you submit your proxy or voting instructions as described in the proxy statement so that your vote will be counted if you later decide not to participate in the Annual Meeting.
•	The accompanying proxy materials include instructions on how to participate in the Annual Meeting and how you may vote your shares.
•	You are entitled to participate in the Annual Meeting if you were a holder of Class A or Class B common stock as of the close of business on April 6, 2021, the record date, or hold a valid proxy for the Annual Meeting. Holders of Class A or Class B common stock as of the record date can participate in and vote at the Annual Meeting by logging in with the 16-digit control number found in the box marked by the arrow for postal mail recipients of the Notice, the voting instruction form, or the proxy card, or within the body of the email for electronic delivery recipients, at www.virtualshareholdermeeting.com/GOOGL21. All others may view the Annual Meeting through our Investor Relations YouTube channel at www.youtube.com/c/AlphabetIR.
•	Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. Prior to the Annual Meeting, you may vote your proxy via the Internet, telephone, or if you received a printed copy of your proxy materials, by mail - in each case the deadline for voting is 11:59 p.m., Eastern Time, on Tuesday, June 1, 2021. To vote your shares via the Internet in advance of the Annual Meeting, go to the voting website, www.proxyvote.com and enter your 16-digit control number.
•	You may submit a question in advance of the Annual Meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/GOOGL21.
•	We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 30 minutes before the meeting on June 2, 2021. If you have difficulty accessing the Annual Meeting or during the Annual Meeting, please call 1-844-986-0822 (toll free) or 1-303-562-9302 (international). We will have technicians available to assist you.

ALPHABET • 2021 PROXY STATEMENT	A-9

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ALPHABET INC.
1600 AMPHITHEATRE PKWY
MOUNTAIN VIEW, CA 94043

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GOOGL21**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by June 1, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D46058-P51277

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALPHABET INC.

Company Proposals - The Board of Directors recommends a vote FOR all the nominees in Proposal 1 and FOR Proposals 2 and 3.

1. Election of eleven directors

Nominees:

		For	Against	Abstain
1a.	Larry Page	☐	☐	☐
1b.	Sergey Brin	☐	☐	☐
1c.	Sundar Pichai	☐	☐	☐
1d.	John L. Hennessy	☐	☐	☐
1e.	Frances H. Arnold	☐	☐	☐
1f.	L. John Doerr	☐	☐	☐
1g.	Roger W. Ferguson Jr.	☐	☐	☐
1h.	Ann Mather	☐	☐	☐
1i.	Alan R. Mulally	☐	☐	☐
1j.	K. Ram Shriram	☐	☐	☐
1k.	Robin L. Washington	☐	☐	☐
2.	Ratification of the appointment of Ernst & Young LLP as Alphabet's independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐
3.	Approval of Alphabet's 2021 Stock Plan.	☐	☐	☐

Stockholder Proposals - The Board of Directors recommends a vote AGAINST Proposals 4 through 11.

		For	Against	Abstain
4.	A stockholder proposal regarding equal shareholder voting, if properly presented at the meeting.	☐	☐	☐
5.	A stockholder proposal regarding the nomination of human rights and/or civil rights expert to the board, if properly presented at the meeting.	☐	☐	☐
6.	A stockholder proposal regarding a report on sustainability metrics, if properly presented at the meeting.	☐	☐	☐
7.	A stockholder proposal regarding a report on takedown requests, if properly presented at the meeting.	☐	☐	☐
8.	A stockholder proposal regarding a report on whistleblower policies and practices, if properly presented at the meeting.	☐	☐	☐
9.	A stockholder proposal regarding a report on charitable contributions, if properly presented at the meeting.	☐	☐	☐
10.	A stockholder proposal regarding a report on risks related to anticompetitive practices, if properly presented at the meeting.	☐	☐	☐
11.	A stockholder proposal regarding a transition to a public benefit corporation, if properly presented at the meeting.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D46059-P51277

ALPHABET INC.
Annual Meeting of Stockholders
June 2, 2021 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

You hereby authorize Sundar Pichai, Ruth M. Porat, Kent Walker, Halimah DeLaine Prado, and Kathryn W. Hall, or any of them, each with full power of substitution, to represent you and vote all of the shares of Class A common stock and/or Class B common stock of Alphabet Inc. held of record as of the close of business on April 6, 2021, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Alphabet Inc., on June 2, 2021 or at any postponement or adjournment thereof. You hereby revoke all proxies previously given. The shares of stock you hold in the account will be voted as you specify on the reverse side.

In their discretion, Sundar Pichai, Ruth M. Porat, Kent Walker, Halimah DeLaine Prado, and Kathryn W. Hall, or any of them, are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSALS 2 AND 3, "AGAINST" PROPOSALS 4-11, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT PROPERLY COMES BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSALS 2 AND 3, AND "AGAINST" PROPOSALS 4-11.

Continued and to be signed on reverse side